                                                                    EXHIBIT 99.1




                              AMENDED AND RESTATED
                          AGREEMENT AND PLAN OF MERGER


                                  BY AND AMONG

                          AMERICAN REALTY TRUST, INC.
                                     (ART)

                                      AND


                                 ART NEWCO, LLC
                                    (NEWCO)

                                      AND


                         BASIC CAPITAL MANAGEMENT, INC.
                                     (BCM)

                                      AND

                             EQK REALTY INVESTORS I
                                     (EQK)

                                      AND

                     LEND LEASE PORTFOLIO MANAGEMENT, INC.
                                     (LLPM)




                          DATED AS OF AUGUST 25, 1998

                               TABLE OF CONTENTS

                                                                                                                     PAGE
                                                                                                                     ----
                                                        ARTICLE I

                                                        THE MERGER

         1.01.   The Merger . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
         1.02.   Effective Time . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
         1.03.   Effect of the Merger . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
         1.04.   Declaration of Trust . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
         1.05.   Trustees' Regulations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
         1.06.   Additional Actions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
         1.07.   Merger Consideration . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
         1.08.   Merger Agent; Merger Fund  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
         1.09.   Termination of Advisor; Successor Advisor; Additional Consideration  . . . . . . . . . . . . . . . . . 3
         1.10.   ART Shares; Listing of ART Shares  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
         1.11.   Intentionally Omitted  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
         1.12.   EQK Shares . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
         1.13.   Intentionally Omitted  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
         1.15.   Block Purchase . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
         1.16.   Halperin Purchase  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4

                                                        ARTICLE II

                                                         CLOSING

         2.01.   Closing  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
         2.02.   Deliveries by EQK  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
         2.03.   Deliveries by Newco and ART  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5

                                                       ARTICLE III

                                          REPRESENTATIONS AND WARRANTIES OF EQK

         3.01.   Organization and Qualification of EQK  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
         3.02.   Power and Capacity; Charter Documents of EQK . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
         3.03.   Subsidiaries . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
         3.04.   Capitalization and Ownership of EQK  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
         3.05.   No Conflicts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
         3.06.   Consents and Approvals . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8
         3.07.   Absence of Certain Changes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8
         3.08.   EQK Information  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
         3.09.   Redemptions of EQK Shares by EQK . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11

                                                    TABLE OF CONTENTS
                                                         (CONT D)

                                                                                                                     PAGE
                                                                                                                     ----
                                                        ARTICLE IV

                                            REPRESENTATIONS AND WARRANTIES OF
                                                      NEWCO AND ART

         4.01.   Organization and Qualification - Newco . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
         4.02.   Organization and Qualification - ART . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
         4.03.   Power and Capacity of Newco; Charter Documents of Newco  . . . . . . . . . . . . . . . . . . . . . .  12
         4.04.   Power and Capacity of ART; Charter Documents of ART  . . . . . . . . . . . . . . . . . . . . . . . .  12
         4.05.   No Conflicts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
         4.06.   Consents and Approvals . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
         4.07.   No Material and Adverse Changes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13

                                                        ARTICLE V

                                             OTHER OBLIGATIONS OF THE PARTIES

         5.01.   Further Assurances . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
         5.02.   Conduct of Business Pending the Merger . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
         5.03.   Access and Information . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
         5.04.   Consents . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
         5.05.   Solicitation Permitted . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
         5.06.   Governmental Filings . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
         5.07.   Covenant to Satisfy Conditions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
         5.08.   Confidentiality  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
         5.09.   Shareholder Meeting of EQK . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
         5.10.   Information Delivered to Shareholders  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
         5.11.   Resignation and Election of Trustees . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
         5.12.   SEC Filings; Publicity . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
         5.13.   Compliance with Applicable Laws  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
         5.16.   Expenses . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18

                                                        ARTICLE VI

                                                   CONDITIONS PRECEDENT

         6.01.   Conditions Precedent to Obligations of Newco and ART . . . . . . . . . . . . . . . . . . . . . . . .  18
         6.02.   Conditions Precedent to Obligations of EQK . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21

                                                    TABLE OF CONTENTS
                                                         (CONT'D)
                                                                                                                     PAGE

                                                       ARTICLE VII

                                              TERMINATION, AMENDMENT, WAIVER

         7.01.   Termination of Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
         7.02.   Procedure Upon Termination . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
         7.03.   Amendment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
         7.04.   Waiver . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25

                                                       ARTICLE VIII

                                                      MISCELLANEOUS

         8.01.   Survival . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
         8.02.   Acknowledgment by ART  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
         8.03.   Commissions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
         8.04.   Indemnification  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
         8.05.   Definition of Knowledge  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
         8.06.   Successors and Assigns . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
         8.07.   No Third-Party Benefit . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
         8.08.   Entire Agreement; Amendment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
         8.09.   Reformation and Severability . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
         8.10.   Notices  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
         8.11.   Discretionary Actions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
         8.12.   GOVERNING LAW  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
         8.13.   Counterparts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29

EXHIBITS:

Exhibit A -      Form of Amended Declaration of Trust
Exhibit B -      Form of New Advisory Agreement
Exhibit C -      Copy of Amended and Restated Articles of Amendment
Exhibit D-1 -    List of EQK Exceptions
Exhibit D-2 -    List of ART Exceptions
Exhibit E -      Copy of Amended and Restated Cost Sharing Agreement
Exhibit F -      Form of Standstill Agreement
Exhibit G -      Form of Purchase and Sale Agreement

                              AMENDED AND RESTATED
                          AGREEMENT AND PLAN OF MERGER


         THIS AMENDED AND RESTATED AGREEMENT AND PLAN OF MERGER (this "AGREEMENT"), dated as of August 25, 1998, is by and among American Realty Trust, Inc., a Georgia corporation ("ART"), Basic Capital Management, Inc., a Nevada corporation ("BCM"), ART Newco, LLC, a Massachusetts limited liability company ("NEWCO"), EQK Realty Investors I, a Massachusetts business trust ("EQK" and sometimes the "SURVIVING ENTITY"), and Lend Lease Portfolio Management, Inc., a Delaware corporation ("LLPM").

                            INTRODUCTORY STATEMENTS

         ART, BCM, Newco, EQK, LLPM and Compass Retail, Inc. entered into that certain Agreement and Plan of Merger, dated as of December 23, 1997, and now desire to amend and restate such agreement herein in its entirety.

         EQK, Newco and ART desire to effect the merger of Newco with and into EQK, with EQK as the Surviving Entity, pursuant to the terms hereof (the "MERGER").

         Accordingly, for and in consideration of the foregoing and the mutual agreements, representations, warranties, covenants and conditions herein set forth, and other good, valid and binding consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

                                   ARTICLE I

                                   THE MERGER

         1.01. The Merger. Upon the terms and subject to the conditions hereof, the Merger shall be consummated in accordance with the applicable laws of the Commonwealth of Massachusetts (the "MASSACHUSETTS LAW") as soon as practicable following the satisfaction or waiver of the conditions set forth in
                          Article VI hereof. At the Effective Time (as hereinafter defined) and subject to and upon the terms and conditions of this Agreement and the Massachusetts Law, Newco shall be merged with and into EQK, the separate corporate existence of Newco shall cease, and EQK shall continue as the Surviving Entity.

         1.02. Effective Time. As promptly as practicable after the satisfaction or waiver of the conditions set forth in
                          Article VI hereof, the parties hereto shall cause the Merger to be consummated by filing a certificate of merger with the Office of the State Secretary of the Commonwealth of Massachusetts in such form as required by, and executed in accordance with the relevant provisions of, the Massachusetts Law, which form shall be mutually agreeable to ART and EQK. The Merger shall become effective upon the filing of such certificate of merger with the Office of the State Secretary of the Commonwealth of Massachusetts (the "EFFECTIVE TIME").

         1.03. Effect of the Merger. At the Effective Time, the effect of the Merger in Massachusetts shall be as provided by Massachusetts Law.

         1.04. Declaration of Trust. Immediately prior to the Effective Time, the Second Amended and Restated Declaration of Trust of ART Realty Investors I, as approved by EQK's current Board of Trustees and by EQK's shareholders at the EQK Meeting (as defined below), a copy of which is attached hereto as EXHIBIT A, shall be filed in accordance with Massachusetts Law (the "AMENDED DECLARATION OF TRUST"). The Amended Declaration of Trust shall continue to be the declaration of trust of the Surviving Entity until thereafter amended in accordance with the provisions of the Amended Declaration of Trust and Massachusetts Law.

         1.05. Trustees' Regulations. The Trustees' Regulations of EQK, as in effect immediately prior to the Effective Time, shall be the Trustees' Regulations of the Surviving Entity until thereafter amended in accordance with Massachusetts Law and the Amended Declaration of Trust.

         1.06. Additional Actions. If, at any time after the Effective Time, the Surviving Entity shall consider or be advised that any deeds, bills of sale, assignments, assurances, or any other actions or things are necessary or desirable to vest, perfect or confirm, of record or otherwise, in the Surviving Entity its right, title or interest in, to or under any of the rights, properties or assets of EQK or Newco acquired or to be acquired by the Surviving Entity as a result of, or in connection with, the Merger or otherwise to carry out this Agreement, the officers and trustees of the Surviving Entity shall be authorized to execute and deliver, in the name and on behalf of EQK and Newco, all such deeds, bills of sale, assignments and assurances and to take and do, in the name and on behalf of EQK and Newco or otherwise, all such other actions and things as may be necessary or desirable to vest, perfect or confirm any and all right, title and interest in, to and under such rights, properties or assets in the Surviving Entity or otherwise to carry out this Agreement.

         1.07. Merger Consideration. At the Effective Time, by virtue of the Merger and without any action on the part of EQK, ART, Newco or the holder of any of the following securities:

                          (a) Each holder of shares of beneficial interest of EQK (each, an "EQK SHARE") issued and outstanding as of the record date for the EQK Meeting (as defined in Section 1.09) (the "RECORD DATE"), other than ART and its affiliates, LLPM, Greenspring Fund Inc. ("GREENSPRING"), Summit Venture, L.P. ("SUMMIT"), Sutter Opportunity Fund, LLC ("SUTTER") and Maurice A. Halperin ("MR.
                                           HALPERIN"), will be entitled to
                                           receive for each EQK Share owned by
                                           such holder 0.0140 shares of Series
                                           F Cumulative Convertible

                                           Preferred Stock, par value $2.00 per
                                           share, of ART (the "ART SHARES")
                                           with a stated liquidation value of
                                           $10.00 per share (the "LIQUIDATION
                                           VALUE") (the ART Shares, with
                                           respect to each EQK Share, the "EQK
                                           MERGER CONSIDERATION").  Each EQK
                                           Share outstanding immediately prior
                                           to the Effective Time shall remain
                                           outstanding without increase or
                                           decrease.

                          (b) As consideration for the Merger, ART will be entitled to receive 673,976 newly-issued EQK Shares (the "ART MERGER CONSIDERATION" and, together with the EQK Merger Consideration, the "MERGER CONSIDERATION").

         1.08.            Merger Agent; Merger Fund.

                          (a) Prior to the Effective Time, ART and EQK shall designate a bank or trust company to act as agent for the holders (other than ART or its affiliates) of EQK Shares (the "MERGER AGENT") to receive the ART Shares necessary to transfer the EQK Merger Consideration contemplated by
                                           Section 1.07(a) hereof.

                          (b) Immediately prior to the Effective Time, ART shall distribute to the Merger Agent, for the benefit of holders (other than ART or its affiliates) of the EQK Shares the EQK Merger Consideration to be paid to such holders pursuant to Section 1.07(a) (the "MERGER FUND"). As soon as practicable after the
                                           Effective Time, the Merger Agent
                                           shall, pursuant to irrevocable
                                           instructions, pay the EQK Merger
                                           Consideration out of the Merger Fund
                                           to each holder of record of EQK
                                           Shares, other than ART or its
                                           affiliates, LLPM, Greenspring,
                                           Summit, Sutter and, if the Halperin
                                           Purchase (as defined in Section
                                           1.16) is consummated, Mr. Halperin.

                          (c) At the Effective Time, there shall be no further registration of transfers of interests in Newco ("NEWCO INTERESTS") created prior to the Merger on the records of Newco or the Surviving Entity. At the Effective Time all Newco Interests shall be canceled.

                          (d)              Any unclaimed EQK Merger
                                           Consideration shall be disbursed by
                                           the Merger Agent in accordance with
                                           the applicable provisions of
                                           Massachusetts Law.

         1.09. Termination of Advisor; Successor Advisor; Additional Consideration. LLPM currently serves as an advisor to EQK pursuant to the terms and conditions of an advisory agreement (the "ADVISORY AGREEMENT") between LLPM and EQK. Contemporaneously with the Closing, the Advisory Agreement will be terminated and EQK and BCM shall enter into a new advisory agreement (the "NEW ADVISORY AGREEMENT"), in substantially the form attached hereto as EXHIBIT B, subject to the approval of the New Advisory Agreement by the holders of three-quarters of the outstanding EQK Shares at the next meeting of shareholders of EQK (the "EQK MEETING"). In its capacity as successor advisor to EQK, BCM shall be entitled to receive the fees and other compensation specified in the New Advisory Agreement. LLPM hereby releases EQK, effective as of the Closing Date, from any and all obligations under the Advisory Agreement, including without limitation for deferred fees or disposition fees, it being agreed that LLPM shall be entitled to receive on or prior to the Closing Date all fees due and payable to it in accordance with the terms of the Advisory Agreement.

         1.10. ART Shares; Listing of ART Shares. The ART Shares will be issued pursuant to the Amended and Restated Articles of Amendment of the Articles of Incorporation of ART (the "ARTICLES OF AMENDMENT"), a copy of which is attached hereto as EXHIBIT C and shall have the designations, preferences and rights set forth in the Articles of Amendment. Following the execution of this Agreement by EQK, ART will promptly take such actions as are necessary and within its control to cause the ART Shares to become listed, and thereafter to continue to be listed, for trading on the New York Stock Exchange (the "NYSE").

         1.11.            Intentionally Omitted.

         1.12. EQK Shares. The ART Merger Consideration shall be issued pursuant to the Amended Declaration of Trust. As of the date of this Agreement, there are 9,632,212 issued and outstanding EQK Shares.

         1.13.            Intentionally Omitted.

         1.14. Name of Surviving Entity. Pursuant to the Amended Declaration of Trust, the name of the Surviving Entity shall be changed to "ART Realty Investors I".

         1.15. Block Purchase. Immediately prior to the Merger, ART will purchase an aggregate of 3,521,856 EQK Shares from LLPM, Greenspring, Summit and Sutter pursuant to the terms of stock purchase agreements (the "BLOCK PURCHASE"), which shall also require LLPM, Summit, Sutter and Greenspring to vote in favor of all matters voted upon at the EQK Meeting.

         1.16. Halperin Purchase. Upon declaration of the effectiveness of the S-4 Registration Statement (as defined in Section 4.06), ART will offer to purchase from Mr. Halperin the 854,200 EQK Shares owned by Mr. Halperin pursuant to substantially the same terms as the Block Purchase (such purchase, the "HALPERIN PURCHASE"). Such purchase, if the related offer is accepted by Mr. Halperin, will be consummated simultaneously with the Block Purchase immediately prior to the Merger. The refusal of Mr. Halperin to accept such offer will not affect the terms and conditions of the Merger as set forth herein.

                                   ARTICLE II

                                    CLOSING

         2.01. Closing. The Closing of the transactions contemplated hereby (the "CLOSING") shall, subject to the satisfaction or waiver of the conditions set forth in Article VI hereof, take place within ten Business Days after the later of (i) the EQK Meeting, or (ii) the consummation by EQK of the sale of the Harrisburg East Mall (the "MALL"), but in no event before the acquisition of the New Property (defined herein), at the offices of Andrews & Kurth L.L.P., 1717 Elm Street, Suite 3700, Dallas, Texas 75201 or at such other date, time and place as EQK, ART and Newco mutually agree. The date on which the Closing actually occurs is referred to herein as the "CLOSING DATE". As used herein, the term "BUSINESS DAY" shall mean any day other than a Saturday, a Sunday or any day on which banks in the State of Texas are permitted or required by law to be closed.

         2.02. Deliveries by EQK. At the Closing, EQK shall deliver, or cause to be delivered, to Newco and ART (unless delivered previously) the following:


                          (a) the Officers' Certificate referred to in Section 6.01(d) hereof;

                          (b) the Certificate of the Secretary of EQK referred to in Section 6.01(e) hereof;

                          (c) the opinions of counsel referred to in Section 6.01(f) hereof;

                          (d) executed counterparts of any consents required to be obtained by EQK pursuant to Section 5.04 hereof;

                          (e)              the certificate regarding
                                           non-foreign status referred to in
                                           Section 6.01(i) hereof; and

                          (f) all other previously undelivered documents, instruments and writings required to be delivered by EQK to Newco or ART at or prior to the Closing pursuant to this Agreement or otherwise required in connection herewith.

         2.03. Deliveries by Newco and ART. At the Closing, Newco and ART shall deliver, or cause to be delivered, to EQK (unless delivered previously) the following:


                          (a) the Officers' Certificates referred to in Section 6.02(d) hereof;

                          (b) the Secretary's Certificates referred to in Section 6.02(e) hereof,

                          (c) the opinions of counsel referred to in Section 6.02(f) hereof;

                          (d) all other previously undelivered documents, instruments and writings required to be delivered by Newco or ART to EQK at or prior to the Closing pursuant to this Agreement or otherwise required in connection herewith.

                          Furthermore, ART shall deliver, or cause to be
delivered, the Merger Fund to the Merger Agent.


                                   ARTICLE III


                     REPRESENTATIONS AND WARRANTIES OF EQK

         EQK hereby represents and warrants to Newco and ART as follows:

         3.01. Organization and Qualification of EQK. EQK is (a) a business trust duly organized, validly existing and in good standing under the laws of the Commonwealth of Massachusetts and (b) duly qualified to do business as a foreign business trust and in good standing in each jurisdiction in which the character of the properties and assets now owned or leased by it or the nature of the business transacted by it requires it to be so qualified, except where the failure to be so qualified, individually or in the aggregate, would not materially and adversely affect EQK or the consummation of the transactions contemplated hereby. No jurisdiction in which EQK is not qualified or licensed has claimed, in writing or otherwise, that EQK is required to qualify or be licensed therein.


         3.02.            Power and Capacity; Charter Documents of EQK.


                          (a) Subject to the approval of the shareholders of EQK in accordance with the terms of Massachusetts Law, the Declaration of Trust and this Agreement, EQK has all requisite power and authority to enter into, execute and deliver this Agreement and perform its obligations hereunder. EQK has the power and authority to carry on its business as now being conducted and to own and lease its properties. This Agreement has been duly authorized, executed and delivered by EQK and is a valid and binding obligation of EQK, enforceable in accordance with its terms.

                          (b) Subject to approval of the Merger, the Amended Declaration of Trust and the New Advisory Agreement at the EQK Meeting and the filing of the Amended Declaration of Trust in accordance with Massachusetts Law, the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby by EQK will not result in a violation or breach of or constitute a default under any term or provision of the Declaration of Trust, the Amended Declaration of Trust or the Trustee Regulations.

         3.03. Subsidiaries. EQK does not (i) own, beneficially or of record, any shares of any other corporation or entity or any interests in any partnerships or limited liability companies or (ii) participate in any manner in any joint ventures, corporate alliance agreements or corporate partnering agreements. EQK has no interest in, and is not subject to, any agreement, obligation or commitment to make any equity investment in or loan or advance to, any other Person (as defined herein).


         3.04. Capitalization and Ownership of EQK. The capitalization of EQK as of the date hereof is as follows:

         Authorized EQK Shares . . . . . . . . . . . . . . . .     10,055,555

         Issued and Outstanding EQK Shares . . . . . . . . . .      9,632,212

         Number of EQK Shares owned by each holder of 5% or more of the Issued and Outstanding Shares:

          LLPM . . . . . . . . . . . . . . . . . . . .     1,685,556 (17.5%)
          E.I. duPont de Nemours Co. Inc. Trust Fund .       906,600 (9.4%)
          Maurice A. Halperin  . . . . . . . . . . . .       854,200 (8.9%)
          Greenspring Fund, Inc. . . . . . . . . . . .       583,800 (6.1%)
          Sutter Opportunity Fund, LLC.  . . . . . . .       627,500 (6.5%)
          Summit Venture, L.P. . . . . . . . . . . . .       625,000 (6.5%)


                          All of the outstanding EQK Shares are validly issued, fully paid and non-assessable. All such EQK Shares are owned free and clear of any lien, claim or encumbrance of any type whatsoever imposed by EQK or any other Person. There are no outstanding options, warrants or other rights to acquire any EQK Shares, there are no outstanding securities authorized, granted or issued by EQK that are convertible into or exchangeable for EQK Shares and there are no phantom share rights, share appreciation rights or similar rights regarding EQK.

         3.05. No Conflicts. Subject to the exceptions listed on EXHIBIT D-1 attached hereto (the "LIST OF EXCEPTIONS"), the execution, delivery and performance of this Agreement by EQK and the consummation of the transactions contemplated hereby will not:


                          (a) result in the creation or imposition of any security interest, lien, charge or other encumbrance against any real or personal property owned by EQK on the Closing Date
                                           (collectively, the "EQK PROPERTY"),
                                           with or without the giving of notice
                                           and/or the passage of time, or

                          (b) violate, conflict with, affect acceleration of, or result in termination, cancellation or modification of, or constitute a default under (i) any contract, agreement or other instrument to which EQK is a party or by which EQK or its assets is bound or (ii) any note, bond, mortgage, indenture, deed of trust, license, lease, contract, commitment, understanding, arrangement, agreement or restriction of any kind or character to which EQK is a party or by which EQK may be bound or affected, or to which EQK may be subject, or

                          (c) violate any statute or Law or any judgment, decree, order, writ, injunction, regulation or rule of any court or any local, state or federal governmental or regulatory authority, which violation, conflict, acceleration, requirement, termination, modification or default described in (a),
                          (b), or (c) above could materially and adversely affect EQK or the transactions contemplated by this Agreement.

         3.06. Consents and Approvals. Assuming that the sale of the Mall and the repayment of all of the related indebtedness with respect thereto occurs prior to the Closing hereunder, EQK is not required to obtain, transfer or cause to be obtained or transferred any consent, approval, license, permit or authorization of, or make any declaration, filing or registration with, any third party or any public body or authority in connection with (a) the execution and delivery by EQK of this Agreement, or (b) the consummation of the Merger and the other transactions contemplated hereby, other than (i) the approval of the Merger, the Amended Declaration of Trust, and the New Advisory Agreement by its shareholders, (ii) a certificate of merger pursuant to Massachusetts Law, or (iii) those that may be required solely by reason of Newco's or ART's participation in the transactions contemplated hereby.


         3.07. Absence of Certain Changes. From June 30, 1998 through the date hereof, except as may be reflected in filings with the SEC, EQK has not:


                          (a) suffered any material adverse effect in respect of its business, operations, condition (financial or otherwise), liabilities, EQK
                                           Property or earnings and there has
                                           not been any event (whether
                                           occurring before or after June 30,
                                           1998) that could reasonably be
                                           expected to have a material adverse
                                           effect on the business, operations,
                                           condition (financial or otherwise),
                                           liabilities, EQK Property or
                                           earnings of EQK; or

                          (b) experienced any material decrease in the book value of the EQK Property from the amounts reflected in public filings with the Commission, other than decreases resulting from depreciation in accordance with accounting practices in effect at all times since January 1, 1997; or

                          (c) except as set forth in the List of Exceptions set forth in EXHIBIT D-1 attached hereto, incurred any liabilities or obligations of any nature (whether absolute, accrued, contingent or otherwise and whether due or to become due), except liabilities or obligations for items incurred in the ordinary course of business of EQK and consistent with past practice, none of which other items exceeds $25,000 (considering liabilities or obligations arising from one transaction or a series of similar transactions, and all periodic installments or payments under any lease) or other agreement providing for periodic installments or payments, as a single obligation or liability); or

                          (d) increased (other than increases resulting from the calculation of reserves in the ordinary course of business and in a manner consistent with past practice), or experienced any change in any assumptions underlying or methods of calculating, any bad debt, contingency or other reserves; or

                          (e) paid, discharged or satisfied any claims, encumbrances, liabilities or obligations (whether absolute, accrued, contingent or otherwise and whether due or to become due) other than the payment, discharge or satisfaction in the ordinary course of business and consistent with past practice of liabilities and obligations reflected or reserved against in public filings with the Commission or incurred in the ordinary course of business and consistent with past practice since June 30, 1998; or

                          (f) permitted, allowed or suffered any of the EQK Property (as defined herein) to be subjected to any mortgage, pledge, lien, encumbrance, restriction or charge of any kind (except for the Mortgage Note and the Term Loan described in the Prospectus/Proxy Statement (as defined in Section 5.06) and any liens for Taxes not yet owing).
                                           "TAX RETURN" means any report,
                                           statement, form, return or other
                                           document or information required to
                                           be supplied to a taxing authority in
                                           connection with Taxes.  "TAX" or
                                           "TAXES" means any United States or
                                           foreign federal, state, or local
                                           tax, including without limitation
                                           income tax, ad valorem tax, excise
                                           tax, sales tax, use tax, franchise
                                           tax, gross receipts tax, withholding
                                           tax, social security tax, occupation
                                           tax, service tax, license tax,
                                           payroll tax, transfer and recording
                                           tax, severance tax, customs tax,
                                           import tax, export tax, employment
                                           tax, or any similar or other tax,
                                           assessment, duty, fee, levy or other
                                           governmental charge, together with
                                           and including, without limitation,
                                           any and all interest, fines,
                                           penalties, assessments and additions
                                           to tax resulting from, relating to,
                                           or incurred in connection with any
                                           such tax or any contest or dispute
                                           thereof; or

                          (g) determined as collectible any notes or accounts receivable or any portion thereof which were previously considered uncollectible, or written off as uncollectible any notes or accounts receivable or any portion thereof, except for write-downs in the ordinary course of business, consistent with past practice, in accordance with GAAP consistently applied; or

                          (h) canceled any material amount of indebtedness or waived any material claims or rights; or

                          (i) sold, transferred or otherwise disposed of any EQK Property except in the ordinary course of business and consistent with past practice; or

                          (j) disposed of or permitted to lapse any right to the use of any patent, trademark, assumed name, service mark, trade name, copyright, license or application therefor or disposed of or disclosed to any corporation, association, partnership, organization, business, individual, government or political subdivision thereof or government agency (each, a "PERSON") other than representatives of Newco and ART any trade secret, formula, process or know-how not theretofore a matter of public knowledge; or

                          (k) granted any increase in the salary, compensation, rate of compensation, commissions or bonuses payable to or to become payable by EQK to any officer or trustee of EQK
                                           (including, without limitation, any
                                           increase or change pursuant to any
                                           bonus, pension, profit-sharing,
                                           retirement or other plan or
                                           commitment); or

                          (l) paid, loaned or advanced any amount to any officer, trustee, or shareholder of EQK, or sold, transferred or leased any EQK Assets to, or entered into any agreement (other than this Agreement) or arrangement with, any officer, trustee, or shareholder of EQK (except for agreements or arrangements made in the ordinary course of business and consistent with past practice); or

                          (m) except as set forth in the List of Exceptions set forth in EXHIBIT D-1 attached hereto, made any single capital expenditure or commitment in excess of $10,000 for additions to property, plant, equipment or for any other purpose or made aggregate capital expenditures or commitments in excess of $25,000 for additions to property, plant, equipment or for any other purpose; or

                          (n) made any change in any method of accounting or accounting practice or policy; or

                          (o) suffered any casualty loss in excess of $10,000 (whether or not insured against) or suffered aggregate casualty losses in excess of $25,000 (whether or not insured against); or

                          (p) issued any additional shares of beneficial interest of EQK or any option, warrant, right or other security exercisable for, convertible into or exchangeable for EQK Shares other than in connection with the issuance of EQK Shares in connection with the exercise of certain warrants held by The
                                           Prudential Insurance Company of
                                           America; or

                          (q) paid dividends on or made other distributions or payments in respect of the EQK Shares; or

                          (r) taken any other action not either in the ordinary course of business and consistent with past practice or provided for in this Agreement; or

                          (s) entered into or agreed to any transaction not in the ordinary course of business or provided for in this Agreement; or

                          (t) agreed, whether in writing or otherwise, to take any of the actions set forth in this Section 3.07.

         3.08. EQK Information. All information regarding EQK or LLPM and their respective businesses and operations that is included or incorporated by reference into the Registration Statement (as defined in Section 4.06), as of the date thereof and hereof, is true and accurate in all material respects, and does not contain any untrue statement of a material fact, or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

         3.09. Redemptions of EQK Shares by EQK. There have been no redemptions of EQK Shares by EQK in the past ten years.


                                   ARTICLE IV

                       REPRESENTATIONS AND WARRANTIES OF
                                 NEWCO AND ART

         Newco and ART hereby jointly represent and warrant to EQK as follows:

         4.01. Organization and Qualification - Newco. Newco is (a) a limited liability company duly organized, validly existing and in good standing under the laws of the State of Massachusetts and (b) duly qualified to do business as a foreign limited liability company and in good standing in each jurisdiction in which the character of the properties and assets now owned or leased by it or the nature of the business transacted by it requires it to be so qualified, except where the failure to be so qualified, individually or in the aggregate, would not materially and adversely affect Newco or the consummation of the transactions contemplated hereby.

         4.02. Organization and Qualification - ART. ART is (a) a corporation duly organized, validly existing and in good standing under the laws of the State of Georgia and (b) duly qualified to do business as a foreign corporation and in good standing in each jurisdiction in which the character of the properties and assets now owned or leased by it or the nature of the business transacted by it requires it to be so qualified, except where the failure to be so qualified, individually or in the aggregate, would not materially and adversely affect ART or the consummation of the transactions contemplated hereby.

         4.03.            Power and Capacity of Newco; Charter Documents of
                          Newco.


                          (a) Newco has all requisite power and authority (corporate and otherwise) to enter into, execute and deliver this Agreement and perform its obligations hereunder. Newco has the corporate power and authority to carry on its business as now being conducted and to own and lease its properties. This Agreement has been duly authorized, executed and delivered by Newco and is a valid and binding obligation of Newco, enforceable in accordance with its terms.

                          (b)              The execution, delivery and
                                           performance of this Agreement and
                                           the consummation of the transactions
                                           contemplated hereby by Newco will
                                           not result in a violation or breach
                                           of or constitute a default under any
                                           term or provision of the Certificate
                                           of Organization or Operating
                                           Agreement of Newco.  Newco has
                                           delivered to EQK true and complete
                                           copies of the Certificate of
                                           Organization and the Operating
                                           Agreement of Newco, as in effect on
                                           the date hereof.

         4.04.            Power and Capacity of ART; Charter Documents of ART.


                          (a) ART has all requisite power and authority (corporate and otherwise) to enter into, execute and deliver this Agreement and perform its obligations hereunder. ART has the corporate power and authority to carry on its business as now being conducted and to own and lease its properties. This Agreement has been duly authorized, executed and delivered by ART and is a valid and binding obligation of ART, enforceable in accordance with its terms.

                          (b)              The execution, delivery and
                                           performance of this Agreement and
                                           the consummation of the transactions
                                           contemplated hereby by ART will not
                                           result in a violation or breach of
                                           or constitute a default under any
                                           term or provision of the Articles of
                                           Incorporation or Bylaws of ART.  ART
                                           has delivered to EQK true and
                                           complete copies of the Articles of
                                           Incorporation and the Bylaws of ART,
                                           as in effect on the date hereof.

         4.05. No Conflicts. The execution, delivery and performance of this Agreement by Newco and ART and the consummation of the transactions contemplated hereby will not:


                          (a) result in the creation or imposition of any security interest, lien, charge or other encumbrance against Newco's assets or ART's assets, with or without the giving of notice and/or the passage of time, or

                          (b) violate, conflict with, affect acceleration of, or result in termination, cancellation or modification of, or constitute a default under (i) any contract, agreement or other instrument to which Newco or ART is a party or by which Newco or ART or their respective assets is bound or (ii) any note, bond, mortgage, indenture, deed of trust, license, lease, contract, commitment, understanding, arrangement, agreement or restriction of any kind or character to which Newco or ART is a party or by which Newco or ART may be bound or affected or to which any of their respective assets may be subject, or

                          (c) violate any statute or law or any judgment, decree, order, writ, injunction, regulation or rule of any court or any local, state or federal governmental or regulatory authority, which violation, conflict, acceleration, requirement, termination, modification or default described in (a), (b), or (c) above could materially and adversely affect Newco or ART or the transactions contemplated by this Agreement.


         4.06. Consents and Approvals. Neither Newco nor ART is required to obtain, transfer or cause to be transferred any consent, approval, license, permit or authorization of, or make any declaration, filing or registration with, any third party or any public body or authority in connection with (a) the execution and delivery by Newco and ART of this Agreement, or (b) the consummation of the Merger and the other transactions contemplated hereby or (c) the future conduct by the Surviving Entity of EQK Business, other than (i) the filing by ART of a registration statement on Form S-4 (the "S-4 REGISTRATION STATEMENT") with the Securities & Exchange Commission (the "COMMISSION") for registration of 99,098 ART Shares under the Securities Act of 1933, as amended (the "SECURITIES ACT"), (ii) the filing by ART of a registration statement on Form S-3 (the "S-3 REGISTRATION STATEMENT" and, together with the S-4 Registration Statement, the "REGISTRATION STATEMENTS") with the Commission for registration of 105,655 ART Shares under the Securities Act in connection with the Block Purchase, (iii) the filing a certificate of merger, or (iv) that may be required solely by reason of EQK's (as opposed to any other third party's) participation in the transactions contemplated hereby.

         4.07. No Material and Adverse Changes. Since June 30, 1998, except as may be reflected in filings with the SEC, there has not been any material adverse change in the business, operations, properties or financial condition of Newco or ART.


         4.08. ART Information. All information regarding Newco and ART and their respective businesses and operations that is included or incorporated by reference into the Registration Statement, as of the date thereof and hereof, is true and accurate in all material respects, and does not contain any untrue statement of a material fact, or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

                                   ARTICLE V


                        OTHER OBLIGATIONS OF THE PARTIES

         5.01.            Further Assurances.


                          (a) From the date hereof through the Closing, ART (on its own behalf and on behalf of Newco) will take every action reasonably required of it in order to satisfy the conditions to closing set forth in this Agreement and otherwise to ensure the prompt and expedient consummation of the transactions substantially as contemplated hereby, and will exert all reasonable efforts to cause the Merger to be promptly consummated, provided in all instances that the covenants and agreements of EQK are honored and that the conditions to the obligations of ART and Newco set forth in this Agreement are satisfied or appear capable of being satisfied.

                          (b) From the date hereof through the Closing Date, EQK will take every action reasonably requested of it to satisfy the conditions to closing set forth in this Agreement and otherwise to ensure the prompt and expedient consummation of the
                                           Merger, and will exert all
                                           reasonable efforts to cause the
                                           Merger to be consummated, provided
                                           in all instances that the covenants
                                           and agreements of ART in this
                                           Agreement are honored, subject at
                                           all times to the right and ability
                                           of the trustees of EQK to satisfy
                                           their fiduciary obligations, if any,
                                           under Massachusetts Law.

         5.02.            Conduct of Business Pending the Merger.


                          (a) EQK covenants and agrees with ART that, except as provided in subsection (b) of this Section 5.02, below, prior to the Closing Date or the termination of this Agreement pursuant to its terms, unless ART shall otherwise consent in writing, EQK will conduct its operations according to its ordinary and usual course of business and will not (i) enter into or agree to any transaction outside the ordinary course of business, (ii) incur any additional indebtedness for borrowed money except pursuant to existing lines of credit and in the ordinary course of business, (iii) pay dividends on or make other distributions or payments in respect of its capital stock, (iv) issue any additional equity securities or any option, warrant, right or other security exercisable for, convertible into or exchangeable for any equity securities, (v) increase or agree to increase the salary, compensation, bonus or benefits of any officer, trustee or employee of EQK other than in the ordinary course of business (except for reasonable consideration to be granted to trustees upon their retirement from the board of trustees) or (vi) sell or otherwise dispose of any of its properties other than in the ordinary course of business.

                          (b) For all purposes of this Agreement, ART hereby consents to the acquisition by EQK of that certain retail shopping center known as the "Oak Tree Village"(the "NEW
                                           PROPERTY") from ART or an affiliate
                                           of ART pursuant to the terms and
                                           conditions set forth in that certain
                                           Purchase and Sale Agreement attached
                                           hereto as EXHIBIT G (the "PURCHASE
                                           AND SALE AGREEMENT") and ART hereby
                                           agrees to transfer (or cause the
                                           transfer of) the New Property to EQK
                                           on such terms immediately after the
                                           filing of the Amended Declaration of
                                           Trust and immediately prior to the
                                           Closing hereunder.  ART also hereby
                                           consents to the prior sale of the
                                           Mall upon terms and conditions
                                           determined by EQK, the retirement of
                                           the mortgage debt thereon, the
                                           payment of all other obligations of
                                           EQK (other than those associated
                                           with the New Property), the
                                           distribution of EQK's remaining net
                                           liquid assets to the EQK
                                           Shareholders prior to the
                                           consummation of the Merger, and all
                                           actions that EQK determines are
                                           necessary and appropriate to
                                           effectuate the foregoing.

         5.03. Access and Information. EQK shall afford to Newco and ART and to ART's accountants, counsel, and other representatives reasonable access during normal business hours throughout the period prior to the Closing, to all of its properties, books, contracts, commitments, records (including, but not limited to, tax returns), and personnel and, during such period, EQK shall promptly furnish to ART (1) all written communications to its trustees or to its shareholders generally, (2) internal monthly financial statements when and as available, and (3) all other information concerning its business, properties, and personnel as ART may reasonably request. Any such information so obtained by ART will be subject to the terms of the Confidentiality Agreement. ART and its representatives shall assert their rights hereunder in such manner as to minimize interference with the business of EQK and LLPM.


         5.04. Consents. EQK agrees to use its reasonable efforts to obtain prior to the Closing all consents necessary, in the reasonable determination of Newco and ART, to consummate the transactions contemplated hereby, including without limitation each of the consents, approvals, licenses, permits and authorizations (and the declarations, filings and registrations) listed or referred to in Section 3.06. All such consents shall be in writing and in form and substance reasonably satisfactory to Newco and ART, and executed counterparts thereof shall be delivered to Newco and ART promptly after receipt thereof by EQK but in no event later than the Closing.


         5.05. Solicitation Permitted. Prior to the Closing or the termination of this Agreement pursuant to its terms, EQK and those acting on its behalf may solicit, encourage, or initiate any discussions with, or negotiate or otherwise deal with, or provide any information to, any person or entity concerning any merger, sale of substantial assets, or similar transaction involving EQK, or any sale of any of the EQK Shares. EQK will notify ART immediately upon receipt of any inquiry, offer, or proposal relating to any of the foregoing. In the event that EQK accepts such an offer or proposal from a party other than ART or its affiliates (a "THIRD PARTY OFFER") and elects to terminate this Agreement pursuant to Section 7.01(e) hereof, EQK will pay to ART a termination or "break-up" fee of $200,000, plus EQK's share of any Merger Related Expenses pursuant to Section 5.16 hereof, and upon such payment, this Agreement shall be terminated.

         5.06. Governmental Filings. As soon as practicable after the date this Agreement is executed by the parties hereto, EQK and ART shall prepare and file the Registration Statement with the SEC. A prospectus/proxy statement (the "PROSPECTUS/PROXY STATEMENT") shall be filed as part of the Registration Statement. ART shall use its best efforts to have the Registration Statement declared effective by the SEC under the Securities Act as promptly as practicable after such filing, and will promptly thereafter make the Prospectus/Proxy Statement available to the shareholders of EQK. EQK shall furnish to ART, and ART shall furnish to EQK, such information and assistance as the other party or parties may reasonably request in connection with the preparation of the Prospectus/Proxy Statement and the Registration Statement.

         5.07. Covenant to Satisfy Conditions. EQK and ART shall each use their reasonable efforts to insure that the conditions set forth in Article VI hereof are satisfied, insofar as such matters are within their respective control. ART hereby guarantees the performance by Newco of its obligations hereunder.

         5.08. Confidentiality. All information exchanged between ART, Newco and EQK and their respective representatives, as well as the existence of negotiations regarding the Merger, shall be subject to the terms of, and ART and EQK hereby acknowledge and affirm their obligations regarding confidentiality set forth in, their mutual confidentiality letters dated April 21, 1997 (the "CONFIDENTIALITY AGREEMENT"). No party shall release any information regarding this Agreement or the transactions contemplated hereby without the prior written consent of each other party hereto, except as provided in the Confidentiality Agreement.

         5.09. Shareholder Meeting of EQK. EQK shall, at a meeting of its shareholders duly called by its Board of Trustees to be held as soon as practicable following execution of this Agreement, submit this Agreement, the Amended Declaration of Trust and the New Advisory Agreement to a vote of its shareholders in accordance with the Declaration of Trust and Massachusetts Law. LLPM shall vote in favor of the Merger, the Amended Declaration of Trust and the New Advisory Agreement.

         5.10. Information Delivered to Shareholders. EQK shall submit all shareholder notices, proxy solicitation material, written consents and other information (other than the proxy solicitation material included as part of the Prospectus/Proxy Statement) to Newco and ART for its written approval (which approval shall not be unreasonably withheld) at least four days prior to delivering such materials to EQK's shareholders. All such materials (including the proxy solicitation material included in the Prospectus/Proxy Statement) shall comply with the Massachusetts Law and all applicable state and federal securities Laws (including, without limitation, the anti-fraud provisions thereof). Newco and ART shall be provided with the opportunity to have one or more representatives attend shareholder meetings, if any, of EQK.

         5.11. Resignation and Election of Trustees. Upon consummation of the Merger, pursuant to the terms of each Resignation Agreement (as defined in Section 6.01(s)), ART shall direct and EQK shall cause all of the members of EQK's current board of trustees to resign and the related vacancies shall be filled with
                          (i) two persons designated by ART who are "independent of management" as such phrase is used in
                          Section 303.0 of the NYSE Listed Company Manual (such persons are referred to as the "ART INDEPENDENT TRUSTEES") and (ii) five persons designated by ART who may be affiliated with ART or its affiliates (such five persons are referred to herein as the "ART AFFILIATED TRUSTEES" and, together with the ART Independent Trustees, the "ART DESIGNATED TRUSTEES"). The ART Designated Trustees shall constitute the seven person board of trustees of EQK (the "NEW EQK BOARD"). As used herein, the term "New EQK Board" shall include the board of any successor entity to EQK, including the Surviving Entity. The composition of the New EQK Board and the procedures pursuant to which the ART Designated Trustees are nominated and elected, through filling vacancies or otherwise, shall be consistent with the requirements of the Amended Declaration of Trust (as the same may be amended from time to time), including, without limitation, requirements related to Unaffiliated Trustees (as defined in the Amended Declaration of Trust).

         5.12. SEC Filings; Publicity. Prior to the Closing, any filings with the SEC or written news releases by either ART or EQK pertaining to this Agreement or the Merger shall be submitted to the other party for review and approval prior to filing or release, as applicable, by that other party and shall be filed or released only in a form approved by that other party, provided, however, that in either case (1) the applicable approval shall not be unreasonably withheld, and (2) such review and approval shall not be required of releases by ART or EQK if prior review and approval would prevent the timely and accurate dissemination of such SEC filing or press release as required to comply, in the judgment of counsel, with any applicable law, rule, or policy.

         5.13. Compliance with Applicable Laws. To the extent legally possible, EQK will take such actions as are reasonably requested by ART so that EQK and the Merger is exempt from any requirements of any state takeover law, whether by action of EQK's Board of Trustees or otherwise.

         5.14. Preservation of Net Operating Losses. ART will use its reasonable efforts to take or refrain from taking such actions (including, without limitation, giving its consent to the amendment of EQK's Declaration of Trust, to implement ownership restrictions therein) as are mutually agreeable between EQK and ART to avoid impairing the availability of EQK's net operating losses.

         5.15. Listing of ART Shares. Following execution of this Agreement by EQK, ART shall take such actions as are necessary and within its control to cause the ART Shares to become listed, and thereafter continue to be listed, for trading on the NYSE.


         5.16. Expenses. The parties hereto agree that the expenses of the Merger and the other transactions contemplated hereby (the "MERGER RELATED EXPENSES") shall be borne by ART and EQK in accordance with the terms of the amended and restated cost sharing agreement attached hereto as EXHIBIT E (the "COST SHARING AGREEMENT").


         5.17. Continued Registration of EQK Shares. Following execution of this Agreement by the parties hereto, EQK shall refrain from taking any actions which would result in the deregistration of the EQK Shares under the Securities Exchange Act of 1934, as amended.


                                   ARTICLE VI

                              CONDITIONS PRECEDENT

         6.01.            Conditions Precedent to Obligations of Newco and ART.
                          The obligations of Newco and ART under this Agreement are subject to the satisfaction or, unless prohibited by law, the waiver by Newco and ART, at or before the Closing, of each of the following conditions:

                          (a) Representations and Warranties. The representations and warranties of EQK contained herein shall be true, complete and accurate in all material respects as of the date when made and at and as of the Closing Date (with such updating of the List of Exceptions set forth on EXHIBIT D-1 as shall be necessary or appropriate) as though such representations, warranties and statements were made at and as of such date.

                          (b) Performance. EQK and LLPM shall have performed and complied in all material respects with all agreements, obligations and conditions required by this
                                           Agreement to be so performed or
                                           complied with by it at or prior to
                                           the Closing.

                          (c) No Injunction. On the Closing Date, there shall be no effective injunction, writ, preliminary restraining order or any order of any nature issued by a court of competent jurisdiction restraining or prohibiting the consummation of the Merger or the other transactions contemplated hereby. There shall not be threatened, instituted or pending any suit, action, investigation, inquiry or other proceeding by or before any court or governmental or other regulatory or administrative agency or commission requesting or looking toward an order, judgment or decree that (i) restrains or prohibits the consummation of the transactions contemplated hereby, (ii) would adversely affect ART's ability to exercise control over the Surviving Entity after the Closing, or (iii) would materially and adversely affect the business, operations, condition (financial or otherwise), liabilities, EQK Property or earnings of the Surviving Entity.

                          (d) Officers' Certificate. EQK shall have delivered to Newco and ART a certificate, dated the Closing Date, executed by its Chief Executive Officer and Chief Financial Officer certifying the fulfillment of the conditions specified in Section 6.01(a) and (b) hereof.

                          (e) Secretary's Certificate. EQK shall have delivered to Newco and ART a certificate, dated the Closing Date, executed by its Secretary or an Assistant Secretary and certifying as to EQK's Declaration of Trust, Trustee Regulations, enabling resolutions, incumbency of officers and other reasonably related matters.

                          (f) Opinions of Counsel. Newco and ART shall have received an opinion, dated the Closing Date, of Palmer & Dodge, special Massachusetts counsel to EQK, in a form and substance that is reasonably satisfactory to Newco and ART.

                          (g) Documents. All documents to be delivered by EQK to Newco and ART at the Closing shall be duly executed and in form and substance reasonably satisfactory to Newco and ART.

                          (h) Consents and Approvals. All licenses, permits, consents, approvals and authorizations of all third parties and governmental bodies and agencies (other than approvals from EQK's Board of
                                           Trustees and shareholders, which are
                                           provided for elsewhere in this
                                           Agreement) shall have been obtained
                                           which are necessary, in the
                                           reasonable determination of counsel
                                           to Newco and ART, in connection with
                                           (a) the execution and delivery by
                                           each of the parties, as appropriate,
                                           of this Agreement, (b) the
                                           consummation by each of the parties
                                           of the transactions contemplated
                                           hereby or thereby or (c) the conduct
                                           by the Surviving Entity of the
                                           business of EQK (the "EQK Business")
                                           substantially as conducted on the
                                           date hereof.

                          (i) Non-Foreign Status. At or prior to Closing, EQK shall have delivered to Newco and ART a statement certifying that it is not a foreign person, which statement shall comply with the requirements of Treasury regulation Section 1.1445-2(b).

                          (j)              Intentionally Omitted.

                          (k) Shareholder Approval. Shareholders of EQK representing at least three-quarters of the issued and outstanding EQK Shares shall have duly approved this Agreement, the Amended
                                           Declaration of Trust and the New
                                           Advisory Agreement.

                          (l) Dissenters Rights. At or prior to Closing, holders of no more than 3% of the shareholders of outstanding EQK Shares will have notified EQK that they intend to seek to exercise dissenter's rights in connection with the Merger.

                          (m) Block Purchase. At or prior to Closing, the Block Purchase shall have been consummated.

                          (n) Standstill Agreements. At or prior to Closing, each holder (other than ART or its affiliates, LLPM,
                                           Greenspring, Summit, Sutter and, if
                                           the Halperin Purchase is
                                           consummated, Mr. Halperin) of five
                                           percent (5%) or more of the EQK
                                           Shares (each, a "5% Holder") shall
                                           have executed an agreement (a
                                           "Standstill Agreement") in
                                           substantially the form attached
                                           hereto as EXHIBIT F restricting the
                                           rights of such 5% Holder to sell any
                                           of its EQK Shares or purchase any
                                           additional EQK Shares for a period
                                           of 42 months after the Closing Date.

                          (o)              Intentionally Omitted.

                          (p) Board Resignations. At or prior to Closing, ART shall have received written resignations from all of the members of EQK's current board of trustees.

                          (q) NYSE Listing. The ART Shares shall have been authorized for listing on the NYSE, subject to official notice of issuance.

                          (r)              No Legal Impediment; No Stop Order.
                                           No statute, rule, regulation, order,
                                           injunction or decree shall have been
                                           enacted, entered, promulgated or
                                           enforced by any court,
                                           administrative agency or commission
                                           or other governmental authority or
                                           instrumentality which prohibits,
                                           restricts or makes illegal the
                                           consummation of the Merger.  The
                                           Registration Statements shall have
                                           been declared effective by the SEC
                                           and no stop order suspending the
                                           effectiveness thereof shall have
                                           been issued.

                          (s) Governmental Authorizations. All required material governmental authorizations, permits, consents, orders or approvals which do not impose terms or conditions that could reasonably be expected to have a material adverse effect on EQK or ART have been received.

                          (t)              EQK Shares.  The number of
                                           outstanding EQK Shares being
                                           9,632,212 and no additional EQK
                                           Shares or other equity interests or
                                           or any option, warrant, right or
                                           other security exercisable for,
                                           convertible into or exchangable for
                                           EQK Shares or other equity interests
                                           in EQK being issued since June 30,
                                           1998.

                          (u) No Adverse Change. EQK operating in all respects in its ordinary course of business without any material adverse change in its business, properties or financial condition subsequent to the date hereof.

                          (v)              Intentionally Omitted.

                          (w)              Acquisition and Sale of Property.

                                           (i)   EQK shall have acquired the New
                                                 Property from ART pursuant to
                                                 the Purchase and Sale
                                                 Agreement.

                                           (ii)  EQK shall have disposed of the
                                                 Mall, paid off the related
                                                 mortgages thereon, and
                                                 distributed the net proceeds
                                                 of such disposition to the
                                                 EQK Shareholders.

                          (x) Other. Newco and ART shall have received such other documents or certificates as Newco and ART may reasonably have requested, including, without limitation, certificates of good standing with respect to EQK from the appropriate authority in its jurisdiction of organization and certificates of good standing with respect to EQK from the appropriate authority in each jurisdiction in which it is qualified to do business.

         6.02. Conditions Precedent to Obligations of EQK. The obligations of EQK under this Agreement are subject to the satisfaction or, unless prohibited by law, the waiver by EQK at or before the Closing, of each of the following conditions:

                          (a)              Representations  and Warranties.
                                           The representations and warranties
                                           of Newco and ART contained herein
                                           shall be true, complete and accurate
                                           in all material respects as of the
                                           date when made and at and as of the
                                           Closing Date (with such updating of
                                           the List of Exceptions set forth on
                                           EXHIBIT D-2 as shall be necessary or
                                           appropriate) as though such
                                           representations and warranties were
                                           made at and as of such date.

                          (b) Performance. Newco and ART shall have performed and complied in all material respects with all agreements, obligations and conditions required by this
                                           Agreement to be so performed or
                                           complied with by them at or prior to
                                           the Closing.

                          (c) No Injunction. On the Closing Date, there shall be no effective injunction, writ, preliminary restraining order or any order of any nature issued by a court of competent jurisdiction restraining or prohibiting consummation of the Merger or the other transactions contemplated hereby. There shall not be threatened, instituted or pending any suit, action, investigation, inquiry or other proceeding by or before any court or governmental or other regulatory or administrative agency or commission requesting or looking toward an order, judgment or decree that restrains or prohibits the consummation of the transactions contemplated hereby.

                          (d) Officers' Certificates. Each of Newco and ART shall have delivered to EQK a certificate, dated the Closing Date and executed by its Chief Executive Officer and Chief Financial Officer certifying the fulfillment of the conditions specified in Sections 6.02(a) and
                                           (b) hereof.

                          (e) Secretary's Certificates. Each of Newco and ART shall have delivered to EQK a certificate, dated the Closing Date, executed by its
                                           Secretary or Assistant Secretary and
                                           certifying as to its organizational
                                           documents, enabling resolutions,
                                           incumbency of officers and other
                                           related matters.

                          (f) Opinions of Counsel. EQK shall have received such opinions, if any, as they have reasonably requested in writing to Newco and ART regarding Newco and ART, in form and substance satisfactory to EQK.

                          (g) Board Approval. The Board of Directors of ART and the Board of Trustees of EQK shall have duly approved the Merger, the Amended Declaration of Trust, the New
                                           Advisory Agreement and the other
                                           transactions contemplated hereby,
                                           and the Board of Trustees shall not
                                           subsequently have made a
                                           determination (a "Negative
                                           Determination") in the exercise of
                                           its fiduciary duty that it can no
                                           longer recommend approval of the
                                           Merger and the related transactions
                                           to the holders of EQK Shares.

                          (h) Shareholder Approval. Shareholders of EQK representing at least three-quarters of the issued and outstanding EQK Shares shall have duly approved this Agreement, the Amended Declaration of Trust and the New Advisory Agreement.

                          (i)              Dissenters Rights.  At or prior
                                           to Closing, holders of no more than
                                           3% of the outstanding EQK Shares
                                           will have notified EQK that they
                                           intend to seek to exercise
                                           dissenters rights in connection with
                                           the Merger.

                          (j) Member Approval. The members of Newco shall have duly approved the Merger, and the other transactions contemplated hereby.

                          (k) Documents. All documents to be delivered by each of Newco and ART to EQK at the Closing shall be duly executed and in form and substance reasonably satisfactory to EQK.

                          (l) Consents and Approvals. All licenses, permits, consents, approvals and authorizations of all third parties and governmental bodies and agencies (other than approvals from ART's Board of
                                           Directors and Newco's members,
                                           which are provided for elsewhere in
                                           this Agreement) shall have been
                                           obtained which are necessary, in the
                                           reasonable determination of counsel
                                           to EQK, in connection with (a) the
                                           execution and delivery by each of the
                                           parties, as appropriate, of this
                                           Agreement, (b) the consummation by
                                           each of the parties of the
                                           transactions contemplated hereby or
                                           thereby or (c) the conduct by the
                                           Surviving Entity of the EQK Business
                                           substantially as conducted on the
                                           date hereof.

                          (m) Block Purchase. At or prior to Closing, the Block Purchase shall have been consummated.

                          (n)              Acquisition and Sale of Property.

                                           (i)   EQK shall have acquired the New
                                                 Property from ART pursuant to
                                                 the Purchase and Sale
                                                 Agreement.

                                           (ii)  EQK shall have disposed of the
                                                 Mall, paid off the related
                                                 mortgages thereon, and
                                                 distributed the net proceeds
                                                 of such disposition to the
                                                 EQK Shareholders.

                          (o) Registration Rights Agreement. The Registration Rights Agreement, in form and substance reasonably satisfactory to LLPM, shall have been duly executed by ART and LLPM.

                          (p)              No Legal Impediment; No Stop Order.
                                           No statute, rule, regulation, order,
                                           injunction or decree shall have been
                                           enacted, entered, promulgated or
                                           enforced by any court,
                                           administrative agency or commission
                                           or other governmental authority or
                                           instrumentality which prohibits,
                                           restricts or makes illegal the
                                           consummation of the Merger.  The
                                           Registration Statements shall have
                                           been declared effective by the SEC
                                           and no stop order suspending
                                           effectiveness thereof shall have
                                           been issued by the Commission.

                          (q) NYSE Listing. The ART Shares shall have been authorized for listing on the NYSE, subject to official notice of issuance.

                          (r) Governmental Authorizations. All required material governmental authorizations, permits, consents, orders or approvals which do not impose terms or conditions that could reasonably be expected to have a material adverse effect on EQK or ART have been received.

                          (s) No Adverse Change. ART, operating in all respects in its ordinary course of business without any material adverse change in its business, properties or financial condition subsequent to the date hereof.

                          (t)              Intentionally Omitted.

                          (u) Other. EQK shall have received such other documents or certificates as EQK may reasonably have requested, including, without limitation, certificates of good standing with respect to Newco and ART from the appropriate authority in its jurisdiction of organization and certificates of good standing with respect to Newco and ART from the appropriate authority in each jurisdiction in which it is qualified to do business.


                                   ARTICLE VII

                         TERMINATION, AMENDMENT, WAIVER

         7.01. Termination of Agreement. This Agreement may be terminated at any time prior to the Closing:


                          (a) by mutual agreement of EQK, Newco and ART, prior to the Closing;

                          (b) by Newco or ART, on or after December 15, 1998, if any of the conditions provided in Section 6.01 hereof have not been met or, to the extent permitted by applicable law, have not been waived in writing by Newco and ART prior to such date;

                          (c) by EQK, on or after December 15, 1998, if any of the conditions provided in Section 6.02 hereof have not been met or, to the extent permitted by applicable law, have not been waived in writing by EQK prior to such date;

                          (d)              by EQK upon a Negative
                                           Determination;

                          (e)              pursuant to Section 5.05 hereof; or

                          (f) by EQK if the EQK Board determines, in its sole discretion, that compliance with this Agreement is reasonably likely to (i) materially impair or delay its ability to dispose of the Mall (regardless of the form of such disposition), or
                                           (ii) result in a material reduction
                                           in the consideration that would be
                                           received by EQK or its shareholders
                                           in connection with such disposition.

         7.02. Procedure Upon Termination. In the event of termination by EQK, Newco or ART pursuant to Section
                          7.01 hereof, written notice thereof shall promptly be given to the other parties and the transactions contemplated by this Agreement shall be terminated, without further action by any party. If the transactions contemplated by this Agreement are terminated as provided herein:


                          (a) each of EQK, Newco and ART shall return all documents, work papers and other material of any other party relating to the transactions contemplated hereby, whether so obtained before or after the execution hereof, to the party furnishing the same; and

                          (b) all confidential information received by EQK, Newco or ART with respect to the business of any other party or its subsidiaries or affiliates shall be treated in accordance with Section 5.08 hereof, and Section 5.08 hereof shall remain in full force and effect notwithstanding the termination of this Agreement.

         7.03. Amendment. No amendment to this Agreement shall be effective unless it shall be in writing and signed by each of the parties hereto.


         7.04. Waiver. At any time prior to the Closing Date, Newco or ART may (1) waive compliance with any of the agreements or conditions contained herein or (2) extend the time for the performance of any of the obligations or other acts of EQK. In addition, at any time prior to the Closing Date, EQK may (1) waive compliance with any of the agreements or conditions contained herein or (2) extend the time for the performance of any of the obligations or other acts of Newco or ART. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.



                                   ARTICLE VIII

                                 MISCELLANEOUS

         8.01. Survival. The representations, warranties, covenants and agreements of EQK shall survive any investigation made by or on behalf of any party hereto but shall not survive the Closing; provided however, that the covenants of EQK set forth in Section 8.04 (Indemnification) shall continue so long as ART owns EQK Shares, unless the approval of holders of a majority of EQK Shares (other than those EQK Shares held by ART or its affiliates) is obtained for the termination of any such covenant. The representations, warranties, covenants and agreements of ART and Newco contained herein shall survive for the longer of three (3) years from the Closing Date or one (1) year after they were to have been performed and were capable of performance; provided that Sections 5.11 (Resignation and Election of Trustees), 5.14 (Preservation of Net Operating Losses), and 5.15 (Listing of ART Shares) shall continue so long as ART owns EQK Shares, unless and until (i) the approval of holders of a majority of EQK Shares (other than those EQK Shares held by ART or its affiliates) is obtained for the termination of any such covenant, or (ii) ART acquires 80% or more of the then outstanding EQK Shares.

         8.02. Acknowledgment by ART. Assuming that market conditions, industry conditions and EQK's business or financial conditions do not suffer adversely in the interim, ART hereby acknowledges that it is the present intention (but not the obligation) of ART to seek to acquire the remaining outstanding EQK Shares at some time after the third anniversary of the Closing Date for consideration of 0.0486 ART Shares per then outstanding EQK Share.

         8.03. Commissions. No party hereto has employed any investment banker, broker, finder or similar agent in connection with any transaction contemplated by this Agreement.

         8.04. Indemnification. ART and BCM, jointly and severally, agree to indemnify and hold harmless EQK and its officers, directors, trustees, employees and controlling persons from and against any and all claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments, and any other costs, fees and expenses that EQK may sustain directly resulting from (i) the breach of any of the covenants or obligations of ART or BCM hereunder, or
                          (ii) any claims by third parties arising from any untrue statement or alleged untrue statement of a material fact contained (or incorporated by reference) in the Prospectus/Proxy Statement, the Registration Statement or any amendment with respect thereto (collectively, the "OFFERING DOCUMENTS"), or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading, with respect to any information provided by ART or BCM in connection with the Merger. EQK agrees to indemnify and hold harmless each of ART and BCM and their respective officers, directors, trustees, employees and controlling persons from and against any and all claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments, and any other costs, fees and expenses that ART or BCM may sustain directly resulting from any claims by third parties arising from any untrue statement or alleged untrue statement of a material fact contained (or incorporated by reference) in the Offering Documents, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading, with respect to any information provided by EQK to ART in connection with the Merger. In addition, LLPM agrees to indemnify and hold harmless each of ART and BCM and their respective officers, directors, trustees, employees and controlling persons from and against any and all claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments, and any other costs, fees and expenses that ART or BCM may sustain directly resulting from any claims by third parties arising from any untrue statement or alleged untrue statement of a material fact contained (or incorporated by reference) in the Offering Documents, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading, with respect to any information provided by LLPM in connection with the Merger.


         8.05. Definition of Knowledge. For the purpose of this Agreement and the Exhibits and Appendices to this Agreement, the phrases "to the best knowledge" of any party and "known" and words of like effect shall mean to the knowledge of such party and any officer, director or manager of any such party, as such knowledge has been, or should have been, obtained in the performance of their duties in the ordinary course of business in a prudent and diligent manner, which knowledge shall also include information existing in the records and files of such party.

         8.06. Successors and Assigns. No party shall have the right to assign all or any part of its interest in this Agreement without the prior written consent of the other parties, and any attempted transfer without such consent shall be null and void.


         8.07. No Third-Party Benefit. Nothing in this Agreement shall be deemed to create any right or obligation in any Person not a party hereto and this Agreement shall not be construed in any respect to be a contract or agreement in whole or in part for the benefit of or binding upon any Person not a party hereto, except that the holders of EQK Shares shall be third party beneficiaries of the obligations of ART after the Closing Date.


         8.08. Entire Agreement; Amendment. This Agreement, the Exhibits and the Appendices hereto constitute the entire agreement among the parties hereto with respect to the transactions contemplated herein and supersede all prior oral and written agreements, memoranda, understandings and undertakings between the parties hereto relating to the subject matter hereof. This Agreement may not be modified, amended, altered or supplemented except by a written instrument executed and delivered by each of the parties hereto.


         8.09. Reformation and Severability. If any provision of this Agreement is held to be illegal, invalid or unenforceable under present or future laws effective during the term hereof and such illegality, invalidity or unenforceability does not result in a material failure of consideration, then:


                          (a) in lieu of such illegal, invalid or unenforceable provision, there shall be added automatically as a part of this Agreement a provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible and be legal, valid and enforceable; and

                          (b)              the legality, validity and
                                           enforceability of the remaining
                                           provisions hereof shall not in any
                                           way be affected or impaired thereby.

         8.10. Notices. All notices, claims, certificates, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered personally or mailed (registered or certified mail, postage prepaid, return receipt requested) as follows:

         If to BCM, ART or Newco:

         c/o Basic Capital Management, Inc.
         10670 N. Central Expressway
         Suite 600
         Dallas, Texas  75231
         Attention: Robert A. Waldman, Esq.

         with a copy to:

         Andrews & Kurth L.L.P.
         1717 Main Street
         Suite 3700
         Dallas, Texas 75201
         Attention: Thomas R. Popplewell, Esq.

         If to EQK or LLPM:

         c/o Lend Lease Portfolio Management, Inc.
         5775 Peachtree Dunwoody Road
         Suite 200-D
         Atlanta, Georgia  30342-1505
         Attention: William G. Brown, Jr.

         with a copy to:

         Wolf, Block, Schorr and Solis-Cohen LLP
         Twelfth Floor, Packard Building
         Philadelphia, Pennsylvania  19102-2678
         Attention: Jason M. Shargel, Esq.

                          or to such other address as the person to whom notice is to be given may have previously furnished to the other in writing in the manner set forth above, provided that notice of a change of address shall be deemed given only upon receipt.

         8.11. Discretionary Actions. Any reference in this Agreement to the exercise of discretion or a determination by EQK or the EQK Board shall mean the reasonable exercise of such discretion or the making of such determination in good faith.


         8.12. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE COMMONWEALTH OF MASSACHUSETTS, WITHOUT REGARD TO ITS CONFLICTS OF LAW RULES.

         8.13. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.


         IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by parties hereto on the date first above written.

                                  AMERICAN REALTY TRUST, INC.

                                  By: /s/ Robert A. Waldman
                                      ----------------------------------------
                                  Name: Robert A. Waldman
                                        --------------------------------------
                                  Title: Senior Vice President
                                        --------------------------------------


                                  ART NEWCO, LLC

                                  By:  American Realty Trust, Inc., as Manager

                                  By: /s/ Robert A. Waldman
                                      ----------------------------------------
                                  Name: Robert A. Waldman
                                        --------------------------------------
                                  Title: Senior Vice President
                                        --------------------------------------


                                  BASIC CAPITAL MANAGEMENT, INC.

                                  By: /s/ Robert A. Waldman
                                      ----------------------------------------
                                  Name: Robert A. Waldman
                                        --------------------------------------
                                  Title: Senior Vice President
                                        --------------------------------------


                                  EQK REALTY INVESTORS I

                                  By: /s/ William G. Brown, Jr.
                                     -----------------------------------------
                                  Name: William G. Brown, Jr.
                                       ---------------------------------------
                                  Title: Vice President
                                        --------------------------------------

                                  LEND LEASE PORTFOLIO MANAGEMENT, INC.

                                  By: /s/ William G. Brown, Jr.
                                     -----------------------------------------
                                  Name: William G. Brown, Jr.
                                       ---------------------------------------
                                  Title: Vice President
                                        --------------------------------------

                                   EXHIBIT A

                      Form of Amended Declaration of Trust

                             [begins on next page]

-------------------------------------------------------------------------------

                                                                       EXHIBIT A



                             ART REALTY INVESTORS I
                        (FORMERLY EQK REALTY INVESTORS I)






                              --------------------


                                     SECOND
                              AMENDED AND RESTATED
                              DECLARATION OF TRUST



                              --------------------



                AS EXECUTED AND AMENDED AS OF [___________], 1998





-------------------------------------------------------------------------------

                                      INDEX

                                                                                 Page

                                    ARTICLE I

                              THE TRUST DEFINITIONS

         1.1      Name..............................................................2
         1.2      Places of Business................................................2
         1.3      Nature of Trust...................................................2
         1.4      Definitions.......................................................3

                                   ARTICLE II

                                    TRUSTEES

         2.1      Number, Term of Office and Qualifications of Trustees.............7
         2.2      Compensation and Other Remuneration...............................7
         2.3      Resignation, Removal and Death of Trustees........................7
         2.4      Vacancies.........................................................8
         2.5      Successor and Additional Trustees.................................8
         2.6      Actions by Trustees...............................................9
         2.7      Certification of Changes in Trustees..............................9
         2.8      Committees.......................................................10

                                   ARTICLE III

                                TRUSTEES' POWERS

         3.1      Power and Authority of Trustees..................................10
         3.2      Specific Powers and Authority....................................10
         3.3      Trustees' Regulations............................................15
         3.4      Additional Powers................................................15

                                   ARTICLE IV

                                     ADVISOR

         4.1      Employment of Advisor............................................15
         4.2      Term.............................................................16
         4.3      Other Activities of Advisor......................................16
         4.4      Advisor Compensation.............................................17

         4.5      Annual Total Operating Expenses..............................................18

                                    ARTICLE V

                                INVESTMENT POLICY

         5.1      Statement of Policy..........................................................18
         5.2      Prohibited Investments and Activities........................................19
         5.3      Appraisals...................................................................20

                                   ARTICLE VI

                           THE SHARES AND SHAREHOLDERS

         6.1      Shares.......................................................................20
         6.2      Legal Ownership of Trust Estate..............................................21
         6.3      Shares Deemed Personal Property..............................................21
         6.4      Share Record; Issuance and Transferability of Shares.........................21
         6.5      Dividends or Distributions to Shareholders...................................22
         6.6      Transfer Agent, Dividend Disbursing Agent and Registrar......................22
         6.7      Shareholders' Meetings.......................................................22
         6.8      Proxies......................................................................23
         6.9      Reports to Shareholders......................................................23
         6.10     Fixing Record Date...........................................................24
         6.11     Notice to Shareholders.......................................................24
         6.12     Shareholders' Disclosures; Trustees' Right to Refuse to Transfer Shares;
                  Limitation on Holdings; Redemption of Shares.................................24
         6.13     Issuance of Shares...........................................................25
         6.14     Ownership Limitation.........................................................26
         6.15     Changes in Ownership Limit...................................................26
         6.16     Waivers by Board.............................................................27

                                   ARTICLE VII

                  LIABILITY OF TRUSTEES, SHAREHOLDERS, OFFICERS
                     EMPLOYEES AND AGENTS, AND OTHER MATTERS

         7.1      Exculpation of Trustees, Officers, Employees and Agents......................27
         7.2      Limitation of Liability of Shareholders, Trustees, Officers, Employees
                  and Agents...................................................................27
         7.3      Express Exculpatory Clauses and Instruments..................................28
         7.4      Indemnification and Reimbursement of Trustees, Officers, Employees
                  and Agents...................................................................28


         7.5      Right of Trustees, Officers, Employees and Agents to Own Shares or
                  Other Property and to Engage in Other Business.................................29
         7.6      Transactions Between Trustees, Officers, Employees or Agents and the Trust.....29
         7.7      Restriction of Duties and Liabilities..........................................31
         7.8      Persons Dealing with Trustees, Officers, Employees or Agents...................31
         7.9      Reliance.......................................................................31
         7.10     Income Tax Status..............................................................31

                                  ARTICLE VIII

                  DURATION, AMENDMENT AND TERMINATION OF TRUST

         8.1      Duration of Trust..............................................................32
         8.2      Termination of Trust...........................................................32
         8.3      Amendment Procedure............................................................33
         8.4      Transfer to Successor; Merger..................................................33

                                   ARTICLE IX

                                  MISCELLANEOUS

         9.1      Applicable Law.................................................................34
         9.2      Index and Headings for Reference Only..........................................34
         9.3      Successors in Interest.........................................................34
         9.4      Inspection of Records..........................................................34
         9.5      Counterparts...................................................................34
         9.6      Provisions of the Trust in Conflict with Law or Regulations; Severability......35
         9.7      Certifications.................................................................35

                           SECOND AMENDED AND RESTATED
                              DECLARATION OF TRUST
                                       of
                             ART REALTY INVESTORS I
                        (formerly EQK Realty Investors I)
                      Executed as of [_____________], 1998

                              --------------------

         This is a Second Amended and Restated Declaration of Trust made as of the date set forth above by the undersigned Trustees. The Trust was formed pursuant to a Declaration of Trust executed as of October 8, 1984 which was filed with the Secretary of State of the Commonwealth of Massachusetts (the "Secretary of State") on October 9, 1984 (the "Original Declaration of Trust"). The Original Declaration of Trust was amended and restated by an Amended and Restated Declaration of Trust dated as of February 27, 1985 which was filed with the Secretary of State of the Commonwealth of Massachusetts on March 4, 1985, and was further amended by an amendment thereto dated as of March 5, 1986 which was filed with the Secretary of State on April 14, 1986. The Original Declaration of Trust, as so amended, is hereby referred to as the "Existing Declaration of Trust". The undersigned desire to continue the Trust on the terms and for the purposes hereinafter stated. They desire that such Trust continue to qualify as a "real estate investment trust" under the REIT Provisions of the Internal Revenue Code. They may hereafter acquire, hold, manage and dispose of certain assets as Trustees in the manner hereinafter stated. It is proposed that the beneficial interest in the Trust assets shall be divided into transferable Shares of Beneficial Interest, evidenced by certificates therefor, as hereinafter provided. Accordingly, the undersigned hereby declare that they will hold any and all property of every type and description which they are acquiring or may hereafter acquire as Trustees, together with the proceeds thereof, in trust, to manage and dispose of the same for the benefit of the holders from time to time of the Shares of Beneficial Interest (as more specifically defined below, the "Shareholders") previously issued and to be issued hereunder in the manner and subject to the stipulations contained herein.

         This Second Amended and Restated Declaration of Trust amends and restates, as of the date hereof, the Existing Declaration of Trust in its entirety, and has been approved by the Shareholders concurrently and in connection with the merger (the "Merger") of ART Newco, LLC, a Massachusetts limited liability company ("ART Newco"), and indirect, wholly owned subsidiary of American Realty Trust, Inc., a Georgia corporation ("ART"), with and into the Trust, with the Trust as the surviving entity.

         The undersigned do hereby (i) certify, pursuant to Section 8.3 of the Existing Declaration of Trust, that at a meeting of the Shareholders of the Trust duly called and held on [____________], 1998, at which meeting a quorum was present and acting throughout, the holders of at least three-quarters of the outstanding Shares of Beneficial Interest of the Trust entitled to vote thereon voted that the Existing Declaration of Trust be amended in certain respects as reflected herein and authorized the filing with the Secretary of State of the Commonwealth of Massachusetts of a Second Amended and Restated Declaration of Trust restating in a single document the Existing Declaration of Trust as amended at such meeting; and (ii) further certify that the Trustees of the Trust, including a majority of the Unaffiliated Trustees, by a written consent dated as of [________], 1998, duly authorized the filing with the Secretary of State of the Commonwealth of Massachusetts of this SECOND AMENDED AND RESTATED DECLARATION OF TRUST made as of [_____________], 1998, which restates the Existing Declaration of Trust, as so amended, in its entirety to read as set forth herein.

                                    ARTICLE I

                              THE TRUST DEFINITIONS

         1.1 Name. The name of the Trust created by this Second Amended and Restated Declaration of Trust shall be "ART Realty Investors I" and, so far as may be practicable, the Trustees shall conduct the Trust's activities, execute all documents and sue or be sued under that name, which name (and the word "Trust" wherever used in this Declaration of Trust, except where the context otherwise requires) shall refer to the Trustees collectively but not individually or personally or to the officers, agents, employees or Shareholders of the Trust or of such Trustees. Under circumstances under which the Trustees determine that the use of such name is not practicable or under circumstances in which the Trustees are contractually bound to change the name, they may use such other designation or they may adopt another name under which the Trust may hold property or conduct its activities.

         If Basic Capital Management, Inc., a Nevada corporation ("BCM"), or any subsidiary, affiliate or successor of such corporation shall cease, for any reason, to render to the Trust the services of Advisor, as defined in Section
1.4 hereof, to be rendered pursuant to the contract referred to in Article IV hereof, and any renewal or extension of such contract, then the Trustees shall, upon request of BCM or such successor and without any vote or consent of the Shareholders being required, promptly amend this Declaration of Trust to change its name to one which does not, in the reasonable opinion of BCM, include any reference to BCM or any of its Affiliates.

         1.2 Places of Business. The Trust shall maintain an office in Massachusetts at 84 State Street, c/o Prentice-Hall Corporation System, Inc., Boston, Massachusetts 02109, or such other place in Massachusetts as the Trustees may determine from time to time. The Trust may have such other offices or places of business within or without the Commonwealth of Massachusetts as the Trustees may from time to time determine.

         1.3 Nature of Trust. The Trust shall be of the type commonly termed a Massachusetts business trust. It is intended that the Trust shall carry on a business as a "real estate investment trust" as described in the REIT Provisions of the Internal Revenue Code. The Trust is not intended to be, shall not be deemed to be, and shall not be treated as a general partnership, limited partnership, joint venture, corporation or joint stock company (but nothing herein shall preclude the Trust from being treated for tax purposes as an association under the REIT Provisions of the Internal Revenue Code) nor shall the Trustees or Shareholders or any of them for any purposes be, nor be deemed to be, nor be treated in any way whatsoever to be, liable or responsible hereunder as partners or joint venturers. The relationship of the Shareholders to the Trustees shall be solely that of beneficiaries of the Trust in accordance with the rights conferred upon them by this Declaration.

         1.4 Definitions. The terms defined in this Section 1.4 wherever used in this Declaration shall, unless the context otherwise requires, have the respective meanings hereinafter specified. Whenever the singular number is used in this Declaration and when required by the context, the same shall include the plural, and the masculine gender shall include the feminine and neuter genders. Where applicable, calculations to be made pursuant to any such definition shall be made in accordance with generally accepted accounting principles as in effect on the date hereof except as otherwise provided in such definition.

                  (a) Advisor. "Advisor" shall mean the Person employed by the Trustees in accordance with the provisions of Article IV.

                  (b) Affiliate. "Affiliate" shall mean, as to any Person, (i) any other Person directly or indirectly controlling, controlled by or under common control with such Person, (ii) any other Person that owns beneficially, directly or indirectly, five percent (5%) or more of the outstanding capital stock, shares or equity interests of such Person, or (iii) any officer, director, employee, general partner or trustee of such Person or of any Person controlling, controlled by or under common control with such Person (excluding trustees and persons serving in similar capacities who are not otherwise an Affiliate of such Person).

                  (c) Affiliated Trustee. "Affiliated Trustee" shall mean a Trustee who is not an Unaffiliated Trustee.

                  (d) Annual Meeting of Shareholders. "Annual Meeting of Shareholders" shall mean the meeting described in the first sentence of
         Section 6.7.

                  (e) Annual Report. "Annual Report" shall have the meaning set forth in Section 6.9(a).

                  (f) Average Invested Assets. "Average Invested Assets" for any period shall mean the average of the values of the Invested Assets on the last day of each month during such period.

                  (g) Book Value. "Book Value" of an asset or assets shall mean the value of such asset or assets of the Trust on the books of the Trust, without deduction for depreciation or other asset valuation reserves and without deduction for mortgages or other security interests to which such asset or assets are subject, except that no asset shall be valued at more than its fair market value as determined by the Trustees.

                  (h) Controlling Shareholder. "Controlling Shareholder" shall mean, subsequent to the Merger, ART.

                  (i) Declaration. "Declaration" or "this Declaration" shall mean this Second Amended and Restated Declaration of Trust, as amended, restated or modified from time to time. References in this Declaration to "herein" and "hereunder" shall be deemed to refer to this Declaration and shall not be limited to the particular text, article or section in which such words appear.

                  (j) Internal Revenue Code. "Internal Revenue Code" shall mean the Internal Revenue Code of 1986, as now enacted or hereafter amended, or successor statutes.

                  (k) Invested Assets. "Invested Assets" shall mean the Book Value of all the Real Estate Investments of the Trust.

                  (l) Mortgage Loans. "Mortgage Loans" shall mean notes, debentures, bonds and other evidences of indebtedness or obligations which are negotiable or nonnegotiable and which are secured or collateralized by Mortgages.

                  (m) Mortgages. "Mortgages" shall mean mortgages, deeds of trust or other security interests in Real Property or in rights or interests, including leasehold interests, in Real Property.

                  (n) Net Income. "Net Income" for any period shall mean the net income of the Trust (calculating the net income of the Trust from any partnership, joint venture or other form of indirect ownership as if the Trust directly received its proportionate share of such entity's income, gains, expenses and losses, including non-cash charges and imputed interest) for such period (i) excluding realized gains and losses from the disposition of the Trust assets (after attributing to such disposition the taxes and fees paid in connection therewith); (ii) before deducting additions to reserves or provisions for depreciation, amortization, provision for bad debts and other similar noncash charges and imputed interest; (iii) less the amount of any bad debts actually charged to the provision therefor.

                  (o) Ownership Limit. "Ownership Limit" shall have the meaning set forth in Section 6.14.

                  (p) Permitted Investments. "Permitted Investments" shall mean the types of investments specified in Section 5.1.

                  (q) Person. "Person" shall mean and include individuals, corporations, limited liability companies, limited partnerships, general partnerships, joint stock companies or associations, joint ventures, associations, companies, trusts, banks, trust companies, land trusts, business trusts, or other entities and governments and agencies and political subdivisions thereof.

                  (r) Real Property. "Real Property" shall mean and include land, leasehold interests (including but not limited to interests of a lessor or lessee therein), rights and interests in land, and any buildings, structures, improvements, furnishings, fixtures and equipment located on or used in connection with land, leasehold interests or rights in land or interests therein, but does not include investments in Mortgages, Mortgage Loans or interests therein.

                  (s) REIT. "REIT" shall mean a real estate investment trust as defined in the REIT Provisions of the Internal Revenue Code.

                  (t) REIT Provisions of the Internal Revenue Code. "REIT Provisions of the Internal Revenue Code" shall mean Parts II and III of Subchapter M of Chapter 1 of Subtitle A of the Internal Revenue Code, and regulations thereunder and rulings with respect thereto.

                  (u) Securities. "Securities" shall mean any stock, shares, voting trust certificates, bonds, debentures, notes or other evidences of indebtedness or in general any instruments commonly known as "securities" or any certificates of interest, shares or participations in temporary or interim certificates for, receipts for, guarantees of, or warrants, options or rights to subscribe to, purchase or acquire any of the foregoing.

                  (v) Shareholders. "Shareholders" shall mean as of any particular time all holders of record of outstanding Shares at such time.

                  (w) Shares. "Shares" shall mean the transferable Shares of Beneficial Interest, without par value, of the Trust as described in
         Section 6.1.

                  (x) Total Assets. "Total Assets" shall mean the Book Value of all the assets of the Trust, as such Book Value appears on the most recent quarterly balance sheet of the Trust.

                  (y) Total Operating Expenses. "Total Operating Expenses" for any period shall mean all operating expenses (including additional expenses paid directly or indirectly by the Trust to the Advisor, Affiliates of the Advisor or third parties based upon their relationship with the Trust) including loan administration, servicing, engineering, inspection and all other expenses paid by the Trust, exclusive of (i) interest and discounts, (ii) taxes and license fees,
         (iii) expenses connected directly with the issuance, sale and distribution, or listing on a stock exchange, of Securities of the Trust, including without limitation underwriting and brokerage discounts and commissions, private placement fees and expenses, legal and accounting costs, printing, engraving and mailing costs, and listing and registration fees; (iv) expenses connected directly with the acquisition, disposition, operation or ownership of Trust assets, including without limitation costs of foreclosure; maintenance, repair and improvement of property; maintenance and protection of the lien of mortgages; property management fees; legal fees; premiums for insurance on property owned by or mortgaged to the Trust; taxes; brokerage and acquisition fees and commissions; appraisal fees; title insurance and abstract expenses; provisions for depreciation, depletion and amortization; disposition fees and real estate commissions; and losses on the disposition of assets and provisions for such losses; (v) fees and expenses payable to public accountants, legal counsel, consultants, managers or agents, employed for the Trust directly by the Trustees; (vi) legal and other expenses in connection with formal or informal administrative action or legal proceedings which involve a challenge to the status of the Trust as a REIT, or advice concerning obtaining or maintaining such status, or the determination by the Trust of its taxable income or involving a claim that the activities of the Trust or any Trustee, Shareholder, officer or agent of the Trust were improper; (vii) expenses of organizing, revising, amending, converting, modifying, reorganizing or terminating the Trust; (viii) the cost of insurance in the nature of directors' or officers' liability insurance covering Trustees and officers of the Trust; (ix) fees and expenses of transfer agents, registrars, warrant agents, rights agents, dividend payment and dividend reinvestment agents, escrow holders and indenture trustees;
         (x) all printing and distribution expenses connected with communications to holders of Securities of the Trust and other necessary costs in maintaining relations with holders of Securities, including the costs of printing and mailing the certificates for Securities, proxy solicitation materials and reports to such holders and the cost of holding meetings of holders of the Securities of the Trust; (xi) legal, accounting, printing and other costs of reports required to be filed with state or Federal government agencies; and
         (xii) all fees paid to the Advisor during such period; provided, however, that the foregoing exclusions shall not include any allocation of costs of the Advisor's overhead incurred in performing its duties under its advisory agreement with the Trust.

                  (z) Trust. "Trust" shall mean the Trust created by this Declaration.

                  (aa) Trustees. "Trustees" shall mean, as of any particular time, original signatories hereto as long as they hold office hereunder and additional and successor trustees, and shall not include the officers, employees or agents of the Trust or the Shareholders. Nothing herein shall be deemed to preclude the Trustees from also serving as officers, employees or agents of the Trust or owning Shares.

                  (bb) Trust Estate. "Trust Estate" shall mean as of any particular time any and all property, real, personal or otherwise, tangible or intangible, which is transferred, conveyed or paid to or purchased by the Trust or Trustees and all rents, income, profits and gains therefrom and which at such time is owned or held by or for the Trust or the Trustees.

                  (cc) Trustees' Regulations. "Trustees' Regulations" shall have the meaning set forth in Section 3.3.

                  (dd) Unaffiliated Trustee. "Unaffiliated Trustee" shall mean a Trustee who, in his individual capacity, (i) is not an Affiliate of the Advisor or the Controlling Shareholder, (ii) does not own any interest in the Advisor or the Controlling Shareholder, and (iii) does not perform any services for the Trust except as Trustee; provided that officers or employees of Compass Retail, Inc. shall also be deemed "Unaffiliated Trustees" for purposes of this definition.

                                   ARTICLE II

                                    TRUSTEES

         2.1 Number, Term of Office and Qualifications of Trustees. There shall be no fewer than five (5) nor more than seven (7) Trustees. The initial Trustees under this Second Amended and Restated Declaration of Trust are the five signatories hereto. Within the limits set forth in this Section 2.1, the number of Trustees may be increased and decreased from time to time by the Trustees or by the vote or consent of the holders of a majority of the outstanding Shares then entitled to vote thereon. Subject to the provisions of Section 2.3, each Trustee shall hold office until the next annual meeting of Shareholders and until the election and qualification of his successor. There shall be no cumulative voting in the election for Trustees. A Trustee shall be an individual at least twenty-one (21) years of age who is not under legal disability. Subject to the provisions regarding vacancies set forth in Section 2.4, there shall be at least one (1) Unaffiliated Trustee at all times. Upon the resignation, removal or death of a Trustee who is an Affiliated Trustee, the remaining Affiliated Trustees shall appoint a person to replace such Affiliated Trustee. Nominees to serve as Affiliated Trustees shall be nominated by the then current Affiliated Trustees, if any. Unless otherwise required by law, no Trustee shall be required to give bond, surety or security in any jurisdiction for the performance of any duties or obligations hereunder. The Trustees in their capacity as trustees shall not be required to devote their entire time to the business and affairs of the Trust.

         2.2 Compensation and Other Remuneration. The Trustees shall be entitled to receive such reasonable compensation for their services as Trustees as the Trustees may determine from time to time. The Trustees and Trust officers shall be entitled to receive remuneration for services rendered to the Trust in any other capacity. Subject to Sections 7.5 and 7.6, such services may include, without limitation, services as an officer of the Trust, legal, accounting or other professional services, or services as a broker, transfer agent or underwriter, whether performed by a Trustee or any person affiliated with a Trustee.

         2.3 Resignation, Removal and Death of Trustees. A Trustee may resign at any time by giving written notice in recordable form to the remaining Trustees at the principal office of the Trust. Such resignation shall take effect on the date such notice is given, or at any later time specified in such notice, without need for prior or subsequent accounting. A Trustee may be removed at any time, with or without cause, by vote or consent of holders of a majority of the outstanding Shares then entitled to vote thereon or by a majority of the remaining Trustees; provided that, subject to the provisions regarding vacancies set forth in
Section 2.4, there shall be at least one (1) Unaffiliated Trustee at all times. A Trustee judged incompetent or bankrupt, or for whom a guardian or conservator has been appointed, shall be deemed to have resigned as of the date of such adjudication or appointment. Upon the resignation or removal of any Trustee, or upon his otherwise ceasing to be a Trustee, he shall execute and deliver such documents as the remaining Trustees shall require for the conveyance of any Trust property held in his name and shall account to the remaining Trustee or Trustees, as they require, for all property which he holds as Trustee and shall thereupon be discharged as Trustee. Upon the incapacity or death of any Trustee, his legal representative shall perform the acts set forth in the preceding sentence, and the discharge mentioned therein shall run to such legal representative and to the incapacitated Trustee or the estate of the deceased Trustee, as the case may be.

         2.4 Vacancies. If any or all of the Trustees cease to be Trustees hereunder, whether by reason of resignation, removal, incapacity, death or otherwise, such event shall not terminate the Trust or affect its continuity. Until vacancies are filled, the remaining Trustee or Trustees (even though fewer than five (5)) may exercise the powers of the Trustees hereunder. Vacancies (including vacancies created by increases in number) may be filled by the remaining Trustee or by a majority of the remaining Trustees (or the Controlling Shareholder, if the vacant position was formerly held by an Affiliated Trustee) or by the vote and consent of holders of a majority of the outstanding Shares entitled to vote thereon. If at any time there shall be no Trustees in office, successor Trustees shall be elected by the Shareholders as provided in Section
6.7. Any Trustee elected to fill a vacancy created by the resignation, removal or death of a former Trustee shall hold office for the unexpired term of such former Trustee. Successors of the Unaffiliated Trustees shall be nominated by the remaining Unaffiliated Trustees, if there are any remaining Unaffiliated Trustees.

         2.5 Successor and Additional Trustees. The right, title and interest of the Trustees in and to the Trust Estate shall also vest in successor and additional Trustees upon their qualification, and they shall thereupon have all the rights and obligations of Trustees hereunder. Such right, title and interest shall vest in the Trustees whether or not conveyancing documents have been executed and delivered pursuant to Section 2.3 or otherwise. Appropriate written evidence of the election and qualification of successor and additional Trustees shall be filed with the records of the Trust and in such other offices or places as the Trustee may deem necessary, appropriate or desirable.

         2.6 Actions by Trustees. The Trustees may act with or without a meeting. A quorum for all meetings of the Trustees shall be a majority of the Trustees. Affiliated Trustees may be counted in determining the presence of a quorum at a meeting of the Trustees. Except as provided below in this Section
2.6 or in Section 7.6 hereof, any action of the Trustees may be taken at a meeting by vote of a majority of the Trustees present (a quorum being present) or without a meeting by written consents of a majority of the Trustees, which consents shall be filed with the records of meetings of the Trustees. Every act or decision done or made by a majority of the Trustees present at a meeting duly held at which a quorum is present shall be the act of the Trustees. Any action or actions permitted to be taken by the Trustees in connection with the business of the Trust may be taken pursuant to authority granted by a meeting of the Trustees conducted by a telephone conference call, and the transaction of Trust business represented thereby shall be of the same authority and validity as if transacted at a meeting of the Trustees held in person or by written consent. The minutes of any Trustees' meeting held by telephone shall be prepared in the same manner as a meeting of the Trustees held in person. Any agreement, Mortgage or other instrument or writing executed by one or more of the Trustees or by any authorized Person shall be valid and binding upon the Trustees and upon the Trust when authorized or ratified by action of the Trustees or as provided in the Trustees' Regulations.

         With respect to the actions of the Trustees, Trustees who have, or are Affiliates of Persons who have, any direct or indirect interest in or connection with any matter being acted upon may be counted for all quorum purposes under this Section 2.6 and, subject to the provisions of Section 7.6, may vote on the matter as to which they or their Affiliates have such interest or connection.

         Approval of the following transactions shall require the approval of a committee consisting of at least one Unaffiliated Trustee and at least two Affiliated Trustees: (i) transactions between the Trust (including any subsidiaries of the Trust) and ART and any of ART's Affiliates and other related persons (other than transactions between related parties pursuant to a new advisory agreement which has been approved or ratified by the holders of a majority of the outstanding shares of beneficial interest of EQK, including holders of a majority of the Shares not held by ART or any of its Affiliates, that actually vote at the applicable meeting) and other transactions requiring approval as set forth in Section 7.6; (ii) amendments to this Declaration of Trust; and (iii) amendments to the Trustees' Regulations.

         Any action hereunder which requires the affirmative vote of a majority of the Unaffiliated Trustees may be taken upon the affirmative vote of the sole Unaffiliated Trustee if only one such Trustee exists.

         2.7 Certification of Changes in Trustees. No removal of a Trustee and no election or appointment of any individual as Trustee (other than an individual who was serving as a Trustee immediately prior to such election or appointment) shall become effective unless and until there shall be delivered to the chief executive officer or the secretary of the Trust an instrument in writing signed by a majority of the Trustees, certifying to such removal of a Trustee and or naming the individual so elected or appointed as Trustee, together with his written acceptance thereof and agreement to be bound thereby.

         2.8 Committees. The Trustees may appoint from among their own number an audit committee, a nominating committee and such other standing committee as the Trustees determine. Each standing committee shall consist of two or more members. At least one member of the audit committee and each other standing committee shall be an Unaffiliated Trustee; provided, however, that upon a failure to comply with this requirement because of the resignation, removal or death of an Unaffiliated Trustee, such requirement shall not be applicable for a period of sixty (60) days.

Each committee shall have such powers, duties and obligations as the Trustees may deem necessary or appropriate. The standing committees shall report their activities periodically to the Trustees.

                                   ARTICLE III

                                TRUSTEES' POWERS

         3.1 Power and Authority of Trustees. The Trustees, subject only to the specific limitations contained in this Declaration, shall have, without further or other authorization, and free from any power or control on the part of the Shareholders, full, absolute and exclusive power, control and authority over the Trust Estate and over the business and affairs of the Trust to the same extent as if the Trustees were the sole owners thereof in their own right, and may do all such acts and things as in their sole judgment and discretion are necessary for or incidental to or desirable for the carrying out of any of the purposes of the Trust or the conducting of the business of the Trust. Any determination made in good faith by the Trustees of the purposes of the Trust or the existence of any power or authority hereunder shall be conclusive. In construing the provisions of this Declaration, a presumption shall favor the grant of powers and authority to the Trustees. The enumeration of any specific power or authority herein shall not be construed as limiting the general powers or authority or any other specified power or authority conferred herein upon the Trustees.

         3.2 Specific Powers and Authority. Subject only to the express limitations contained in this Declaration and in addition to any powers and authorities conferred by this Declaration or which the Trustees may have by virtue of any present or future statute or rule or law, and also subject to the REIT Provisions of the Internal Revenue Code, the Trustees, without any action or consent by the Shareholders, shall have and may exercise at any time and from time to time the following powers and authorities which may or may not be exercised by them in their sole judgment and discretion and in such manner and upon such terms and conditions as they may from time to time deem proper:

                  (a) to retain, invest and reinvest the capital or other funds of the Trust in, and to acquire, purchase, or own, mortgage and/or equity interests in real or personal property of any kind, all without regard to whether any such property is authorized by law for the investment of Trust funds or whether any investments may mature before the possible termination of the Trust, and to possess and exercise all the rights, powers, and privileges appertaining to the ownership of the Trust Estate and to increase the capital of the Trust at any time by the issuance of additional Shares or Securities of the Trust for such consideration as they deem appropriate;

                  (b) without limitation of the powers set forth in paragraph
         (a) above, for such consideration as they deem proper, to invest in, purchase, or otherwise acquire for cash or other property or through the issuance of Shares or through the issuance of notes, debentures, bonds, or other obligations of the Trust and hold for investment real, personal or mixed, tangible or intangible, property of any kind wherever located in the world, including without limitation: (i) the entire or any participating interest in rents, lease payments, or other income from, or the entire or any participating interest in the profits from, or the entire or any participating interest in the equity or ownership of, Real Property;
         (ii) the entire or any participating interest in notes, bonds, or other obligations which are secured by Mortgages; (iii) in connection with any such investment, purchase or acquisition, a share of rents, lease payments, or other gross income from or a share of the profits from or a share in the equity or ownership of Real Property, either directly or through joint venture, general or limited partnership, or other lawful combinations or associations; (iv) loans secured by the pledge or transfer of Mortgages; and (v) Securities of every nature, whether or not secured by Mortgage Loans. The Trustees shall also have the power to develop, operate, pool, unitize, grant production payments out of or lease or otherwise dispose of mineral, oil, and gas properties and rights;

                  (c) to sell, rent, lease, hire, exchange, release, partition, assign, mortgage, pledge, hypothecate, grant security interests in, encumber, negotiate, convey, transfer or otherwise dispose of any and all of the Trust Estate by deeds (including deeds in lieu of foreclosure), trust deeds, assignments, bills of sale, transfers, leases, mortgages, financing statements, security agreements and other instruments for any of such purposes executed and delivered for and on behalf of the Trust or the Trustees by one or more of the Trustees or by a duly authorized officer, employee, agent or any nominee of the Trust;

                  (d) to issue Shares, bonds, debentures, notes or other evidences of indebtedness which may be secured or unsecured and may be subordinated to any indebtedness of the Trust and may be convertible into Shares and which include options, warrants and rights to subscribe to, purchase or acquire any of the foregoing, all without vote of or other action by the Shareholders to such Persons for such cash, property or other consideration (including Securities issued or created by, or interests in any Person) at such time or times and on such terms as the Trustees in their sole discretion and in good faith may deem advisable and to list any of the foregoing Securities issued by the Trust on any securities exchange and to purchase or otherwise acquire, hold, cancel, reissue, sell and transfer any of such Securities, and to cause the instruments evidencing such Securities to bear an actual or facsimile imprint of the seal of the Trust and to be signed by manual or facsimile signature or signatures (and to issue such Securities, whether or not any Person whose manual or facsimile signature shall be imprinted thereon shall have ceased to occupy the office with respect to which such signature was authorized), provided that, where only facsimile signatures for the Trust are used, the instrument shall be countersigned manually by a transfer agent, registrar or other authentication agent. Any of such Securities of different types may be issued in combinations or units with such restrictions on the separate transferability thereof as the Trustees shall determine;

                  (e) to enter into leases of real and personal property as lessor or lessee and to enter into contracts, obligations and other agreements for a term, and to invest in obligations having a term, extending beyond the term of office of the Trustees and beyond the possible termination of the Trust, or having a lesser term;

                  (f) to borrow money and give negotiable or non-negotiable instruments therefor; to guarantee, indemnify or act as surety with respect to payment or performance of obligations of third parties; to enter into other obligations on behalf of the Trust; and to assign, convey, transfer, mortgage, subordinate, pledge, grant security interests in, encumber or hypothecate the Trust Estate to secure any indebtedness of the Trust or any other of the foregoing obligations of the Trust;

                  (g) to lend money, whether secured or unsecured;

                  (h) to create reserve funds for any purpose;

                  (i) to incur and pay out of the Trust Estate any charges or expenses, and disburse any funds of the Trust, which charges, expenses or disbursements are, in the opinion of the Trustees, necessary for or incidental to or desirable for the carrying out of any of the purposes of the Trust or the conducting of the business of the Trust, including without limitation taxes and other governmental levies, charges and assessments, of whatever kind or nature, imposed upon or against the Trustees in connection with the Trust or the Trust Estate or upon or against the Trust Estate or any part thereof, and for any of the purposes herein;

                  (j) to deposit funds or Securities held by the Trust in banks, trust companies, savings and loan associations and other depositories, whether or not such deposits will draw interest, the same to be subject to withdrawal on such terms and in such manner and by such Person or Persons (including any one or more Trustees, officers, agents or representatives) as the Trustees may determine;

                  (k) to possess and exercise all the rights, powers and privileges appertaining to the ownership of all or any interests in Mortgages or Securities issued or created by any Person, forming part of the Trust Estate, to the same extent that an individual might, and, without limiting the generality of the foregoing, to vote or give any consent, request or notice, or waive any notice, either in person or by proxy or power of attorney, with or without power of substitution, to one or more Persons, which proxies and powers of attorney may be for meetings or actions generally, or for any particular meeting or action, and may include the exercise of discretionary powers;

                  (l) to cause to be organized or assist in organizing any Person under the laws of any jurisdiction to acquire the Trust Estate or any part or parts thereof or to carry on any business in which the Trust shall directly or indirectly have any interest and to sell, rent, lease, hire, convey, negotiate, assign, exchange or transfer the Trust Estate or any part or parts thereof to or with any such Person or any existing Person in exchange for the Securities thereof or otherwise, and to merge or consolidate the Trust with or into any Person or merge or consolidate any Person into the Trust, and to lend money to, subscribe for the Securities of, and enter into any contracts with, any Person in which the Trust holds or is about to acquire Securities or any other interest;

                  (m) to enter into joint ventures, general or limited partnerships, participation or agency arrangements and any other lawful combinations or associations;

                  (n) to elect, appoint, engage or employ such officers for the Trust as the Trustees may determine, who may be removed or discharged at the discretion of the Trustees, such officers to have such powers and duties, and to serve such terms and at such compensation as may be prescribed by the Trustees or by the Trustees' Regulations, to engage or employ any Persons (including, subject to the provisions of Sections
         7.5 and 7.6, any Trustee, officer or agent and any Person in which any Trustee, officer or agent is directly or indirectly interested or with which he is directly or indirectly connected) as agents, representatives, employees, or independent contractors (including without limitation real estate advisors, investment advisors, transfer agents, registrars, underwriters, accountants, attorneys at law, real estate agents, managers, appraisers, brokers, architects, engineers, construction managers, general contractors or otherwise) in one or more capacities, and to pay compensation from the Trust for services in as many capacities as such Person may be so engaged or employed and, except as prohibited by law, to delegate any of the powers and duties of the Trustees to any one or more Trustees, agents, representatives, officers, employees, independent contractors or other Persons;

                  (o) to determine whether moneys, Securities or other assets received by the Trust shall be charged or credited to income or capital or allocated between income and capital, including the power to amortize or fail to amortize any part or all of any premium or discount, to treat any part or all the profit resulting from the maturity or sale of any asset, whether purchased at a premium or at a discount, as income or capital, or to apportion the same between income and capital; to apportion the sales price of any asset between income and capital, and to determine in what manner any expenses or disbursements are to be borne as between income and capital, whether or not in the absence of the power and authority conferred by this subsection such monies, Securities or other assets would be regarded as income or as capital or such expense or disbursement would be charged to income or to capital; to treat any dividend or other distribution on any investment as income or capital or apportion the same between income and capital; to provide or fail to provide reserves for depreciation, amortization or obsolescence in respect of all or any part of the Trust Estate subject to depreciation, amortization or obsolescence in such amounts and by such methods as they shall determine; to allocate to the share of beneficial interest account less than all of the consideration received for the Shares and to allocate the balance thereof to capital surplus; and to determine the method or form in which the accounts and records of the Trust shall be kept and to change from time to time such method or form;

                  (p) to determine from time to time, the value of all or any part of the Trust Estate and of any services, Securities, assets or other consideration to be furnished to or acquired by the Trust, and from time to time to revalue all or any part of the Trust Estate in accordance with such appraisals or other information as are, in the Trustees' sole judgment, necessary and/or satisfactory;

                  (q) to collect, sue for, and receive all sums of money or other assets coming due to the Trust, and to engage in, intervene in, prosecute, join, defend, compound, compromise, abandon or adjust, by arbitration or otherwise, any actions, suits, proceedings, disputes, claims, controversies, demands or other litigation relating to the Trust, the Trust Estate or the Trust's affairs, to enter into agreements therefor, whether or not any suit is commenced or claim accrued or asserted and, in advance of any controversy, to enter into agreements regarding arbitration, adjudication or settlement thereof;

                  (r) to renew, modify, release, compromise, extend, consolidate or cancel, in whole or in part, any obligation to or of the Trust or participate in any reorganization of obligors to the Trust;

                  (s) to purchase and pay for out of the Trust Estate insurance contracts and policies insuring the Trust Estate against any and all risks and insuring the Trust and/or any or all of the Trustees, the Shareholders, officers, employees, agents, investment advisors or independent contractors of the Trust against any and all claims and liabilities of every nature asserted by any Person arising by reason of any action alleged to have been taken or omitted by the Trust or by any such Person as Trustee, Shareholder, officer, employee, agent, investment advisor or independent contractor, whether or not the Trust would have the power to indemnify such Person against such claim or liability;

                  (t) to cause legal title to any of the Trust Estate to be held by and/or in the name of the Trustees, or except as prohibited by law, by and/or in the name of the Trust or one or more of the Trustees or any other Person, on such terms, in such manner, with such powers in such Person as the Trustees may determine, and with or without disclosure that the Trust or Trustees are interested therein;

                  (u) to adopt a fiscal year for the Trust, and from time to time to change such fiscal year without the approval of the Shareholders;

                  (v) to adopt and use a seal (but the use of a seal shall not be required for the execution of instruments or obligations of the Trust);

                  (w) to make, perform, and carry out, or cancel and rescind, contracts of every kind for any lawful purpose without limit as to amount, with any Person, firm, trust, association, corporation, municipality, county, parish, state, territory, government or other municipal or governmental subdivision, such contracts to be for such duration and upon such terms as the Trustees in their sole discretion shall determine;

                  (x)  to confess judgment against the Trust;

                  (y)  to discontinue the operations of the Trust;

                  (z)  to repurchase or redeem Shares; and

                  (aa) to do all other such acts and things as are necessary or incidental to the foregoing, and to exercise all powers which are necessary or useful to carry on the business of the Trust, to promote any of the purposes for which the Trust is formed and to carry out the provisions of this Declaration.

         3.3 Trustees' Regulations. The Trustees may make, adopt, amend or repeal regulations (the "Trustees' Regulations") containing provisions relating to the business of the Trust, the conduct of its affairs, its rights or powers and the rights or powers of its Shareholders, Trustees or officers not inconsistent with law or with this Declaration. Notwithstanding anything to the contrary in the Trustees' Regulations, any amendment of the Trustees' Regulations shall require the approval of a majority of the Unaffiliated Trustees.

         3.4 Additional Powers. The Trustees shall additionally have and exercise all the powers conferred by the laws of Massachusetts upon business trusts or real estate investment trusts formed under such laws, insofar as such laws are not in conflict with the provisions of this Declaration.


                                   ARTICLE IV

                                     ADVISOR

         4.1 Employment of Advisor. The Trustees are responsible for the general policies of the Trust and for such general supervision of the business of the Trust conducted by all officers, agents, employees, advisors, managers or independent contractors of the Trust as may be necessary to ensure that such business conforms to the provisions of this Declaration. However, the Trustees are not and shall not be required personally to conduct all of the business of the Trust, and, consistent with their ultimate responsibility as stated above, the Trustees shall have the power to appoint, employ or contract with any Person (including one or more of themselves or any corporation, partnership, or trust in which one or more of them may be directors, officers, stockholders, partners or trustees) as the Trustees may deem necessary or proper for the transaction of the business of the Trust. The Trustees may therefor employ or contract with such Person (herein referred to as the "Advisor") and, consistent with their ultimate responsibility as set forth in this Section 4.1, the Trustees may grant or delegate such authority to the Advisor as the Trustees may in their sole discretion deem necessary or desirable without regard to whether such authority is normally granted or delegated by trustees.

         Subject to the provisions of Sections 4.2 and 4.4 hereof, the Trustees shall have the power to determine the terms and compensation of the Advisor or any other Person whom they may employ or with whom they may contract; provided, however, that any determination to employ or contract with any Trustee or any Person such that a Trustee would be an Affiliated Trustee shall be valid only if made, approved or ratified, after disclosure of such interests, by the affirmative vote or written consent of a majority of the Unaffiliated Trustees. The Trustees may exercise broad discretion in allowing the Advisor to administer and regulate the operations of the Trust, to act as agent for the Trust, to execute documents on behalf of the Trustees and to make executive decisions which conform to general policies and general principles previously established by the Trustees.

         4.2 Term. The Trustees shall not enter into any advisory contract with the Advisor unless such contract has an initial term of no more than two (2) years, provides for annual renewal or extension thereafter and for termination thereof by the Trustees without cause at any time without penalty upon sixty
(60) days' written notice by the Trustees, either by affirmative vote or written consent of a majority of the Unaffiliated Trustees, requires for renewal or extension thereof the affirmative vote or written consent of a majority of the Unaffiliated Trustees and provides for termination thereof by the Advisor without cause at any time after the expiration of a period specified in such contract (which period shall not be shorter than the original term) without penalty upon one hundred and eighty (180) days' written notice by the Advisor. In the event of the termination of an advisory contract, the terminated Advisor shall be required to cooperate with the Trust and take all reasonable steps requested to assist the Trustees in making an orderly transition of the advisory function. It shall be the duty of the Trustees to evaluate the performance of the Advisor before entering into or renewing an advisory contract, and the Unaffiliated Trustees have a fiduciary duty to the Shareholders to supervise the relationship of the Trust with the Advisor.

         4.3 Other Activities of Advisor. The Advisor shall not be required to administer the investment activities of the Trust as its sole and exclusive function and may have other business interests and may engage in other activities similar or in addition to those relating to the Trust, including the rendering of services and advice to other Persons (including other REITs) and the management of other investments (including investments of the Advisor and its Affiliates). The Trustees may request the Advisor to engage in other activities which complement the Trust's investments, and the Advisor may receive compensation or commissions therefor from the Trust or other Persons.

         The Advisor shall be required to use its best efforts to supervise the operation of the Trust in a manner consistent with the investment policies and objectives of the Trust, but neither the Advisor nor (subject to any applicable provisions of Section 7.5) any Affiliate of the Advisor shall be obligated to present any particular investment opportunity to the Trust, even if such opportunity is of a character such that, if presented to the Trust, could be taken by the Trust, and, subject to the foregoing, shall be protected in taking for its own account or recommending to others any such particular investment opportunity.

         Upon request of any Trustee, the Advisor shall from time to time promptly furnish the Trustees with such information on a confidential basis as to any investments within the Trust's investment policies made by the Advisor for its own account as may be provided in the advisory contract with the Advisor in effect from time to time.

         4.4 Advisor Compensation. The Trustees, including a majority of the Unaffiliated Trustees, shall at least annually review generally the performance of the Advisor in order to determine whether the compensation which the Trust has contracted to pay to the Advisor is reasonable in relation to the nature and quality of services performed and whether the provisions of the advisory contract with the Advisor are being carried out. Each such determination shall be based on such of the following and other factors as the Trustees (including the Unaffiliated Trustees) deem relevant and shall be reflected in the minutes of the meetings of the Trustees:

                  (a) the size of the advisory fee in relation to the size, composition and profitability of the portfolio of the Trust;

                  (b) the success of the Advisor in generating opportunities that meet the investment objectives of the Trust;

                  (c) the rates charged to other REITs and to investors other than REITs by Advisors performing similar services;

                  (d) additional revenues realized by the Advisor and its Affiliates through their relationship with the Trust, including loan administration, underwriting or brokerage commissions, servicing, engineering, inspection and other fees, whether paid by the Trust or by others with whom the Trust does business;

                  (e) the quality and extent of service and advice furnished by the Advisor;

                  (f) the performance of the investment portfolio of the Trust, including income, conservation or appreciation of capital, frequency of problem investments and competence in dealing with distress situations; and

                  (g) the quality of the portfolio of the Trust in relationship to any investments generated by the Advisor for its own account.

         4.5 Annual Total Operating Expenses. The Total Operating Expenses of the Trust shall not exceed in any twelve-month period the greater of two percent (2%) of the Average Invested Assets for such twelve-month period and twenty-five percent (25%) of the Net Income for such twelve (12) month period (calculated before the deduction therefrom of such Total Operating Expenses), or such greater amount, with respect to any year, as shall have been found by a majority of the Trustees, including a majority of the Unaffiliated Trustees, based upon such unanticipated, unusual or nonrecurring factors as they may deem sufficient, to be justified for such year, and any such finding and the reasons in support thereof shall be reflected in the minutes of the meetings of the Trustees.

         The Unaffiliated Trustees shall at least annually determine whether the total fees and expenses of the Trust are reasonable in light of the investment experience of the Trust, its Net Assets, its Net Income and the fees and expenses of comparable REITs. Each such determination shall be reflected in the minutes of meetings of the Trustees.

         Within sixty (60) days after the end of any fiscal quarter of the Trust ending on or after December 31, 1985 for which Total Operating Expenses (for the twelve (12) months then ended) exceed both two percent (2%) of the Average Invested Assets for such twelve (12) month period and twenty-five percent (25%) of the Net Income for such twelve (12) month period (calculated before the deduction therefrom of such Total Operating Expenses), there shall be sent to the Shareholders a written disclosure of such fact, together with an explanation of the factors, if any, which the Trustees (including a majority of the Unaffiliated Trustees) have concluded were sufficiently unanticipated, unusual or nonrecurring to justify such higher Total Operating Expenses.

         Each advisory contract with the Advisor shall provide that in the event that the Total Operating Expenses exceed the limitations provided in this
Section 4.5, then, unless the Trustees (including a majority of the Unaffiliated Trustees) shall have found such excess to be justified as provided above, the Advisor shall reimburse the Trust (which reimbursement may be accomplished by, at the option of the Trust, a reduction of the Advisor's compensation) for the amount by which the aggregate annual Total Operating Expenses paid or incurred by the Trust exceed the limitations herein provided.

                                    ARTICLE V

                                INVESTMENT POLICY

         5.1 Statement of Policy. It shall be the general objectives of the Trust that the Trustees invest the Trust Estate in equity interests in Real Property (including equity Securities of real estate-related entities), leases, joint venture development projects and partnerships and participate in the financing of real estate and real estate-related activities through investments in mortgage loans, including first, wraparound and junior mortgage loans (collectively, the "Permitted Investments"). The Trustees shall pursue a balanced investment policy, seeking both current income and capital appreciation. These general objectives shall be pursued in a manner consistent with the investment policies specified in the remainder of this Section 5.1.

         The Trustees intend to hold the Permitted Investments for up to eighteen years after the date of this Second Amended and Restated Declaration of Trust and, after the eighteenth year, the Trustees will dispose of any remaining investments of the Trust in an orderly fashion within a period of two years in order to achieve a complete liquidation of the Trust within twenty years after the date of this Second Amended and Restated Declaration of Trust. The Trust's existence and the maximum holding period for its investments may be extended beyond the 20-year period only if (i) at any time after the 18th year after the date of this Second Amended and Restated Declaration of Trust, a majority of the Trustees, including a majority of the Unaffiliated Trustees, affirmatively determines that such extension would be in the best interests of the Shareholders, taking into consideration the then prevailing conditions in the relevant real estate markets, and recommends to the Shareholders a single specified extension of the aforesaid 20-year period and (ii) the holders of a majority of the Shares then outstanding and entitled to vote thereon approve such extension.

         To the extent that the Trust Estate has assets not otherwise invested in accordance with this Section 5.1, it shall be the policy of the Trustees to invest such assets in (i) government Securities, (ii) Securities of government agencies, (iii) bankers' acceptances, (iv) certificates of deposit, (v) interest-bearing deposits in commercial banks, (vi) participations in pools of mortgages or bonds and notes (such as Federal Home Loan Mortgage Corporation participation sale certificates, Government National Mortgage Association modified pass-through certificates and Federal National Mortgage Association bonds and notes); (vii) bank repurchase agreements covering the Securities of the United States or agencies or instrumentalities thereof and (viii) other similarly secured short-term investment Securities.

         Subject to the investment restrictions in Section 5.2, the Trustees may alter any or all of the above-described investment policies if they should determine such change to be in the best interest of the Trust. Subject to the preceding terms, the Trustees shall endeavor to invest the Trust's assets in accordance with the investment policies set forth in this Article V, but the failure so to invest its assets shall not affect the validity of any investment made or action taken by the Trustees.

         It shall be the policy of the Trustees to make investments in such manner as to comply with the requirements of the Internal Revenue Code with respect to the composition of the investments and the derivation of the income of a real estate investment trust as defined in the REIT Provisions of the Internal Revenue Code; provided, however, that no Trustee, officer, employee or agent of the Trust shall be liable for any act or omission resulting in the loss of tax benefits under the Internal Revenue Code, except for that arising from his own willful misfeasance, bad faith, gross negligence or reckless disregard of duty.

         5.2 Prohibited Investments and Activities. The Trustees shall not:

                  (a) invest in any foreign currency, commodities, commodity futures contracts, bullion or chattels, except such chattels as are employed in the day to day business of the Trust or in connection with its Real Property;

                  (b) invest in any contracts for the sale of real estate, except in connection with the acquisition of interests in Real Property;

                  (c) engage in any short sale;

                  (d) issue "redeemable securities" as defined in Section 2(a)(32) of the Investment Company Act of 1940;

                  (e) hold equity Securities, except in connection with the acquisition of equity interests in Real Property; or

                  (f) engage in trading as compared with investment activities or engage in the business of underwriting or agency distribution of Securities issued by others, but this prohibition shall not prevent the Trustees from selling interests in Real Property.

         5.3 Appraisals. If the Trustees shall at any time purchase Real Property, or interests therein, the consideration paid therefor shall generally be based upon the fair market value thereof as determined by an appraisal by a Person who is not an Affiliate of the Trust or the Advisor and who is, in the sole judgment of the Trustees, properly qualified to make such a determination.

                                   ARTICLE VI

                           THE SHARES AND SHAREHOLDERS

         6.1 Shares. The units into which the beneficial interest in the Trust will be divided shall be designated as Shares of Beneficial Interest, each without par value. The Shares shall be of one class, and each Share shall be identical in all respects with every other Share. There shall be no limit upon the number of authorized Shares which may be issued by the Trust. The certificates evidencing the Shares shall be in such form, and signed as provided in Section 3.2(d) on behalf of the Trust and of a transfer agent and/or registrar (if any) in such manner as the Trustees may from time to time prescribe or as may be prescribed in the Trustees' Regulations. The certificates shall be negotiable and title thereto and to the Shares represented thereby shall be transferred by assignment and delivery thereof to the same extent and in all respects as a share certificate of a Massachusetts business corporation (subject to Sections 3.2(d), 6.4 and 6.12). The Shares may be issued for such consideration as the Trustees in their sole discretion shall determine or by way of Share dividend or Share split in the sole discretion of the Trustees. Shares reacquired by the Trust shall no longer be deemed outstanding and shall have no voting or other rights unless and until reissued. Shares reacquired by the Trust may be canceled and restored to the status of authorized and unissued Shares by action of the Trustees. All Shares shall be validly issued, fully paid and nonassessable by the Trust upon receipt of full consideration for which they have been issued or without additional consideration if issued by way of Share dividend or Share split. Each holder of Shares shall as a result thereof be deemed to have agreed to and be bound by the terms of this Declaration. The holders of Shares shall be entitled to receive, when and as declared from time to time by the Trustees out of any funds legally available for the purpose, such dividends as may be declared from time to time by the Trustees. In the event of the termination of the Trust or upon the distribution of its assets, the assets of the Trust available for payment and distribution to Shareholders shall be distributed ratably among the holders of Shares at the time outstanding. The Shares shall entitle the holders thereof to one vote per share, shall not entitle the holders thereof to preference, appraisal, conversion, exchange, preemptive or redemption rights of any kind and shall have equal dividend or distribution, liquidation and other rights.

         6.2 Legal Ownership of Trust Estate. The legal ownership of the Trust Estate and the right to conduct the business of the Trust are vested exclusively in the Trustees (subject to Section 3.2(t)), and the Shareholders shall have no interest therein other than beneficial interest in the Trust conferred by their Shares issued hereunder and they shall have no right to compel any partition, division, dividend or distribution of the Trust or any of the Trust Estate.

         6.3 Shares Deemed Personal Property. The Shares shall be personal property and shall confer upon the holders thereof only the interest and rights specifically set forth or provided for in this Declaration. The death, insolvency or incapacity of a Shareholder shall not dissolve or terminate the Trust or affect its continuity nor give his legal representative any rights whatsoever, whether against or in respect of other Shareholders, the Trustees or the Trust Estate or otherwise except the sole right to demand and, subject to the provisions of this Declaration, the Trustees' Regulations and any requirements of law, to receive a new certificate for Shares registered in the name of such legal representative, in exchange for the certificate held by such Shareholder.

         6.4 Share Record; Issuance and Transferability of Shares. Records shall be kept by or on behalf of and under the direction of the Trustees, which shall contain the names and addresses of the Shareholders, the number of Shares held by them respectively, and the numbers of the certificates representing the Shares, and in which there shall be recorded all transfers of Shares. The Trust, the Trustees and the officers, employees and agents of the Trust shall be entitled to deem the Persons in whose names certificates are registered on the records of the Trust to be the absolute owners of the Shares represented thereby for all purposes of this Trust; but nothing herein shall be deemed to preclude the Trustees or officers, employees or agents of the Trust from inquiring as to the actual ownership of Shares. Until a transfer is duly effected on the records of the Trust, the Trustees shall not be affected by any notice of such transfer, either actual or constructive.

         Shares shall be transferable on the records of the Trust only by the record holder thereof or by his agent thereunto duly authorized in writing upon delivery to the Trustees or a transfer agent of the certificate or certificates therefor, properly endorsed or accompanied by duly executed instruments of transfer and accompanied by all necessary documentary stamps together with such evidence of the genuineness of each such endorsement, execution or authorization and of other matters as may reasonably be required by the Trustees or such transfer agent. Upon such delivery, the transfer shall be recorded in the records of the Trust and a new certificate for the Shares so transferred shall be issued to the transferee and in case of a transfer of only a part of the Shares represented by any certificate, a new certificate for the balance shall be issued to the transferor. Any Person becoming entitled to any Shares in consequence of the death of a Shareholder or otherwise by operation of law shall be recorded as the holder of such Shares and shall receive a new certificate therefor but only upon delivery to the Trustees or a transfer agent of instruments and other evidence required by the Trustees or the transfer agent to demonstrate such entitlement, the existing certificate for such Shares and such releases from applicable governmental authorities as may be required by the Trustees or transfer agent. In case of the loss, mutilation or destruction of any certificate for Shares, the Trustees may issue or cause to be issued a replacement certificate on such terms and subject to such rules and regulations as the Trustees may from time to time prescribe. Nothing in this Declaration shall impose upon the Trustees or a transfer agent a duty or limit their rights to inquire into adverse claims.

         6.5 Dividends or Distributions to Shareholders. The Trustees may from time to time declare and pay to Shareholders such dividends or distributions in cash, property or assets of the Trust or Securities issued by the Trust, out of current or accumulated income, capital, capital gains, principal, surplus, proceeds from the increase or financing or refinancing of Trust obligations, or from the sale of portions of the Trust Estate or from any other source as the Trustees in their discretion shall determine. Shareholders shall have no right to any dividend or distribution unless and until declared by the Trustees. The Trustees shall furnish the Shareholders with a statement in writing advising as to the source of the funds so distributed not later than ninety (90) days after the close of the fiscal year in which the distribution was made.

         6.6 Transfer Agent, Dividend Disbursing Agent and Registrar. The Trustees shall have power to employ one or more transfer agents, dividend disbursing agents and registrars (including the Advisor and/or its Affiliates) and to authorize them on behalf of the Trust to keep records, to hold and to disburse any dividends or distributions, and to have and perform, in respect of all original issues and transfers of Shares, dividends and distributions and reports and communications to Shareholders, the powers and duties usually had and performed by transfer agents, dividend disbursing agents and registrars of a Massachusetts business corporation.

         6.7 Shareholders' Meetings. There shall be an annual meeting of the Shareholders, at such time and place as shall be determined by or in the manner prescribed in the Trustees' Regulations, at which the Trustees shall be elected and any other proper business may be conducted. The Annual Meeting of Shareholders shall be held after delivery to the Shareholders of the Annual Report and within six (6) months after the end of each fiscal year, commencing with the fiscal year ending December 31, 1985. Special meetings of Shareholders may be called by the chief executive officer of the Trust or by a majority of the Trustees or of the Unaffiliated Trustees and shall be called upon the written request of Shareholders holding in the aggregate not less than ten percent (10%) of the total votes authorized to be cast by the outstanding Shares of the Trust entitled to vote at such meeting in the manner provided in the Trustees' Regulations. If there shall be no Trustees, the officers of the Trust shall promptly call a special meeting of the Shareholders entitled to vote for the election of successor Trustees. Notice of any special meeting shall state the purposes of the meeting. The holders of Shares entitled to vote at the meeting representing a majority of the total number of votes authorized to be cast by Shares then outstanding and entitled to vote on any question present in person or by proxy shall constitute a quorum at any such meeting for action on such question. Any meeting may be adjourned from time to time by a majority of the votes properly cast upon the question, whether or not a quorum is present, and the meeting may be reconvened without further notice. At any reconvened session of the meeting at which there shall be a quorum, any business may be transacted at the meeting as originally noticed. Whenever any action is to be taken by the

Shareholders, it shall, except as otherwise required by this Declaration, be authorized by holders of a majority of the Shares then outstanding and entitled to vote thereon. At all elections of Trustees, voting by Shareholders shall be conducted under the noncumulative method and the election of Trustees shall be by the affirmative vote of the holders of Shares representing a majority of the total votes authorized to be cast by Shares then outstanding which are present at the meeting in person or by proxy and entitled to vote in the election of the Trustees. Whenever Shareholders are required or permitted to take any action (unless a vote at a meeting is specifically required as in Sections 8.1 and 8.3), such action may be taken without a meeting by written consents setting forth the action so taken, signed by the holders of a majority (or such higher percentage as may be specified elsewhere in this Declaration) of the outstanding Shares that would be entitled to vote thereon at a meeting. The Shareholders shall be entitled, to the same extent as the shareholders in a Massachusetts business corporation, to determine by vote whether a court action, proceeding or claim should be brought or maintained derivatively or as a class action on behalf of the Trust or its Shareholders. Except with respect to matters on which a Shareholder's vote shall be required for or shall determine action of the Trustees as expressly set forth in this Declaration, no action taken by the Shareholders at any meeting shall in any way bind the Trustees.

         6.8 Proxies. Whenever the vote or consent of a Shareholder entitled to vote is required or permitted under this Declaration, such vote or consent may be given either directly by such Shareholder or to a proxy in the form prescribed in the Trustees' Regulations. The Trustees may solicit such proxies from the Shareholders or any of them entitled to vote in any matter requiring or permitting the Shareholders' vote or consent. No proxy for any meeting of Shareholders entitled to vote shall be effective unless such proxy shall have been placed on file with such officer of the Trust as the Trustees shall have designated for such purposes for verification prior to such meeting.

         6.9 Reports to Shareholders.

                  (a) Not later than one hundred twenty (120) days after the close of each fiscal year of the Trust, the Trustees shall mail or deliver a report of the business and operations of the Trust during such fiscal year to the Shareholders, which report shall constitute the accounting of the Trustees for such fiscal year. The report (the "Annual Report") shall be in such form and have such content as the Trustees deem proper. The Annual Report shall include a statement indicating the financial position of the Trust and a statement indicating the results of its operations, each prepared in accordance with generally accepted accounting principles. Such financial statements shall be accompanied by the report of an independent certified public accountant thereon. A manually signed copy of the accountant's report shall be filed with the Trustees. The Annual Report shall also disclose the results of year-end appraisals of the fair market values of the Trust's Permitted Investments.

                  (b) At least quarterly the Trustees shall send interim reports to the Shareholders containing financial information which may be unaudited and otherwise having such form and content as the Trustees deem proper.

         6.10 Fixing Record Date. The Trustees' Regulations may provide for fixing or, in the absence of such provision, the Trustees may fix, in advance, a date as the record date for determining the Shareholders entitled to notice of or to vote at any meeting of Shareholders or to express consent to any proposal without a meeting, or for the purpose of determining Shareholders entitled to receive payment of any dividend or distribution (whether before or after termination of the Trust) or any Annual Report or other communication from the Trustees, or for any other purpose. The record date so fixed shall be not less than five (5) days nor more than sixty (60) days prior to the date of the meeting or event for the purposes of which it is fixed.

         6.11 Notice to Shareholders. Any notice of meeting or other notice, communication or report to any Shareholder shall be deemed duly delivered to such Shareholder when such notice, communication or report is deposited, with postage thereon prepaid, in the United States mail, addressed to such Shareholder at his address as it appears on the records of the Trust or is delivered in person to such Shareholder.

         6.12 Shareholders' Disclosures; Trustees' Right to Refuse to Transfer Shares; Limitation on Holdings; Redemption of Shares.

                  (a) The Shareholders shall upon demand disclose to the Trustees in writing such information with respect to direct and indirect ownership of the Shares as the Trustees deem necessary or appropriate to comply with the REIT Provisions of the Internal Revenue Code or to comply with the requirements of any taxing authority or governmental agency.

                  (b) Whenever it is deemed by them to be reasonably necessary to protect the status of the Trust as a REIT, the Trustees may require a statement or affidavit from each Shareholder or proposed transferee of Shares setting forth the number of Shares already owned by him and any related Person specified in the form prescribed by the Trustees for that purpose. If, in the opinion of the Trustees, which shall be conclusive upon any proposed transferee of Shares, any proposed transfer would jeopardize the status of the Trust as a REIT, the Trustees shall have the right, but not the duty, to refuse to permit such transfer.

                  (c) The Trustees, by notice to the holder thereof, may redeem any or all Shares which have been transferred pursuant to a transfer which, in the opinion of the Trustee would jeopardize the status of the Trust as a REIT; and from and after the date of giving of such notice of redemption ("Redemption Date") the Shares called for redemption shall cease to be outstanding and the holder thereof shall cease to be entitled to dividends, voting rights and other benefits with respect to such Shares excepting only the right to payment by the Trust of the redemption price determined and payable as set forth in the following sentence. The redemption price of each Share called for redemption shall be the closing price on the exchange which is the principal United States market for the Shares on the last business day prior to redemption if the Shares of the Trust are listed on a securities exchange, and, if the Shares are not so listed, shall be the mean between the average per Share closing bid prices and the average per Share closing asked prices on such date, or, if there have been no sales on a national securities exchange and no published bid quotations and no published asked quotations with respect to Shares of the Trust on such date, the redemption price shall be the price determined by the Trustees in good faith.

                  (d) Notwithstanding any other provision of this Declaration of Trust to the contrary, any purported acquisition of Shares of the Trust which would result in the disqualification of the Trust as a REIT shall be null and void.

                  (e) Nothing contained in this Section 6.12 or in any other provision of this Declaration of Trust shall limit the authority of the Trustees to take such other action as they deem necessary or advisable to protect the Trust and the interests of the Shareholders by preservation of the Trust's status as a REIT.

                  (f) If any provision of this Section 6.12 or any application of any such provision is determined to be invalid by any federal or state court having jurisdiction over the issues, the validity of the remaining provisions shall not be affected and other applications of such provision shall be affected only to the extent necessary to comply with the determination of such court. To the extent this Section 6.12 may be inconsistent with any other provision of this Declaration of Trust, this Section 6.12 shall be controlling.

                  (g) It shall be the policy of the Trustees to consult with the appropriate officials of the principal securities exchange, if any, on which the Shares are listed as far as reasonably possible in advance of the final exercise of any powers granted by subsections (b) or (c) of this Section 6.12.

         6.13 Issuance of Shares. Notwithstanding any other provision of this Declaration, the Trust is authorized to issue an unlimited number of Shares or other types of Securities from time to time, including Securities with preferential rights senior to the Shares; provided that any issuance of Shares shall be approved by the affirmative vote of holders of not less than a majority of the then outstanding Shares entitled to vote thereon. Any Security of a class or series so issued shall have the same characteristics and entitle the registered holder thereof to the same rights as any identical Securities of the same class or series issued separately by the Trust.

         6.14 Ownership Limitation.

                  (a) No person other than ART and E.I. duPont de Nemours Co. Inc. Trust Fund may beneficially own more than 4.9% of the outstanding Shares (the "Ownership Limit") at any time. Any transfer of Shares that, if effected, would result in any Person beneficially owning any Shares in excess of the Ownership Limit shall be void ab initio as to the transfer of any Shares representing beneficial ownership of Shares in excess of the Ownership Limit.

                  (b) Any transfer of Shares that, if effective, would result in the Shares being beneficially owned (as provided in section 856(a) of the Code) by less than 100 Persons (determined without reference to any rules of attribution) shall be void ab initio as to the transfer of such Shares which would be otherwise beneficially owned (as provided in section 856(a) of the Code) by the intended transferee; and the intended transferee shall acquire no rights in such Shares.

                  (c) Any transfer of Shares that, if effective, would result in the Trust being "closely held" within the meaning of section 856(h) of the Code shall be void ab initio as to the transfer of such Shares which would cause the Trust to be "closely held" within the meaning of section 856(h) of the Code; and the intended transferee shall acquire no rights in such Shares.

                  (d) Any transfer of Shares that, if effective, would result in disqualification of the Trust as a REIT shall be void ab initio as to the transfer of such Shares; and the intended transferee shall acquire no rights in such Shares.

                  (e) Nothing contained herein shall impair the settlement of transactions entered into on the facilities of the NYSE or any other exchange or quotation system on which Shares are traded.

         6.15 Changes in Ownership Limit. The Board of Trustees may from time to time increase or decrease the Ownership Limit; provided, however, that:

                  (a) Any decrease may be made prospectively as to subsequent holders (other than a decrease as a result of a retroactive change in existing law, in which case such decrease shall be effective immediately);

                  (b) The Ownership Limit may not be increased if, after giving effect to such increase, five beneficial owners of Shares could beneficially own in the aggregate, more than 50% of the Shares then outstanding; and

                  (c) Prior to the modification of the Ownership Limit, the Board of Trustees may require such opinions of counsel, affidavits, undertakings or agreements as it may deem necessary or advisable in order to determine or ensure the Trust's status as a REIT.

         6.16 Waivers by Board. The Board of Trustees, upon receipt of a ruling from the Internal Revenue Service or an opinion of its tax advisor or other documents or evidence satisfactory to the Board of Trustees and upon such other conditions as the Board of Trustees may direct, may waive the Ownership Limit with respect to an intended transferee in connection with a proposed transfer of Shares which, if consummated, would result in such intended transferee owning Shares in excess of the Ownership Limit. The Board of Trustees may require written notice from a transferee such number of days prior to the proposed transfer as the Board may determine in its sole discretion.


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








                                   ARTICLE VII

                 LIABILITY OF TRUSTEES, SHAREHOLDERS, OFFICERS,
                     EMPLOYEES AND AGENTS, AND OTHER MATTERS

         7.1 Exculpation of Trustees, Officers, Employees and Agents. No Trustee, officer, employee or agent of the Trust shall be liable to the Trust or to any other Person for any act or omission except for his own willful misfeasance, bad faith, or failure to act in good faith in the reasonable belief that the act or omission was in the best interests of the Trust. No future changes or amendments made to this Article VII shall (a) create standards of liability less favorable to any past or current Trustee, officer, employee or agent of the Trust than those standards of liability defined herein; or (b) adversely affect the rights of past or current officers or Trustees to indemnification and the advancement of expenses.

         7.2 Limitation of Liability of Shareholders, Trustees, Officers, Employees and Agents. The Trustees, officers, employees and agents of the Trust in incurring any debts, liabilities or obligations or in taking or omitting any other actions for or in connection with the Trust are, and shall be deemed to be, acting as Trustees, officers, employees or agents of the Trust and not in their own individual capacities. No Shareholder and, except to the extent provided in Section 7.1, no Trustee, officer, employee or agent shall be liable for any debt, claim, demand, judgment, decree, liability or obligation of any kind (in tort, contract or otherwise) of, against or with respect to the Trust, arising out of any action taken or omitted for or on behalf of the Trust and the Trust shall be solely liable therefor and resort shall be had solely to the Trust Estate for the payment or performance thereof, and no Shareholder and, except as aforesaid, no Trustee, officer, employee or agent shall be subject to any personal liability whatsoever, in tort, contract or otherwise, to any other Person or Persons in connection with the Trust Estate or the affairs of the Trust (or any actions taken or omitted for or on behalf of the Trust), and all such other Persons shall look solely to the Trust Estate for satisfaction of claims of any nature arising in connection with the Trust Estate or the affairs of the Trust (or any action taken or omitted for or on behalf of the Trust). Each Shareholder shall be entitled to pro rata indemnity from the Trust Estate if, contrary to the provisions hereof, such Shareholder shall be held to any personal liability.

         7.3 Express Exculpatory Clauses and Instruments. Any written instrument creating an obligation of the Trust shall include a reference to this Declaration and provide that neither the Shareholders nor the Trustees nor officers, employees or agents of the Trust shall be liable thereunder and that all Persons shall look solely to the Trust Estate for the payment of any claim thereunder or for the performance thereof; however, the omission of such provision from any such instrument shall not render the Shareholder or any Trustee, officer, employee or agent of the Trust


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




liable nor shall the Trustees or any officer, employee or agent of the Trust be liable to anyone for such omission.

         7.4 Indemnification and Reimbursement of Trustees, Officers, Employees and Agents. Any Person made a party to any action, suit or proceeding or against whom a claim or liability is asserted by reason of the fact that he, his testator or intestate was or is a Trustee, officer, employee or agent of the Trust shall be indemnified and held harmless by the Trust against judgments, fines, amounts paid on account thereof (whether in settlement or otherwise) and reasonable expenses, including attorneys' fees, actually and reasonably incurred by him in connection with the defense of such action, suit, proceeding, claim or alleged liability or in connection with any appeal therein, whether or not the same proceeds to judgment or is settled or otherwise brought to a conclusion; provided, however, that no such Person shall be so indemnified or reimbursed for any claim, obligation or liability as to which he shall have been adjudicated not to have acted in good faith in the reasonable belief that his actions were in the best interests of the Trust; and provided further that such Person gives prompt notice thereof, executes such documents and takes such action as will permit the Trust to conduct the defense or settlement thereof and cooperates therein, but the failure to do any of the foregoing shall not deprive such Person of the right to indemnity hereunder except to the extent that the Trust is actually prejudiced by such failure. In the event of a settlement approved by the Trustees of any such claim, alleged liability, action, suit or proceeding (which approval shall not be unreasonably withheld), indemnification and reimbursement shall be provided except as to such matters covered by the settlement as to which the Trust is advised by its counsel that such Person would, if the matter were adjudicated, be found not to have acted in good faith in the reasonable belief that his actions were in the best interests of the Trust. Such rights of indemnification and reimbursement shall be satisfied only out of the Trust Estate. The rights accruing to any Person under these provisions shall not exclude any other right to which he may be lawfully entitled, nor shall anything contained herein restrict the right of the Trust to indemnify or reimburse such person in any proper case even though not specifically provided for herein, nor shall anything contained herein restrict such Person's right to contribution as may be available under applicable law. The Trustees shall make advance payments in connection with indemnification under this Section 7.4, provided that the indemnified Person shall have given a written undertaking to reimburse the Trust in the event it is subsequently determined that he is not entitled to such indemnification, which undertaking shall be accepted without regard to the financial ability of such Person to make repayment.

         Any action taken by or conduct on the part of a Trustee, officer, employee or agent of the Trust in conformity with or in good faith reliance upon the provisions of Section 7.5 shall not, for the purposes of this Trust (including without limitation Sections 7.1, 7.2 and 7.3 and this Section 7.4) constitute willful misfeasance, bad faith, or a failure to act in good faith in the reasonable belief that the action was in the best interests of the Trust.

         7.5 Right of Trustees, Officers, Employees and Agents to Own Shares or Other Property and to Engage in Other Business. Any Trustee or officer, employee or agent of the Trust may acquire, own, hold and dispose of Shares in the Trust, for his individual account, and may exercise


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




all rights of a Shareholder to the same extent and in the same manner as if he were not a Trustee or officer, employee or agent of the Trust. Any Trustee or officer, employee or agent of the Trust may, in his personal capacity or in a capacity of trustee, officer, director, stockholder, partner, member, advisor or employee of any Person or otherwise, have business interests and engage in business activities similar to or in addition to those relating to the Trust, which interests and activities may be similar to and competitive with those of the Trust and may include the acquisition, syndication, holding, management, development, operation or disposition, for his own account or for the account of such Person or others, of interests in Mortgages, interests in Real Property, or interests in Persons engaged in the real estate business. Each Trustee, officer, employee and agent of the Trust shall be free of any obligation to present to the Trust any investment opportunity which comes to him in any capacity other than solely as Trustee, officer, employee or agent of the Trust, even if such opportunity is of a character which, if presented to the Trust, could be taken by the Trust; provided, however, that the provisions of this sentence shall not extend, with respect to interests in Real Property which could be acquired by the Trust consistent with its then existing policies, to any of such Trustees or agents who are Affiliated Trustees or would be were they Trustees rather than agents, or to any officer or employee of the Trust or (at a time when there is no Advisor or other person providing an investment program for the Trust) to any Trustee of the Trust, who in failing to present such opportunity is not acting as a trustee, officer, director, stockholders, partner, member, advisor or employee of any Person other than the Trust but is acting for his own personal account. Subject to the provisions of Article IV and Section 7.6, any Trustee or officer, employee or agent of the Trust may be interested as trustee, officer, director, stockholder, partner, member, advisor or employee of, or otherwise have a direct or indirect interest in, any Person who may be engaged to render advice or services to the Trust, and may receive compensation from such Person as well as compensation as Trustee, officer, employee or agent or otherwise hereunder. None of these activities shall be deemed to conflict with his duties and powers as Trustee or officer, employee or agent of the Trust.

         7.6 Transactions Between Trustees, Officers, Employees or Agents and the Trust. Except as otherwise provided by this Declaration, and in the absence of fraud, a contract, act or other transaction, between the Trust and any other Person, or in which the Trust is interested, shall be valid and no Trustee, officer, employee or agent of the Trust shall have any liability as a result of entering into any such contract, act or transaction, even though (a) one or more of the Trustees, officers, employees or agents are directly or indirectly interested in or connected with, or are trustees, partners, directors, employees, officers or agents of such other Person, or (b) one or more of the Trustees, officers, employees or agent of the Trust, individually or jointly with others, is a party or are parties to, or directly or indirectly interested in, or connected with, such contract, act or transaction, provided that (i) such interest or connection is disclosed or known to the Trustees and thereafter the Trustees authorize or ratify such contract, act or other transaction by affirmative vote of a majority of the Trustees who are not interested or (ii) such interest or connection is disclosed or known to the Shareholders, and thereafter such contract, act or transaction is approved by Shareholders holding a majority of the Shares then outstanding and entitled to vote thereon.



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




         Notwithstanding any other provision of this Declaration, the Trust shall not engage in a transaction with (a) any Trustee, officer, employee or agent of the Trust (acting in his individual capacity), (b) any director, trustee, partner, officer, employee or agent (acting in his individual capacity) of the Advisor or any other investment advisor of the Trust, (c) the Advisor or any other investment advisor of the Trust or (d) an Affiliate of any of the foregoing, except to the extent that such transaction has, after disclosure of such affiliation, been approved or ratified in accordance with the final paragraph of Section 2.6, after a determination by them that to the extent applicable:

                  (a) such transaction is fair and reasonable to the Trust and the Shareholders;

                  (b) based upon an appraisal by a qualified independent real estate appraiser who shall have been approved by a majority of Unaffiliated Trustees (or, if the transaction is with a Person other than the Advisor or an Affiliate of the Advisor, a majority of the Trustees not having any interest in such transaction and not Affiliates of any party to the transaction), the total consideration is not in excess of the appraised value of the interest in Real Property being acquired, if an acquisition is involved, or less than the appraised value of the interest in Real Property being disposed of, if a disposition is involved; and

                  (c) if such transaction involves payments by the Trust for services rendered to the Trust by a Person in a capacity other than that of Advisor, Trustee or Trust officer, (1) the compensation is not in excess of the compensation, if any, paid to such Person by any other person who is not an Affiliate of such Person, for any comparable services in the same geographic area, and (2) the compensation is not greater than the charges for comparable services generally available in the same geographic area from other Persons who are competent and not affiliated with any of the parties involved;

No disposition of a Permitted Investment to an Affiliate of the Trust or the Advisor shall be accomplished without the approval of Shareholders holding a majority of the Shares then outstanding and entitled to vote thereon. This
Section 7.6 shall not prevent any sale of Shares issued by the Trust for the public offering thereof in accordance with a registration statement filed with the Securities and Exchange Commission under the Securities Act of 1933. The Trustees are not restricted by this Section 7.6 from forming a corporation, partnership, trust or other business association owned by any Trustee, officer, employee or agent or by their nominees for the purpose of holding title to property of the Trust or managing property of the Trust providing their motive for the formation of such business association is not for their own enrichment.

         7.7 Restriction of Duties and Liabilities. The Shareholders, Trustees, officers, employees and agents shall in no event have any greater duties than those established by this Declaration of Trust or, in cases as to which such duties are not so established, than those of the shareholders, directors, officers, employees and agents of a Massachusetts business corporation in effect from time to time.



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




         7.8 Persons Dealing with Trustees, Officers, Employees or Agents. Any act of the Trustees, officer, employees or agents purporting to be done in their capacity as such, shall, as to any Persons dealing with such Trustees, officers, employees or agents, be conclusively deemed to be within the purposes of this Trust and within the powers of the Trustees, officers, employees or agents. No Person dealing with the Trustees or any of them, or with the officers, employees or agents of the Trust, shall be bound to see to the application of any funds or property passing into their hands or control. The receipt of the Trustees or any of them, or of authorized officers, employees or agents of the Trust, for moneys or other consideration, shall be binding upon the Trust.

         7.9 Reliance. The Trustees and the officers, employees and agents of the Trust may consult with counsel (which may be a firm in which one or more of the Trustees or the officers, employees or agents of the Trust is or are members) and the advice or opinion of such counsel shall be full and complete personal protection to all the Trustees and the officers, employees and agents of the Trust in respect of any action taken or suffered by them in good faith and in reliance on or in accordance with such advice or opinion. In discharging their duties, Trustees or officers, employees or agents of the Trust, when acting in good faith, may rely upon financial statements of the Trust represented to them to fairly present the financial position of the Trust by the chief executive officer of the Trust or the officer of the Trust having charge of its books of account, or stated in a written report by an independent certified public accountant fairly to present the financial position of the Trust. The Trustees and the officers, employees and agents of the Trust may rely, and shall be personally protected in acting, upon any instrument or other document believed by them to be genuine.

         7.10 Income Tax Status. Anything to the contrary herein notwithstanding and without limitation of any rights of indemnification or non-liability of the Trustees herein, said Trustees by this Declaration make no commitment or representation that the Trust will qualify for the dividends paid deduction permitted by the Internal Revenue Code and by the rules and regulations thereunder pertaining to real estate investment trusts in any given year. The failure of the Trust to qualify as a real estate investment trust under the Internal Revenue Code shall not render the Trustees liable to the Shareholders or to any other person or in any manner operate to annul the Trust.

                                  ARTICLE VIII

                  DURATION, AMENDMENT AND TERMINATION OF TRUST

         8.1 Duration of Trust. Unless the Trust is sooner terminated as otherwise provided herein, the Trust shall continue in such manner that the Trustees shall have all the powers and discretions, express and implied, conferred upon them by law or by this Declaration until December 31, 2018; provided, however, that any plan for the termination of the Trust which contemplates the distribution to the Shareholders of Securities or other property-in-kind (other than the right promptly to receive cash) shall require the affirmative vote or written consent of the holders of Shares representing a majority of the total number of votes authorized to be cast by Shares then outstanding and entitled to vote thereon; and provided further that the Trust may be terminated at any time prior to that set forth above by the affirmative vote at a meeting of Shareholders of the holders of Shares representing a majority of the total number of votes authorized to be cast by Shares then outstanding and entitled to vote thereon.


         8.2      Termination of Trust.

                  (a)      Upon the termination of the Trust:

                                    (1)     the Trust shall carry on no business
                                            except for the purpose of winding up
                                            its affairs;

                                    (2)     the Trustees shall proceed to wind
                                            up the affairs of the Trust and all
                                            the powers of the Trustees under
                                            this Declaration shall continue
                                            until the affairs of the Trust shall
                                            have been wound up, including the
                                            power to fulfill or discharge the
                                            contracts of the Trust, collect its
                                            assets, sell, convey, assign,
                                            exchange, transfer or otherwise
                                            dispose of all or any part of the
                                            remaining Trust Estate to one or
                                            more persons at public or private
                                            sale for consideration which may
                                            consist in whole or in part of cash,
                                            Securities or other property of any
                                            kind, discharge or pay its
                                            liabilities, and do all other acts
                                            appropriate to liquidate its
                                            business; and

                                    (3)     after paying or adequately providing
                                            for the payment of all liabilities,
                                            and upon receipt of such releases,
                                            indemnities and refunding
                                            agreements, as they deem necessary
                                            for their protection, the Trustees
                                            may distribute the remaining Trust
                                            Estate, in cash or, subject to
                                            Section 8.1, in kind or partly each,
                                            among the Shareholders according to
                                            their respective rights.

                  (b) After termination of the Trust and distribution to the Shareholders as herein provided, the Trustees shall execute and lodge among the records of the Trust an instrument in writing setting forth the fact of such termination and such distribution, a copy of which instrument shall be filed with the Secretary of the Commonwealth of Massachusetts, and the Trustees shall thereupon be discharged from all further liabilities and duties hereunder and the rights and interests of all Shareholders shall thereupon cease.

         8.3 Amendment Procedure. This Declaration may be amended (except as to the limitation of personal liability of the Shareholders, Trustees, officers, employees and agents of the Trust and the prohibition of assessments upon Shareholders) at a meeting of Shareholders by holders of Shares representing a majority of the total number of votes authorized to be cast by Shares then outstanding and entitled to vote thereon. Approval in accordance with the final paragraph of
Section 2.6 shall also be required for any such amendment. The Trustees may, with the approval of the committee consisting solely of at least one Unaffiliated Trustee and two Affiliated Trustees, and without Shareholder approval, change the investment policies of the Trust from time to time, by amendment of Section 5.1 herein or any other provision of this Declaration. The Trustees may also amend this Declaration without the vote or consent of Shareholders if they deem it necessary to conform this Declaration to the requirements of (i) the REIT Provisions of the Internal Revenue Code, (ii) other applicable Federal laws or regulations or (iii) any state securities or "blue sky" laws or requirements of administrative agencies thereunder in connection with the initial public offering of Shares, but the Trustees shall not be liable for failing so to do. Actions by the Trustees pursuant to the second paragraph of Section 1.1 or pursuant to Section 9.6(a) that result in amending this Declaration shall be effected without vote or consent of Shareholders.

         Any amendment pursuant to any Section of this Declaration of Trust shall not become effective until a certification in recordable form signed by a majority of the Trustees setting forth an amendment and reciting that it was duly adopted as aforesaid or a copy of this Declaration, as amended, in recordable form, and executed by a majority of the Trustees, is filed with the Secretary of the Commonwealth of Massachusetts.

         8.4 Transfer to Successor; Merger. The Trustees, with the approval of a majority of the Trustees (including a majority of the Unaffiliated Trustees) and the affirmative vote or written consent of the holders of Shares representing a of the total number of votes authorized to be cast by Shares then outstanding and entitled to vote thereon, shall have the power to cause to be organized or to assist in organizing a corporation or corporations under the laws of any jurisdiction or any other trust, partnership, association, or other organization to take over the Trust Estate or any part or parts thereof or to carry on any business in which the Trust shall directly or indirectly have any interest, and to sell, convey and transfer the Trust Estate or any part or parts thereof to any such corporation, trust, partnership, association, or organization in exchange for the Shares or Securities thereof or otherwise, and to lend money to, subscribe for the Shares or Securities of, and enter into any contracts with any such corporation, trust, partnership, association, or organization, or any corporation, trust partnership, association, or organization in which the Trust holds or is about to acquire Shares or any other interest. The Trustees may also cause a merger or consolidation between the Trust or any successor thereto and any such corporation, trust, partnership, association or organization if and to the extent permitted by law, provided that under the law then in effect, the federal income tax benefits available to qualified real estate investment trusts and their shareholders, or substantially similar benefits, are also available to such corporation, trust, partnership, association, or organization and its stockholders or members, and provided that the resulting investment would be substantially equal in quality and substantially the same in type as an investment in the Shares.



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




                                   ARTICLE IX

                                  MISCELLANEOUS

         9.1 Applicable Law. This Declaration is executed and acknowledged by the Trustees in the Commonwealth of Massachusetts and with reference to the statutes and laws thereof and the rights of all parties and the construction and effect of every provision hereof shall be subject to and construed according to statutes and laws of such Commonwealth.

         9.2 Index and Headings for Reference Only. The index and headings preceding the text, articles and sections hereof have been inserted for convenience and reference only and shall not be construed to affect the meaning, construction or effect of this Declaration.

         9.3 Successors in Interest. This Declaration and the Trustees' Regulations shall be binding upon and inure to the benefit of the undersigned Trustees and their successors, assigns, heirs, distributees and legal representatives, and every Shareholder and his successors, assigns, heirs, distributees and legal representatives.

         9.4 Inspection of Records. Trust records shall be available for inspection by Shareholders at the same time and in the same manner and to the extent that comparable records of a Massachusetts business corporation would be available for inspection by shareholders under the laws of the Commonwealth of Massachusetts. Except as specifically provided for in this Declaration, Shareholders shall have no greater right than shareholders of a Massachusetts business corporation to require financial or other information from the Trust, Trustees or officers of the Trust. Any Federal or state securities administration or other similar authority shall have the right, at reasonable times during business hours and for proper purposes, to inspect the books and records of the Trust.

         9.5 Counterparts. This Declaration may be simultaneously executed in several counterparts, each of which when so executed shall be deemed to be an original and such counterparts together shall constitute one and the same instrument, which shall be sufficiently evidenced by any such original counterpart.

         9.6 Provisions of the Trust in Conflict with Law or Regulations; Severability.

                  (a) The provisions of this Declaration are severable, and if the Trustees shall determine, with the advice of counsel, that any one or more of such provisions (the "Conflicting Provisions") are in conflict with the REIT Provisions of the Internal Revenue Code, or with other applicable Federal laws and regulations, the Conflicting Provisions shall be deemed never to have constituted a part of the Declaration; provided, however, that such determination by the Trustees shall not affect or impair any of the remaining provisions of this Declaration or render invalid or improper any action taken or omitted (including but not limited to the election of Trustees) prior to such determination. A certification in recordable form signed by a of the Trustees setting forth any such determination and reciting that it was


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




         duly adopted by the Trustees, or a copy of this Declaration, with the Conflicting Provisions removed pursuant to such a determination, in recordable form, signed by a of the Trustees, shall be conclusive evidence of such determination when filed with the Secretary of the Commonwealth of Massachusetts. The Trustees shall not be liable for failure to make any determination under this Section 9.6(a). Nothing in this Section 9.6(a) shall in any way limit or affect the right of the Trustees to amend this Declaration as provided in Section 8.3.

                  (b) If any provision of this Declaration shall be held invalid or unenforceable, such invalidity of unenforceability shall attach only to such provision and shall not in any manner affect or render invalid or unenforceable any other provision of this Declaration, and this Declaration shall be carried out as if any such invalid or unenforceable provision were not contained herein.

         9.7 Certifications. The following certifications shall be final and conclusive as to any Persons dealing with the Trust:

                  (a) a certification of a vacancy among the Trustees by reason of resignation, removal, increase in the number of Trustees, incapacity, death or otherwise, when made in writing by a of the remaining Trustees;

                  (b) a certification as to the individuals holding office as Trustees or officers at any particular time, when made in writing by the secretary of the Trust or by any Trustee;

                  (c) a certification that a copy of this Declaration or of the Trustees' Regulations is a true and correct copy thereof as then in force, when made in writing by the secretary of the Trust or by any Trustee;

                  (d) the certifications referred to in Sections 2.7, 8.3 and 9.6(a); and

                  (e) a certification as to any actions by Trustees, other than the above, when made in writing by the secretary of the Trust or by any Trustee.



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



         IN WITNESS WHEREOF, the undersigned have signed these presents all on the day and year first above written.


-----------------------------               ----------------------------------
Karl L. Blaha                               Thomas A. Holland


-----------------------------               ----------------------------------
A. Cal Rossi, Jr.                           Cooper B. Stuart


-----------------------------
Al Gonzalez



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



                                   EXHIBIT B

                         Form of New Advisory Agreement

                             [begins on next page]

                                                                       EXHIBIT B

                               ADVISORY AGREEMENT

                                     BETWEEN

                             EQK REALTY INVESTORS I

                                       AND

                         BASIC CAPITAL MANAGEMENT, INC.

         THIS AGREEMENT dated as of _____, 1998, between EQK Realty Investors I, a Massachusetts business trust (the "Trust") and Basic Capital Management, Inc., a Nevada corporation (the "Advisor")

                              W I T N E S S E T H:

         WHEREAS:

         1. The Trust's sole real estate asset is Oak Tree Village, a retail shopping center located in Lubbock, Texas.
         2. The Trust is a real estate investment trust.
         3. The Advisor and its employees have extensive experience in the administration of real estate assets and the origination, structuring and evaluation of real estate and mortgage investments.

         NOW THEREFORE, in consideration of the premises and of the mutual covenants herein contained, the parties agree as follows:

         1. DUTIES OF THE ADVISOR. Subject to the supervision of the Trust's Board of Trustees, the Advisor will be responsible for the day-to-day operations of the Trust and, subject to Section 17 hereof, shall provide such services and activities relating to the assets, operations and business plan of the Trust as may be appropriate, including:

                  (a) preparing and submitting an annual budget and business plan for approval by the Board of Trustees (the "Business Plan");

                  (b) using its best efforts to present to the Trust a continuing and suitable investment program consistent with the investment policies and objectives of the Trust as set forth in the Business Plan;


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                  (c) using its best efforts to present to the Trust investment opportunities consistent with the Business Plan and such investment program as the Trustees may adopt from time to time;

                  (d) furnishing or obtaining and supervising the performance of the ministerial functions in connection with the administration of the day-to-day operations of the Trust, including the investment of reserve funds and surplus cash in short-term money market investments;

                  (e) serving as the Trust's investment and financial advisor and providing research, economic, and statistical data in connection with the Trust's investments and investment and financial policies;

                  (f) on behalf of the trust, investigating, selecting and conducting relations with borrowers, lenders, mortgagors, brokers, investors, builders, developers and others; provided however, that the Advisor shall not retain on the Trust's behalf any consultants or third party professionals, other than legal counsel, without prior Board approval;

                  (g) consulting with the Trustees and furnishing the Trustees with advice and recommendations with respect to the making, acquiring (by purchase, investment, exchange, or otherwise) , holding, and disposition (through sale, exchange, or otherwise) of investments consistent with the Business Plan of the Trust;

                  (h) obtaining for the Trustees such services as may be required in acquiring and disposing of investments, disbursing and collecting the funds of the Trust, paying the debts and fulfilling the obligations of the Trust, and handling, prosecuting, and settling any claims of the Trust, including foreclosing and otherwise enforcing mortgage and other liens securing investments;

                  (i) obtaining for and at the expense of the Trust such services as may be required for property management, loan disbursements, and other activities relating to the investments of the Trust, provided, however, the compensation for such services shall be agreed to by the Trust and the service provider;

                  (j) advising the Trust in connection with public or private sales of shares or other securities of the Trust, or loans to the Trust, but in no event in such a way that the Advisor could be deemed to be acting as a broker dealer or underwriter;

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                  (k) quarterly and at any other time requested by the Trustees, making reports to the Trustees regarding the Trust's performance to date in relation to the Trust's approved Business Plan and its various components, as well as the Advisor's performance of the foregoing services;

                  (1) making or providing appraisal reports, where appropriate, on investments or contemplated investments of the Trust;

                  (m) assisting in preparation of reports and other documents necessary to satisfy the reporting and other requirements of any governmental bodies or agencies and to maintain effective communications with the holders of shares of beneficial interest of the Trust (individually, a "shareholder" and collectively, "shareholders"); and

                  (n) doing all things necessary to ensure its ability to render the services contemplated herein, including providing office space and office furnishings and personnel necessary for the performance of the foregoing services as Advisor, all at its own expense, except as otherwise expressly provided for herein.

         2. NO PARTNERSHIP OR JOINT VENTURE. The Trust and the Advisor are not partners or joint venturers with each other, and nothing herein shall be construed so as to make them such partners or joint venturers or impose any liability as such on either of them.

         3. RECORDS. At all times, the Advisor shall keep proper books of account and records of the Trust's affairs which shall be accessible for inspection by the Trust at any time during ordinary business hours.

         4. ADDITIONAL OBLIGATIONS OF THE ADVISOR. The Advisor shall refrain from any action (including, without limitation, furnishing or rendering services to tenants of property or managing or operating real property) that would (a) adversely affect the status of the Trust as a real estate investment trust, as defined and limited in Sections 856-860 of the Internal Revenue Code, (b) violate any law, rule, regulation, or statement of policy of any governmental body or agency having jurisdiction over the Trust or over its securities, (c) cause the Trust to be required to register as an investment company under the Investment Company Act of 1940, or (d) otherwise not be permitted by the Trust's Amended and Restated Declaration of Trust.

         5. BANK ACCOUNTS. The Advisor may establish and maintain one or more bank accounts in its own name, and may collect and deposit into any such account or accounts, and disburse from

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any such account or accounts, any money on behalf of the Trust, under such terms and conditions as the Trustees may approve, provided that no funds in any such account shall be commingled with funds of the Advisor; and the Advisor shall from time to time render appropriate accounting of such collections and payments to the Trustees and to the auditors of the Trust.

         6. BOND. The Advisor shall maintain a fidelity bond with a responsible surety company in such amount as may be required by the Trustees from time to time, covering all directors, officers, employees, and agents of the Advisor handling funds of the Trust and any investment documents or records pertaining to investments of the Trust. Such bond shall inure to the benefit of the Trust in respect to losses of any such property from acts of such directors, officers, employees, and agents through theft, embezzlement, fraud, negligence, error, or omission or otherwise, the premium for said bond to be at the expense of the Trust.

         7. INFORMATION FURNISHED ADVISOR. The Trustees shall have the right to change the Business Plan at any time, effective upon receipt by the Advisor of notice of such change. The Trust shall furnish the Advisor with a certified copy of all financial statements, a signed copy of each report prepared by independent certified public accountants, and such other information with regard to the Trust's affairs as the Advisor may from time to time reasonably request.

         8. CONSULTATION AND ADVICE. In addition to the services described above, the Advisor shall consult with the Trustees, and shall, at the request of the Trustees or the officers of the Trust, furnish advice and recommendations with respect to any aspect of the business and affairs of the Trust, including any factors that in the Advisor's best judgment should influence the policies of the Trust.

         9. ANNUAL BUSINESS PLAN AND BUDGET. No later than January 15th of each year, the Advisor shall submit to the Trustees a written Business Plan for the current Fiscal Year of the Trust. Such Business Plan shall include a twelve-month forecast of operations and cash flow with explicit assumptions and a general plan for asset sales or acquisitions, lending, foreclosure and borrowing activity, other investments or ventures and proposed securities offerings or repurchases or any proposed restructuring of the Trust. To the extent possible, the Business Plan shall set forth the Advisor's recommendations and the basis therefor with respect to all material investments of the Trust. Upon approval by the Board of Trustees, the Advisor shall be authorized to conduct the

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business of the Trust in accordance with the explicit provisions of the Business
Plan, specifically including the borrowing, leasing, maintenance, capital improvements, renovations and sale of investments set forth in the Business
Plan. Any transaction or investment not explicitly provided for in the approved Business Plan shall require the prior approval of the Board of Trustees unless made pursuant to authority expressly delegated to the Advisor. Within sixty (60) days of the end of each calendar quarter, the Advisor shall provide the Board of Trustees with a report comparing the Trust's actual performance for such quarter against the Business Plan.

         10. DEFINITIONS. As used herein, the following terms shall have the meanings set forth below:

                  (a) "Affiliate" shall mean, as to any Person, any other Person who owns beneficially, directly, or indirectly, it or more of the outstanding capital stock, shares or equity interests of such Person or of any other Person which controls, is controlled by, or is under common control with such Person or is an officer, retired officer, director, employee, partner, or trustee (excluding a noninterested trustee not otherwise affiliated with the entity) of such Person or of any other Person which controls, is controlled by, or is under common control with, such Person.

                  (b) "Appraised Value" shall mean the value of a Real Property according to an appraisal made by an independent qualified appraiser who is a member in good standing of the American Institute of Real Estate Appraisers and is duly licensed to perform such services in accordance with the applicable state law, or, when pertaining to Mortgage Loans, the value of the underlying property as determined by the Advisor.

                  (c) "Book Value" of an asset or assets shall mean the value of such asset or assets on the books of the Trust, before provision for amortization, depreciation, depletion or valuation reserves and before deducting any indebtedness or other liability in respect thereof, except that no asset shall be valued at more than its fair market value as determined by the Trustees.

                  (d) "Book Value of Invested Assets" shall mean the Book Value of the Trust's total assets (without deduction of any liabilities), but excluding (i) goodwill and other intangible assets, (ii) cash, and (iii) cash equivalent investments with terms which mature in one year or less.

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                  (e) "Business Plan" shall mean the Trust's investment policies and objectives and the capital and operating budget based thereon, approved by the Board as thereafter modified or amended.

                  (f) "Fiscal Year" shall mean any period for which an income tax return is submitted to the Internal Revenue Service and which is treated by the Internal Revenue Service as a reporting period.

                  (g) "Gross Asset Value" shall mean the total assets of the Trust after deduction of allowance for amortization, depreciation or depletion and valuation reserves.

                  (h) "Mortgage Loans" shall mean notes, debentures, bonds, and other evidences of indebtedness or obligations, whether negotiable or non-negotiable, and which are secured or collateralized by mortgages, including first, wraparound, construction and development, and junior mortgages.

                  (i) "Net Asset Value" shall mean the Book Value of all the assets of the Trust minus all the liabilities of the Trust.

                  (j) "Net Income" for any period shall mean the Net Income of the Trust for such period computed in accordance with generally accepted accounting principles after deduction of the Gross Asset Fee, but before deduction of the Net Income Fee, as set forth in Sections 11 (a) and 11(b), respectively, herein, and inclusive of gain or loss of the sale of assets.

                  (k) "Net Operating Income" shall mean rental income less property operations expenses.

                  (1) "Operating Expenses" shall mean the aggregate annual expenses regarded as operating expenses in accordance with generally accepted accounting principles, as determined by the independent auditors selected by the Trustees and including the Gross Asset Fee payable to the Advisor and the fees and expenses paid to the Trustees who are not employees or Affiliates of the Advisor. The operating expenses shall exclude, however, the following:

                  (i)  the cost of money borrowed by the Trust;

                  (ii) income taxes, taxes and assessments on real property and all other taxes applicable to the Trust;

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                  (iii) expenses and taxes incurred in connection with the
         issuance, distribution, transfer, registration, and stock exchange listing of the Trust's securities (including legal, auditing, accounting, underwriting, brokerage, printing, engraving and other fees);

                  (iv) fees and expenses paid to independent mortgage servicers, contractors, consultants, managers, and other agents retained by or on behalf of the Trust;

                  (v) expenses directly connected with the purchase, origination, ownership, and disposition of Real Properties or Mortgage Loans (including the costs of foreclosure, insurance, legal, protective, brokerage, maintenance, repair, and property improvement services) other than expenses with respect thereto of employees of the Advisor, except legal, internal auditing, foreclosure and transfer agent services performed by employees of the Advisor;

                  (vi) expenses of maintaining and managing real estate equity interests and processing and servicing mortgage and other loans;

                  (vii) expenses connected with payments of dividends, interest or distributions by the Trust to shareholders;

                  (viii) expenses connected with communications to shareholders and bookkeeping and clerical expenses for maintaining shareholder relations including the cost of printing and mailing share certificates, proxy solicitation materials and reports;

                  (ix) transfer agent's registrar's and indenture trustee's fees and charges; and

                  (x) the cost of any accounting, statistical, bookkeeping or computer equipment necessary for the maintenance of books and records of the Trust. Additionally, the following expenses of the Advisor shall be excluded:

                  (i) employment expenses of the Advisor's personnel (including Trustees, officers, and employees of the Trust who are directors, officers, or employees of the Advisor or its Affiliates) , other than the expenses of those employee services listed at (v) above;

                  (ii) rent, telephone, utilities, and office furnishings and other office expenses of the Advisor (except those relating to a separate office, if any, maintained by the Trust); and

                  (iii) the Advisor's overhead directly related to performance of its functions under this Agreement.

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                  (m) "Person" shall mean and include individuals, corporations, limited partnerships, general partnerships, joint stock companies or associations, joint ventures, associations, companies, trusts, banks, trust companies, land trusts, business trusts, or other entities and governments and agencies and political subdivisions thereof.

                  (n) "Real Property" shall mean and include land, rights in land, leasehold interests (including but not limited to interests of a lessor or lessee therein) , and any buildings, structures, improvements, fixtures, and equipment located on or used in connection with land, leasehold interests, and rights in land or interests therein.

                  All calculations made pursuant to this Agreement shall be based on statements (which may be unaudited, except as provided herein) prepared on an accrual, basis consistent with generally accepted accounting principles, regardless of whether the Trust may also prepare statements on a different basis. All other terms shall have the same meaning as set forth in the Trust's Amended and Restated Declaration of Trust.

         11.      ADVISORY COMPENSATION.

                  (a) Gross Asset Fee. On or before the twenty-eighth day of each month during the term hereof, the Trust shall pay to the Advisor, as compensation for the basic management and advisory services rendered to the Trust hereunder, a fee at the rate of 0.0625% per month of the average of the Gross Asset Value of the Trust at the beginning and at the end of the next preceding calendar month. Without negating the provisions of Sections 18, 19, 22 and 23 hereof, the annual rate of the Gross Asset Fee shall be 0.75% per annum.

                  (b) Net Income Fee. As an incentive for successful investment and management of the Trust's assets, the Advisor will be entitled to receive a fee equal to 7.5% per annum of the Trust's Net Income for each Fiscal Year or portion thereof for which the Advisor provides services. To the extent the Trust has Net Income in a quarter, the 7.5% Net Income Fee is to be paid quarterly on or after the third business day following the filing of the report on Form 10-Q with the Securities and Exchange Commission, except for the payment for the fourth quarter, ended December 31, which is to be paid on or after the third business day following the filing of the report on Form 10-K with the Securities and Exchange Commission. The 7.5% Net Income Fee is to be cumulative within any Fiscal Year, such that if the Trust has a loss in any quarter during the Fiscal Year, each

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



subsequent quarter's payment during such Fiscal Year shall be adjusted to maintain the 7.5% per annum rate, with final settlement being made with the fourth quarter payment and in accordance with audited results for the Fiscal Year. The 7.5% Net Income Fee is not cumulative from year to year.

                  (c) Acquisition Fee. For supervising the acquisition, purchase or long term lease of Real Property for the Trust, the Advisor is to receive an Acquisition Fee equal to the lesser of (i) up to 1% of the cost of acquisition, inclusive of commissions, if any, paid to nonaffiliated brokers; or (ii) the compensation customarily charged in arm's-length transactions by others rendering similar property acquisition services as an ongoing public activity in the same geographical location and for comparable property. The aggregate of each purchase price of each property (including the Acquisition Fees and all real estate brokerage fees) may not exceed such property's Appraised Value at acquisition.

                  (d) Incentive Fee. To encourage periodic sales of appreciated Real Property at optimum value and to reward the Advisor for improved performance of the Trust's Real Property, the Trust shall pay the Advisor, on or before the 45th day after the close of each Fiscal Year, an Incentive Fee equal to 10% of the amount, if any, by which the aggregate sales consideration for all Real Property sold by the Trust during such Fiscal Year exceeds the sum of: (i) 10% of the Trust's Net Income for the Fiscal Year in excess of a 10% return on shareholders' equity, if any, and (ii) 10% of the excess of the Trust's net capital gains over net capital losses, if any; provided, however, no Incentive Fee shall be paid unless (a) such Real Property sold in such Fiscal Year, in the aggregate, has produced an 8% simple annual return on the Trust's net investment including capital improvements, calculated over the Trust's holding period, before depreciation and inclusive of operating income and sales consideration and (b) the aggregate Net Operating Income from all Real Property owned by the Trust for all of the prior Fiscal Year and the current Fiscal Year shall be at least 5% higher in the current Fiscal Year than in the prior Fiscal Year.

                  (e) Mortgage Placement Fee. For the acquisition or purchase from an unaffiliated party or the origination of any existing mortgage or loan by the Trust, the Advisor or an Affiliate is to receive a Mortgage Placement Fee equal to the lesser of (a) 1% of the amount of the mortgage or loan purchased or originated by the Trust or (b) a brokerage or commitment fee which is reasonable and fair under the circumstances.

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                  (f) Loan Arrangement Fee. For obtaining loans to the Trust or refinancing on Trust properties, the Advisor or an Affiliate is to receive a Loan Arrangement Fee equal to the lesser of (a) 1% of the amount of the loan or the amount refinanced or (b) a brokerage or refinancing fee which is reasonable and fair under the circumstances; provided, however that no such fee shall be paid on loans from the Advisor or an Affiliate without the approval of the Board of Trustees. No fee shall be paid on loan extensions.

        12. LIMITATION ON THIRD PARTY MORTGAGE PLACEMENT FEES. The Advisor or any of its Affiliates shall pay to the Trust, one-half of any compensation received by the Advisor or any such Affiliate from third parties with respect to the origination, placement or brokerage of any loan made by the Trust, provided, however, the compensation retained by the Advisor or Affiliate shall not exceed the lesser of (a) 2% of the amount of the loan committed by the Trust or (b) a loan brokerage and commitment fee which is reasonable and fair under the circumstances.

         13. STATEMENTS. The Advisor shall furnish to the Trust not later than the tenth day of each calendar month, beginning with the second calendar month of the term of this Agreement, a statement showing the computation of the fees, if any, payable in respect to the next preceding calendar month (or, in the case of incentive compensation, for the preceding Fiscal Year, as appropriate) under the Agreement. The final settlement of incentive compensation for each Fiscal Year shall be subject to adjustment in accordance with, and upon completion of the annual audit of the Trust's financial statements; any payment by the Trust or repayment by the Advisor that shall be indicated to be necessary in accordance therewith shall be made promptly after the completion of such audit and shall be reflected in the audited statements to be published by the Trust.

         14. COMPENSATION FOR ADDITIONAL SERVICES. If and to the extent that the Trust shall request the Advisor or any director, officer, partner, or employee of the Advisor to render services for the Trust other than those required to be rendered by the Advisor hereunder, such additional services, if performed, will be compensated separately on terms to be agreed upon between such party and the Trust from time to time. In particular, but without limitation, if the Trust shall request that the Advisor perform property management, leasing, loan disbursement or similar functions, the Trust and the Advisor shall enter into a separate agreement specifying the obligations of the parties and providing for reasonable additional compensation to the Advisor for performing such services.

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         15. EXPENSES OF THE ADVISOR. Without regard to the amount of compensation or reimbursement received hereunder by the Advisor, the Advisor shall bear the following expenses:

                  (a) employment expenses of the personnel employed by the Advisor (including Trustees, officers, and employees of the Trust who are directors, officers, or employees of the Advisor or of any company that controls, is controlled by, or is under common control with the Advisor), including, but not limited to, fees, salaries, wages, payroll taxes, travel expenses, and the cost of employee benefit plans and temporary help expenses except for those personnel expenses described in Sections 16(e) and (p);

                  (b) advertising and promotional expenses incurred in seeking investments for the Trust;

                  (c) rent, telephone, utilities, office furniture and furnishings, and other office expenses of the Advisor and the Trust, except as any of such expenses relates to an office maintained by the Trust separate from the office of the Advisor; and

                  (d) miscellaneous administrative expenses relating to performance by the Advisor of its functions hereunder.

         16. EXPENSES OF THE TRUST. The Trust shall pay all of its expenses not assumed by the Advisor, including without limitation, the following expenses:

                  (a) the cost of money borrowed by the Trust;

                  (b) income taxes, taxes and assessments on real property, and all other taxes applicable to the Trust;

                  (c) legal, auditing, accounting, underwriting, brokerage, listing, registration and other fees, printing, and engraving and other expenses, and taxes incurred in connection with the issuance, distribution, transfer, registration, and stock exchange listing of the Trust's securities;

                  (d) fees, salaries, and expenses paid to officers and employees of the Trust who are not directors, officers or employees of the Advisor, or of any company that controls, is controlled by, or is under common control with the Advisor;

                  (e) expenses directly connected with the origination or purchase of Mortgage Loans and with the acquisition, disposition, and ownership of real estate equity interests or other property (including the costs of foreclosure, insurance, legal, protective, brokerage, maintenance,

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repair, and property improvement services) and including all compensation, traveling expenses, and other direct costs associated with the Advisor's employees or other personnel engaged in (i) real estate transaction legal services, (ii) internal auditing, (iii) foreclosure and other mortgage finance services, (iv) sale or solicitation for sale of mortgages, (v) engineering and appraisal services, and (vi) transfer agent services;

                  (f) expenses of maintaining and managing real estate equity interests;

                  (g) insurance, as required by the Trustees (including trustees' liability insurance);

                  (h) the expenses of organizing, revising, amending, converting, modifying, or terminating the Trust; expenses connected with payments of dividends or interest or distributions in cash or any other form made or caused to be made by the Trustees to holders of securities of the Trust;

                  (j) all expenses connected with communications to holders of securities of the Trust and the other bookkeeping and clerical work necessary in maintaining relations with holders of securities, including the cost of printing and mailing certificates for securities and proxy solicitation materials and reports to holders of the Trust's securities;

                  (k) the cost of any accounting, statistical, bookkeeping or computer equipment or computer time necessary for maintaining the books and records of the Trust and for preparing and filing Federal, State and Local tax returns;
                  (1) transfer agent's, registrars, and indenture trustee's fees and charges;

                  (m) legal, accounting, investment banking, and auditing fees and expenses charged by independent parties performing these services not otherwise included in clauses (c) and (e) of this Section 16;

                  (n) expenses incurred by the Advisor, arising from the sales of Trust properties, including those expenses related to carrying out foreclosure proceedings;

                  (o) commercially reasonable fees paid to the Advisor for efforts to liquidate mortgages before maturity, such as the solicitation of offers and negotiation of terms of sale;

                  (p) costs and expenses connected with computer services, including but not limited to employee or other personnel compensation, hardware and software costs, and related development and installation costs associated therewith;

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                  (q) costs and expenses associated with risk management (i.e.
insurance relating to the Trust's assets);

                  (r) loan refinancing compensation; and

                  (s) expenses associated with special services requested by the Trustees pursuant to Section 14 hereof.

         17. OTHER ACTIVITIES OF ADVISOR. The Advisor, its officers, directors, or employees or any of its Affiliates may engage in other business activities related to real estate investments or act as advisor to any other person or entity (including another real estate investment trust), including those with investment policies similar to the Trust, and the Advisor and its officers, directors, or employees and any of its Affiliates shall be free from any obligation to present to the Trust any particular investment opportunity that comes to the Advisor or such persons, regardless of whether such opportunity is in accordance with the Trust's Business Plan. However, to minimize any possible conflict, the Advisor shall consider the respective investment objectives of, and the appropriateness of a particular investment to each such entity in determining to which entity a particular investment opportunity should be presented. If appropriate to more than one entity, the Advisor shall present the investment opportunity to the entity that has had sufficient uninvested funds for the longest period of time.

         18. [RESERVED]

         19. TERM; TERMINATION OF AGREEMENT. This Agreement shall continue in force until the next annual meeting of the shareholders of the Trust and, thereafter, it shall automatically be renewed from year to year, subject to any required approval of the shareholders of the Trust and, if any Trustee is an Affiliate of the Advisor, the approval of the Trustee who is not so affiliated. Notice of renewal shall be given in writing by the Trustees to the Advisor not less than 60 days before the expiration of this Agreement or of any extension thereof. This Agreement may be terminated for any reason without penalty upon 60 days' written notice by the Trust to the Advisor or 120 days' written notice by the Advisor to the Trust, in the former case by the vote of the Trustee who is not an Affiliate of the Advisor or by the vote of holders of a majority of the outstanding shares of the Trust. Notwithstanding the foregoing, however, in the event of any material change in the

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



ownership, control, or management of the Advisor, the Trust may terminate this Agreement without penalty and without advance notice to the Advisor.

         20. AMENDMENTS. This Agreement shall not be changed, modified, terminated or discharged in whole or in part except by an instrument in writing signed by both parties hereto, or their respective successors or assigns, or otherwise as provided herein.

         21. ASSIGNMENT. This Agreement shall not be assigned by the Advisor without the prior consent of the Trust. The Trust may terminate this Agreement in the event of its assignment by the Advisor without the prior consent of the Trust. Such an assignment or any other assignment of this Agreement shall bind the assignee hereunder in the same manner as the Advisor is bound hereunder. This Agreement shall not be assignable by the Trust without the consent of the Advisor, except in the case of assignment by the Trust to a corporation, association, trust, or other organization that is a successor to the Trust. Such successor shall be bound hereunder and by the terms of said assignment in the same manner as the Trust is bound hereunder.

         22. DEFAULT, BANKRUPTCY, ETC. At the option solely of the Trustees, this Agreement shall be and become terminated immediately upon written notice of termination from the Trustees to the Advisor if any of the following events shall occur:

                  (a) If the Advisor shall violate any provision of this Agreement, and after notice of such violation shall not cure such default within 30 days; or

                  (b) If the Advisor shall be adjudged bankrupt or insolvent by a court of competent jurisdiction, or an order shall be made by a court of competent jurisdiction for the appointment of a receiver, liquidator, or trustee of the Advisor or of all or substantially all of its property by reason of the foregoing, or approving any petition filed against the Advisor for its reorganization, and such adjudication or order shall remain in force or unstayed for a period of 30 days; or

                  (c) If the Advisor shall institute proceedings for voluntary bankruptcy or shall file a petition seeking reorganization under the Federal bankruptcy laws, or for relief under any law for the relief of debtors, or shall consent to the appointment of a receiver of itself or of all or substantially all its property, or shall make a general assignment for the benefit of its creditors, or shall admit in writing its inability to pay its debts generally, as they become due.

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



                           The Advisor agrees that if any of the events
specified in subsections (b) and (c) of this Section 22 shall occur, it will give written notice thereof to the Trustees within seven days after the occurrence of such event.

         23. ACTION UPON TERMINATION. From and after the effective date of termination of this Agreement, pursuant to Sections 19, 21 or 22 hereof, the Advisor shall not be entitled to compensation for further services hereunder but shall be paid all compensation accruing to the date of termination. The Advisor shall forthwith upon such termination:

                  (a) pay over to the Trust all monies collected and held for the account of the Trust pursuant to this Agreement;

                  (b) deliver to the Trustees a full accounting, including a statement showing all payments collected by it and a statement of any monies held by it, covering the period following the date of the last accounting furnished to the Trustees; and

                  (c) deliver to the Trustees all property and documents of the Trust then in the custody of the Advisor.

         24. MISCELLANEOUS. The Advisor shall be deemed to be in a fiduciary relationship to the shareholders of the Trust. The Advisor assumes no responsibility under this Agreement other than to render the services called for hereunder in good faith, and shall not be responsible for any action of the Trustees in following or declining to follow any advice or recommendations of the Advisor. Neither the Advisor nor any of its shareholders, directors, officers, or employees shall be liable to the Trust, the Trustees, the holders of securities of the Trust or to any successor or assign of the Trust for any losses arising from the operation of the Trust if the Advisor had determined, in good faith, that the course of conduct which caused the loss or liability was in the best interests of the Trust and the liability or loss was not the result of negligence or misconduct by the Advisor. However, in no event will the directors, officers or employees of the Advisor be personally liable for any act or failure to act unless it was the result of such person's willful misfeasance, bad faith, gross negligence or reckless disregard of duty.

         25. NOTICES. Any notice, report, or other communication required or permitted to be given hereunder shall be in writing unless some other method of giving such notice, report, or other communication is accepted by the party to whom it is given, and shall be given by being delivered at the following addresses of the parties hereto:

         The Trustees and/or the Trust:
                  EQK Realty Investors I
                  5775 Peachtree Dunwoody Road
                  Suite 200-D
                  Atlanta, Georgia 30342-1505
                  Attention: _______________

         The Advisor:
                  Basic Capital Management, Inc.
                  10670 North Central Expressway
                  Suite 600
                  Dallas, Texas 75231
                  Attention: Executive Vice President and Chief Financial
                             Officer

         Either party may at any time give notice in writing to the other party of a change of its address for the purpose of this Section 25.

         26. HEADINGS. The section headings hereof have been inserted for convenience of reference only and shall not be construed to affect the meaning, construction, or effect of this Agreement.

         27. GOVERNING LAW. This Agreement has been prepared, negotiated and executed in the State of Texas. The provisions of this Agreement shall be construed and interpreted in accordance with the laws of the State of Texas applicable to agreements made and to be performed entirely in the State of Texas.

         28. EXECUTION. This instrument is executed and made on behalf of the Trust by an officer of the Trust, not individually but solely as an officer, and the obligations under this Agreement are not binding upon, nor shall resort be had to the private property of, any of the Trustees, stockholders, officers, employees, or agents of the Trust personally, but bind only the Trust property.

         IN WITNESS WHEREOF, EQK REALTY INVESTORS I and BASIC CAPITAL MANAGEMENT, INC., by their duly authorized officers, have signed these presents all as of the day and year first above written.

                                       EQK REALTY INVESTORS I


                                       By:
                                          ----------------------------------

                                       BASIC CAPITAL MANAGEMENT, INC.


                                       By:
                                          ----------------------------------

                                   EXHIBIT C

               Copy of Amended and Restated Articles of Amendment

                             [begins on next page]

                                                                       EXHIBIT C

                   AMENDED AND RESTATED ARTICLES OF AMENDMENT
                       OF THE ARTICLES OF INCORPORATION OF
                           AMERICAN REALTY TRUST, INC.

                                setting forth the

       CERTIFICATE OF DESIGNATIONS, PREFERENCES AND RELATIVE PARTICIPATING
      OR OPTIONAL OR OTHER SPECIAL RIGHTS, AND QUALIFICATIONS, LIMITATIONS
                             OR RESTRICTIONS THEREOF

                                       of

                 SERIES F CUMULATIVE CONVERTIBLE PREFERRED STOCK

                                       of

                           AMERICAN REALTY TRUST, INC.

                      (Pursuant to Section 14-2-1006 of the
                       Georgia Business Corporation Code)

                           --------------------------


         American Realty Trust, Inc., a corporation organized and existing under the Georgia Business Corporation Code (hereinafter called the "Corporation"), hereby certifies:

         THAT, pursuant to the authority conferred upon the board of Directors (the "Board of Directors") by the articles of incorporation, as amended ("Articles of Incorporation") of the Corporation, and pursuant to Section 14-2-1003 of the Georgia Business Corporation Code, the Board of Directors have recommended by unanimous written consent dated August __, 1998, and the holders of all of the issued and outstanding shares of Series F Cumulative Convertible Preferred Stock have unanimously and duly adopted certain amended and restated recitals and resolutions providing for the certificate of designations, preferences and relative participating, optional or other special rights and qualifications, limitations or other restrictions thereof, of a series of special stock of the Corporation, specifically the Series F Cumulative Convertible Preferred Stock, which amended and restated recitals and resolutions are as follows:

         WHEREAS, Article Five of the Articles of Incorporation authorizes the Corporation to issue not more than 100,000,000 shares of common voting stock, $0.01 par value per share (the "Common Stock"), and 20,000,000 shares of a special class of stock, $2.00 par value per share (the "Special Stock"), which Special Stock may be issued from time to time in one or more series and shall be designated as the Board of Directors may determine to have such voting powers, preferences, limitations and relative rights with respect to the shares of each series of the class of Special Stock of the Corporation as expressly provided in a resolution or resolutions providing for the issuance of such series adopted by the Board of Directors which is vested with the authority in respect thereof;

         WHEREAS, 16,681 shares of such Special Stock have been previously designated as the Series C 10% Cumulative Preferred Stock prior to the date hereof, all of which have been issued and are outstanding;

         WHEREAS, 91,000 shares of such Special Stock have been previously designated as the Series D Cumulative Preferred Stock prior to the date hereof, none of which has been issued or is outstanding;

         WHEREAS, 80,000 shares of such Special Stock have been previously designated as the Series E Cumulative Convertible Preferred Stock prior to the date hereof, none of which has been issued or is outstanding;

         WHEREAS, 7,500,000 shares of such Special Stock have been previously designated as the Series F Cumulative Convertible Preferred Stock prior to the date hereof, 2,800,000 shares of which have been issued and are currently outstanding;

         WHEREAS, 12,000 shares of such Special Stock have been previously designated as the Series G Cumulative Convertible Preferred Stock prior to the date hereof, 1,000 shares of which have been issued and are outstanding;

         WHEREAS, 231,750 shares of such Special Stock have been previously designated as the Series H Cumulative Convertible Preferred Stock prior to the date hereof, none of which has been issued or is outstanding; and

         WHEREAS, the Board of Directors now desires to amend and restate the Articles of Amendment of the Articles of Incorporation of the Corporation setting forth the certificate of designations, preferences and relative participating or optional or other special rights, and qualifications, limitations or restrictions of the Corporation's Series F Cumulative Convertible Preferred Stock to (i) increase the number of authorized shares of such series to 15,000,000, and (ii) modify the voting rights with respect to such series in order to satisfy the listing criteria of the New York Stock Exchange, all as set forth herein.

         NOW, THEREFORE, BE IT RESOLVED, that pursuant to the authority granted to the Board of Directors by Article Five of the Articles of Incorporation, and with the unanimous consent and approval of the holders of all of the issued and outstanding shares of Series F Preferred Stock, the Board of Directors hereby amends and restates the Articles of Amendment to the Articles of Incorporation setting forth the certificate of designations, preferences and relative participating or optional or other special rights, and qualifications, limitations or restrictions of the Corporation's Series F Cumulative Convertible Preferred Stock as follows:

         Section 1. Designation and Amount. The shares of such series shall be designated as "Series F Cumulative Convertible Preferred Stock" (the "Series F Preferred Stock") and each share of the Series F Preferred Stock shall have a par value of $2.00 per share and a preference on liquidation as specified in
Section 6 below. The number of shares constituting the Series F Preferred Stock shall be 15,000,000. Such number of shares may be increased or decreased by the Board of Directors by filing articles of amendment as provided in the Georgia Business Corporation Code; provided, that no decrease shall reduce the number of shares of Series F Preferred Stock to a number less than the number of shares then outstanding plus the number of shares reserved for issuance upon the exercise of outstanding options, rights or warrants; provided further, that no increase in the authorized amount of shares constituting Series F Preferred Stock shall be made without the prior written consent of the holders of a majority of shares of Series F Preferred Stock then outstanding voting separately as a class.

         Section 2.  Dividends and Distributions.

         (A) The holders of shares of Series F Preferred Stock shall be entitled to receive, when, as, and if declared by the Board of Directors and to the extent permitted under the Georgia Business Corporation Code, out of funds legally available for the purpose and in preference to and with priority over dividends upon all Junior Securities, quarterly cumulative dividends payable in arrears in cash on the fifteenth day following the end of each calendar quarter (each such date being referred to herein as a "Quarterly Dividend Payment Date"), commencing on October 15, 1998, in an amount per share (rounded to the next highest cent) equal to 10% per annum of the Adjusted Liquidation Value, as determined immediately prior to the beginning of such calendar quarter assuming each year consists of 360 days and each quarter consists of 90 days. The term "Adjusted Liquidation Value" shall mean Liquidation Value (as defined in Section 6) plus all accrued and unpaid dividends through the applicable date. The foregoing is intended to provide a 10% cumulative return, compounded on a quarterly basis, on the Liquidation Value from August 16, 1998.

         (B) Dividends shall commence accruing cumulatively on outstanding shares of the Series F Preferred Stock from August 16, 1998 to and including the date on which the Redemption Price (as defined in Section 9(A), below) of such shares is paid, whether or not such dividends have been declared and whether or not there are profits, surplus or other funds of the Corporation legally available for the payment of such dividends. Dividends for the first Quarterly Dividend Payment Date shall accrue and shall be payable for a period of 45 days. Dividends payable on each Quarterly Dividend Payment Date shall be dividends accrued and unpaid through the last Business Day (as defined in Section 3(A) below) of the immediately preceding calendar month. The Board of Directors may fix a record date for the determination of holders of shares of Series F Preferred Stock entitled to receive payment of a dividend or distribution declared thereon other than a quarterly dividend paid on the Quarterly Dividend Payment Date immediately after such dividend accrued; which record date shall be not more than 50 days prior to the date fixed for the payment thereof.

         (C) So long as any shares of the Series F Preferred Stock are outstanding, the Corporation will not make, directly or indirectly, any distribution (as such term is defined in the Georgia Business Corporation Code) in respect of Junior Securities unless on the date specified for measuring distributions in Section 14-2-640(e) of the Georgia Business Corporation Code (a) all accrued dividends on the Series F Preferred Stock for all past quarterly dividend periods have been paid in full and the full amount of accrued dividends for the then current quarterly dividend period has been paid or declared and a sum sufficient for the payment thereof set apart and (b) after giving effect to such distribution (i) the Corporation would not be rendered unable to pay its debts as they become due in the usual course of business and (ii) the Corporation's total assets would not be less than the sum of its total liabilities plus the amount that would be needed, if the Corporation were to be dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of the holders of the Series F Preferred Stock as provided in these Articles of Amendment. Dividends shall not be paid (in full or in part) or declared and set apart for payment (in full or in part) on any series of Special Stock (including the Series F Preferred Stock) for any dividend period unless all dividends, in the case dividends are being paid in full on the Series F Preferred Stock, or a ratable portion of all dividends (i.e., so that the amount paid on each share of each series of Special Stock as a percentage of total accrued and unpaid dividends for all periods with respect to each such share is equal), in the case dividends are not being paid in full on the Series F Preferred Stock, have been or are, contemporaneously, paid and declared and set apart for payment on all outstanding series of Special Stock (including the Series F Preferred Stock) entitled thereto for each dividend period terminating on the same or earlier date. If at any time the Corporation pays less than the total amount of dividends then accrued with respect to the Series F Preferred Stock, such payment will be distributed ratably among the then holders of Series F Preferred Stock so that an equal amount is paid with respect to each outstanding share.

         Section 3.  Conversion Rights.

         (A) The Series F Preferred Stock may be converted at any time and from time to time in whole or in part after the earliest to occur of (i) August 15, 2003, (ii) the first Business Day, if any, occurring after a Quarterly Dividend Payment Date on which dividends equal to or in excess of 5% of the Liquidation Value (i.e., $0.50 per share) are accrued and unpaid, or (iii) the Corporation becomes obligated to mail a statement pursuant to subsection (G)(iv) below, at the option of the holders thereof, in accordance with subsection (D) below at the Conversion Price (as defined below in subsection (D)) into fully paid and nonassessable Common Stock of the Corporation by dividing (i) the Adjusted Liquidation Value for such share of Series

                  F Preferred Stock as of the date of conversion by (ii) the Conversion Price; provided, however, that as to any shares of Series F Preferred Stock which shall have been called for redemption, the right of conversion shall terminate at the close of business on the second full Business Day (unless otherwise provided, "Business Day" herein shall mean any day other than a Saturday, a Sunday or a day on which banking institutions in Dallas, Texas are authorized or obligated by law or executive order to remain closed) prior to the date fixed for redemption. Notwithstanding anything to the contrary herein provided, the Corporation may elect to redeem the shares of Series F Preferred Stock sought to be converted hereunder instead of issuing shares of Common Stock in replacement thereof in accordance with the provisions of
                  Section 3(D), below.

         (B) For purposes of this Section 3, the term "Conversion Price" shall be and mean the amount obtained (rounded upward to the next highest cent) by multiplying (i) 0.9 by (ii) the simple average of the daily closing price of the Common Stock for the twenty Business Days ending on the last Business Day of the calender week immediately preceding the date of conversion on the New York Stock Exchange or, if the shares of Common Stock are not then being traded on the New York Stock Exchange, then on the principal stock exchange (including without limitation NASDAQ NMS or NASDAQ Small Cap) on which such Common Stock is then listed or admitted to trading as determined by the Corporation (the "Principal Stock Exchange") or, if the Common Stock is not then listed or admitted to trading on a Principal Stock Exchange, the average of the last reported closing bid and asked prices on such days in the over-the-counter market or, if no such prices are available, the fair market value per share of the Common Stock, as determined by the Board of Directors of the Corporation in its sole discretion. The Conversion Price shall not be subject to any adjustment as a result of the issuance of any additional shares of Common Stock by the Corporation for any purpose, except for stock splits (whether accomplished by stock dividend or otherwise). For purposes of calculating the Conversion Price, the term "Business Day" shall mean a day on which the exchange looked to for purposes of determining the Conversion Price is open for business or, if no such exchange, the term "Business Day" shall have the meaning given such term in Section 3(A), above.

         (C) Upon any conversion, fractional shares of Common Stock shall not be issued but any fractions shall be adjusted by the delivery of one additional share of Common Stock in lieu of any cash. Any accrued but unpaid dividends shall be convertible into shares of Common Stock as provided for in this Section. The Corporation shall pay all issue taxes, if any, incurred in respect to the issuance of Common Stock on conversion, provided, however, that the Corporation shall not be required to pay any transfer or other taxes incurred by reason of the issuance of such Common Stock in names other than those in which the Series F Preferred Stock surrendered for conversion may stand.

         (D) Any conversion of Series F Preferred Stock into Common Stock shall be made by the surrender to the Corporation, at the office of the Corporation set forth in Section 12 hereof or at the office of the transfer agent for such shares, of the certificate or certificates representing the Series F Preferred Stock to be converted, duly endorsed or assigned (unless such endorsement or assignment be waived by the Corporation), together with a written request for conversion. The Corporation shall either (i) issue as of the date of receipt by the Corporation of such surrender shares of Common Stock calculated as provided above and evidenced by a stock certificate delivered to the holder as soon as practicable after the date of such surrender or (ii) within two Business Days after the date of such surrender advise the holder of the Series F Preferred Stock that the Corporation is exercising its option to redeem the Series F Preferred Stock pursuant to
                  Section 3(A), above, in which case the Corporation shall have thirty (30) days from the date of such surrender to pay to the holder cash in an amount equal to the Conversion Price for each share of Series F Preferred Stock so redeemed. The date of surrender of any Series F Preferred Stock shall be the date of receipt by the Corporation or its agent of such surrendered shares of Series F Preferred Stock.

         (E) A number of authorized shares of Common Stock sufficient to provide for the conversion of the Series F Preferred Stock outstanding upon the basis hereinbefore provided shall at all times be reserved for such conversion. If the Corporation shall propose to issue any securities or to make any change in its capital structure which would change the number of shares of Common Stock into which each share of Series F Preferred Stock shall be convertible as herein provided, the Corporation shall at the same time also make proper provision so that thereafter there shall be a sufficient number of shares of Common Stock authorized and reserved for conversion of the outstanding Series F Preferred Stock on the new basis.

         (F) The term "Common Stock" shall mean stock of the class designated as Common Stock of the Corporation on the date the Series F Preferred Stock is created or stock of any class or classes resulting from any reclassification or reclassifications thereof, the right of which to share in distributions of both earnings and assets is without limitation in the Articles of Incorporation of the Corporation as to any fixed amount or percentage and which are not subject to redemption; provided, that if at any time there shall be more than one such resulting class, the shares of each such class then issuable on conversion of the Series F Preferred Stock shall be substantially in the proportion which the total number of shares of stock of each such class resulting from all such reclassifications bears to the total number of shares of stock of all such classes resulting from all such reclassifications.

         (G) In case the Corporation shall propose at any time before all shares of the Series F Preferred Stock have been redeemed by or converted into Common Stock of the Corporation:

                           (i) to pay any dividend on the Common Stock
                  outstanding payable in Common Stock or to make any other distribution, other than cash dividends to the holders of the Common Stock outstanding; or

                           (ii) to offer for subscription to the holders of the
                  Common Stock outstanding any additional shares of any class or any other rights or option; or

                           (iii) to effect any re-classification or
                  recapitalization of the Common Stock outstanding involving a change in the Common Stock, other than a subdivision or combination of the Common Stock outstanding; or

                           (iv) to merge or consolidate with or into any other
                  corporation (unless the Corporation is the surviving entity and holders of Common Stock continue to hold such Common Stock without modification and without receipt of any additional consideration), or to sell, lease, or convey all or substantially all its property or business, or to liquidate, dissolve or wind up;

         then, in each such case, the Corporation shall mail to the holders of record of each of the shares of Series F Preferred Stock at their last known addresses as shown by the Corporation's records a statement, signed by an officer of the Corporation, with respect to the proposed action, such statement to be so mailed at least thirty (30) days prior to the date of the taking of such action or the record date for holders of the Common Stock for the purposes thereof, whichever is earlier. If such statement relates to any proposed action referred to in clauses
         (iii) or (iv) of this subsection (G), it shall set forth such facts with respect thereto as shall reasonably be necessary to inform the holders of the Series F Preferred Stock as to the effect of such action upon the conversion rights of such holders.

         Section 4. Voting Rights and Powers. The holders of shares of Series F Preferred Stock shall have only the following voting rights:

         (A)      Except as may otherwise be specifically required by law under
                  Section 14-2-1004 of the Georgia Business Corporation Code or otherwise provided herein, the holders of the shares of Series F Preferred Stock shall not have the right to vote such stock, directly or indirectly, at any meeting of the shareholders of the Corporation, and such shares of stock shall not be counted in determining the total number of outstanding shares to constitute a quorum at any meeting of shareholders;

         (B) In the event that, under the circumstances, the holders of the Series F Preferred Stock are required by law to vote upon any matter, the approval of such series shall be deemed to have been obtained only upon the affirmative vote of the holders of a majority of the shares of the Series F Preferred Stock then outstanding;

         (C) Except as set forth herein, or as otherwise provided by the Articles of Incorporation or by law, holders of the Series F Preferred Stock shall have no voting rights and their consent shall not be required for the taking of any corporate action;

         (D) Notwithstanding anything herein to the contrary, if and whenever at any time or times all or any portion of the dividends on Series F Preferred Stock for any six quarterly dividends, whether or not consecutive, shall be in arrears and unpaid, then and in any such event, the number of Directors constituting the Board of Directors shall be increased by two, and the holders of Series F Preferred Stock, voting separately as a class, shall be entitled at the next annual meeting of shareholders, or at a special meeting of holders of Series F Preferred Stock called as hereinafter provided, to elect two Directors to fill such newly created Directorships. Each holder shall be entitled to one vote in such election for each share of Series F Preferred Stock held. At such time as all arrearages in dividends on the Series F Preferred Stock shall have been paid in full and dividends thereon for the current quarterly period shall have been paid or declared and a sum sufficient for the payment thereof set aside, then (i) the voting rights of holders of Series F Preferred Stock described in this subsection (D) shall cease (subject always to revesting of such voting rights in the event of each and every similar future arrearages in quarterly dividends), (ii) the term of the Directors then in office as a result of the voting rights described in this subsection (D) shall terminate and
                  (iii) the number of Directors shall be reduced by the number of Directors then in office elected pursuant to this subsection (D). A vacancy in the class of Directors elected pursuant to this subsection (D) shall be filled by a Director chosen by the remaining Directors of the class, unless such vacancy is filled pursuant to the final sentence of subsection
                  (G);

         (E) At any time when the voting right described in subsection (D) shall have vested and shall remain in the holders of Series F Preferred Stock, such voting right may be exercised initially either at a special meeting of holders of Series F Preferred Stock or at any annual or special shareholders' meeting called for the purpose of electing Directors, but thereafter it shall be exercised only at annual shareholders' meetings. If such voting right shall not already have been initially exercised, the Secretary of the Corporation may, and upon the written request of the holders of record of at least 10% of the shares of Series F Preferred Stock then outstanding shall, call a special meeting of the holders of Series F Preferred Stock for the purpose of electing two Directors pursuant to subsection
                  (D), and notice thereof shall be given to the holders of Series F Preferred Stock in the same manner as that required to be given to holders of the Corporation's Common Stock for the annual meeting of shareholders. Such meeting shall be held at the earliest practicable date upon the notice required for special meetings of shareholders of the Corporation, or, if none, at a time and place designated by the Secretary of the Corporation.

         (F) At any meeting held for the purpose of electing Directors at which the holders of Series F Preferred Stock shall have the right to elect Directors as provided in subsection (D) above, the presence in person or by proxy of the holders of at least thirty-five percent (35%) of the then outstanding shares of Series F Preferred Stock shall be required and be sufficient to constitute a quorum of Series F Preferred Stock for the election of Directors by Series F Preferred Stock, and the vote of the holders of a majority of such shares so present in person or by proxy at any such meeting at which there shall be such a quorum shall be required and be sufficient to elect the members of the Board of Directors which the holders of Series F Preferred Stock are entitled to elect as hereinabove provided. At any such meeting or adjournment thereof, (i) the absence of a quorum of the holders of Series F Preferred Stock shall not prevent the election of Directors other than the Directors to be elected by the holders of Series F Preferred Stock and (ii) in the case of holders of Series F Preferred Stock entitled to vote for the election of Directors, a majority of the holders present in person or by proxy of such class, if constituting less than a quorum as hereinabove provided, shall have the power to adjourn the meeting for the election of the Directors that the holders of such class are entitled to elect, from time to time until a quorum shall be present, and notice of such adjourned meeting need not be given unless otherwise required by law, provided that nothing herein shall affect the conduct of the meeting with respect to shareholders of any other class.

         (G) Any Director who shall have been elected or appointed pursuant to Section 4(D) shall hold office for a term expiring (subject to the earlier termination of the default in quarterly dividends) at the next annual meeting of shareholders, and during such term may be removed at any time, either with or without cause, only by the affirmative vote of the holders of record of a majority of the shares of Series F Preferred Stock then outstanding at a special meeting of such shareholders called for such purpose. Any vacancy created by such removal may also be filled at such meeting.

         (H) So long as any shares of Series F Preferred Stock remain outstanding, the Corporation shall not, without the vote or written consent by the holders of record of two-thirds of the outstanding shares of Series F Preferred Stock, amend its articles of incorporation or bylaws if such amendment would materially alter or change the existing terms of the Series F Preferred Stock.

         Section 5. Reacquired Shares. Any shares of Series F Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever or surrendered for conversion hereunder shall no longer be deemed to be outstanding and all rights with respect to such shares of stock, including the right, if any, to receive notices and to vote, shall forthwith cease except, in the case of stock surrendered for conversion hereunder, rights of the holders thereof to receive Common Stock in exchange therefor. All shares of Series F Preferred Stock obtained by the Corporation shall be retired and canceled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Special Stock and may be reissued as part of a new series of Special Stock subject to the conditions and restrictions on issuance set forth herein, in the Articles of Incorporation, or in any other Certificates of Designations creating a series of Special Stock or any similar stock or as otherwise required by law.

         Section 6. Liquidation, Dissolution or Winding Up. The Liquidation Value of the Series F Preferred Stock shall be $10.00 per share. Upon any liquidation, dissolution or winding up of the Corporation, and after paying and providing for the payment of all creditors of the Corporation, the holders of shares of the Series F Preferred Stock then outstanding shall be entitled, before any distribution or payment is made upon any Junior Securities (defined to be and mean the Common Stock and any other equity security of any kind which the Corporation at any time has issued, issues or is authorized to issue if the Series F Preferred Stock has priority over such securities as to dividends or upon liquidation, dissolution or winding up), to receive a liquidation preference in an amount in cash equal to the Adjusted Liquidation Value as of the date of such payment, whether such liquidation is voluntary or involuntary, and the holders of the Series F Preferred Stock shall not be entitled to any other or further distributions of the assets. If, upon any liquidation, dissolution or winding up of the affairs of the Corporation, the net assets available for distribution shall be insufficient to permit payment to the holders of all outstanding shares of all series of Special Stock of the amount to which they respectively shall be entitled, then the assets of the Corporation to be distributed to such holders will be distributed ratably among them based upon the amounts payable on the shares of each such series of Special Stock in the event of voluntary or involuntary liquidation, dissolution or winding up, as the case may be, in proportion to the full preferential amounts, together with any and all arrearages to which they are respectively entitled. Upon any such liquidation, dissolution or winding up of the Corporation, after the holders of Special Stock have been paid in full the amounts to which they are entitled, the remaining assets of the Corporation may be distributed to holders of Junior Securities, including Common Stock, of the Corporation. The Corporation will mail written notice of such liquidation, dissolution or winding up, not less than twenty (20) nor more than fifty (50) days prior to the payment date stated therein to each record holder of Series F Preferred Stock. Neither the consolidation nor merger of the Corporation into or with any other corporation or corporations, nor the sale or transfer by the Corporation of less than all or substantially all of its assets, nor a reduction in the capital stock of the Corporation, nor the purchase or redemption by the Corporation of any shares of its Special Stock or Common Stock or any other class of its stock will be deemed to be a liquidation, dissolution or winding up of the Corporation within the meaning of this Section 6.

         Section 7. Ranking. Except as provided in the following sentence, the Series F Preferred Stock shall rank on a parity as to dividends and upon liquidation, dissolution or winding up with all other shares of Special Stock issued by the Corporation. The Corporation shall not issue any shares of Special Stock of any series which are superior to the Series F Preferred Stock as to dividends or rights upon liquidation, dissolution or winding up of the Corporation as long as any shares of the Series F Preferred Stock are issued and outstanding, without the prior written consent of the holders of at least 66 2/3 of such shares of Series F Preferred Stock then outstanding voting separately as a class.

         Section 8. Redemption at the Option of the Holder. The shares of Series F Preferred Stock shall not be redeemable at the option of a holder of Series F Preferred Stock.

         Section 9.  Redemption at the Option of the Corporation.

         (A) In addition to the redemption right of the Corporation set forth in Section 3(A), above, the Corporation shall have the right to redeem all or a portion of the Series F Preferred Stock issued and outstanding at any time and from time to time, at its option, for cash. The redemption price of the Series F Preferred Stock pursuant to this Section 9 shall be an amount per share (the "Redemption Price") equal to (i) 105% of the Adjusted Liquidation Value as of the Redemption Date (as defined in subsection (B) below) during the period from August 15, 1997 through August 15, 1998; (ii) 104% of Adjusted Liquidation Value as of the Redemption Date during the period from August 16, 1998 through August 15, 1999; and (iii) 103% of the Adjusted Liquidation Value as of the Redemption Date at any time on or after August 16, 1999.

         (B) The Corporation may redeem all or a portion of any holder's shares of Series F Preferred Stock by giving such holder not less than twenty (20) days nor more than thirty (30) days notice thereof prior to the date on which the Corporation desires such shares to be redeemed, which date shall be a Business Day (the "Redemption Date"). Such notice shall be written and shall be hand delivered or mailed, postage prepaid, to the holder (the "Redemption Notice"). The Redemption Notice, once given, shall be irrevocable. If mailed, such notice shall be deemed to be delivered when deposited in the United States Mail, postage prepaid, addressed to the holder of shares of Series F Preferred Stock at his address as it appears on the stock transfer records of the Corporation. The Redemption Notice shall state (i) the total number of shares of Series F Preferred Stock held by such holder; (ii) the total number of shares of the holder's Series F Preferred Stock that the Corporation intends to redeem; (iii) the Redemption Date and the Redemption Price; and (iv) the place at which the holder(s) may obtain payment of the applicable Redemption Price upon surrender of the share certificate(s).

         (C) If fewer than all shares of the Series F Preferred Stock at any time outstanding shall be called for redemption, such shares shall be redeemed pro rata, by lot drawn or other manner deemed fair in the sole discretion of the Board of Directors to redeem one or more such shares without redeeming all such shares of Series F Preferred Stock. If a Redemption Notice shall have been so mailed, at least two Business Days prior to the Redemption Date the Corporation shall provide for payment of a sum sufficient to redeem the applicable number of shares of Series F Preferred Stock subject to redemption either by (i) setting aside the sum required to be paid as the Redemption Price by the Corporation, separate and apart from its other funds, in trust for the account of the holder(s) of the shares of Series F Preferred Stock to be redeemed or (ii) depositing such sum in a bank or trust company (either located in the state where the principal executive office of the Corporation is maintained, such bank or trust company having a combined surplus of at least $20,000,000 according to its latest statement of condition, or such other bank or trust company as may be permitted by the Articles of Incorporation, or by law) as a trust fund, with irrevocable instructions and authority to the bank or trust company to give or complete the notice of redemption and to pay, on or after the Redemption Date, the applicable Redemption Price on surrender of certificates evidencing the share(s) of Series F Preferred Stock so called for redemption and, in either event, from and after the Redemption Date (a) the share(s) of Series F Preferred Stock shall be deemed to be redeemed, (b) such setting aside or deposit shall be deemed to constitute full payment for such shares(s), (c) such share(s) so redeemed shall no longer be deemed to be outstanding, (d) the holder(s) thereof shall cease to be a shareholder of the Corporation with respect to such share(s), and (e) such holder(s) shall have no rights with respect thereto except the right to receive the Redemption Price for the applicable shares. Any interest on the funds so deposited shall be paid to the Corporation. Any and all such redemption deposits shall be irrevocable except to the following extent: any funds so deposited which shall not be required for the redemption of any shares of Series F Preferred Stock because of any prior sale or purchase by the Corporation other than through the redemption process, subsequent to the date of deposit but prior to the Redemption Date, shall be repaid to the Corporation forthwith and any balance of the funds so deposited and unclaimed by the holder(s) of any shares of Series F Preferred Stock entitled thereto at the expiration of one calendar year from the Redemption Date shall be repaid to the Corporation upon its request or demand therefor, and after any such repayment of the holder(s) of the share(s) so called for redemption shall look only to the Corporation for payment of the Redemption Price thereof. All shares of Series F Preferred Stock redeemed shall be canceled and retired and no shares shall be issued in place thereof, but such shares shall be restored to the status of authorized but unissued shares of Special Stock.

         (D) Holders whose shares of Series F Preferred Stock have been redeemed hereunder shall surrender the certificate or certificates representing such shares, duly endorsed or assigned (unless such endorsement or assignment be waived by the Corporation), to the Corporation by mail, courier or personal delivery at the Corporation's principal executive office or other location so designated in the Redemption Notice, and upon the Redemption Date the Redemption Price shall be payable to the order of the person whose name appears on such certificate or certificates as the owner thereof, and each surrendered certificate shall be canceled and retired. In the event fewer than all of the shares represented by such certificates are redeemed, a new certificate shall be issued representing the unredeemed shares.

         Section 10. Sinking Fund. The Corporation shall not be required to maintain any so-called "sinking fund" for the retirement on any basis of the Series F Preferred Stock.

         Section 11. Fractional Shares. The Series F Preferred Stock may be issued in fractions of a share which shall entitle the holder, in proportion to such holder's fractional shares, to exercise voting rights, receive dividends, participate in distributions and to have the benefit of all other rights of holders of shares of Series F Preferred Stock.

         Section 12. Notice. Any notice or request made to the Corporation in connection with the Series F Preferred Stock shall be given, and shall conclusively be deemed to have been given and received three Business Days following deposit thereof in writing, in the U.S. mails, certified mail, return receipt requested, duly stamped and addressed to the Corporation, to the attention of its General Counsel, at its principal executive offices (which shall be deemed to be the address most recently provided to the Securities and Exchange Commission ("SEC") as its principal executive offices for so long as the Corporation is required to file reports with the SEC).


         IN WITNESS WHEREOF, these Amended and Restated Articles of Amendment are executed on behalf of the Corporation by its President and attested by its Secretary as of the ____ day of July, 1998.



                                             ----------------------------------
                                             Karl L. Blaha
                                             President


Attest:



--------------------------
Robert A. Waldman
Secretary

                                   EXHIBIT D-1

                             List of EQK Exceptions

                              As of August 7, 1998

         [Exceptions to Representations and Warranties of EQK contained in
Article III]

As to SECTION 3.07(c):   The following tenant allowances in excess of $25,000
                         have been committed to and/or paid since March 31, 1998: Cafe Matangos ($85,000 commitment, of which
                         $28,333 has been paid); The Gap ($375,000 commitment, lease net yet executed); Radio Shack ($35,000 commitment, which has not been paid); Joy Buster Brown
                         ($100,000 commitment, lease not yet executed); Strictly
                         Nails ($30,000 commitment, lease not yet executed);
                         Lady Footlocker ($35,000 commitment, lease not yet executed); and Kay Bee Toys ($40,000 commitment, lease not het executed).



As to SECTION 3.07(m):   The following capital expenditures in excess of $25,000
                         have been made or committed to subsequent to March 31, 1998: parking lot overlay ($70,408 paid); and roof repairs ($148,109 commited, of which $147,505 has been paid.

                                   EXHIBIT D-2

                             List of ART Exceptions

                                      None.

                                    EXHIBIT E

               Copy of Amended and Restated Cost Sharing Agreement

                              [begins on next page]

                                                                       EXHIBIT E


                                [EQK LETTERHEAD]


July 14, 1998


Mr. Cooper B. Stuart
Executive Vice President
Basic Capital Management, Inc.
10670 North Central Expressway
Suite 600
Dallas, Texas 75231

     RE: COST SHARING AGREEMENT RELATIVE TO PROPOSED ACQUISITION

Dear Cooper:

On March 6, 1997, American Realty Trust ("ART") and EQK Realty Investors I ("EQK") entered into a Cost Sharing Agreement ("Original Cost Sharing Agreement") in connection with the possibility of ART's acquiring up to 50% of the outstanding shares of EQK. On July 9, 1997, ART and EQK executed a letter agreement (the "July 1997 Agreement") that amended, restated and superseded the Original Cost Sharing Agreement. ART and EQK have recently decided to proceed towards such an acquisition through a modified structure (the "June 1998 Structure") which supersedes the structures contemplated by the Original Cost Sharing Agreement and the July 1997 Agreement (the "Old Structures"). This letter amends, restates and supersedes the July 1997 Agreement.

Significant legal, financial and other costs have been and will be incurred in connection with the proposed transactions (the "transactions"). As used herein, "transaction costs" shall mean all out-of-pocket fees and expenses incurred on or after February 20, 1997 by either EQK or ART in connection with the transactions, whether or not such transactions are ultimately completed, and whether or not such fees and expenses were incurred in connection with pursuing the Old Structures or the June 1998 Structure. Transaction costs include, without limitation:

     (i) legal fees and expenses (including, without limitation, any fees or expenses incurred as a result of threatened or actual litigation or other legal proceedings), fees associated with the issuance of a fairness opinion relating to the Old Structures, an appraisal of Harrisburg East Mall and any update thereof, printing expenses, accounting fees, costs of a solicitor used during the proxy solicitation process and all other out-of-pocket expenses directly related to the proposed transactions.

     (ii) all costs paid or obligated to be paid through the date, if any, on which either party notifies the other that it is terminating negotiations.

Inasmuch as ART and EQK have preliminarily agreed that the pursuit of such a transaction would be in their mutual interest, and want to provide the incentives and protections desired by both companies to proceed, the parties hereby agree to the following sharing of transaction costs, to the extent they may be incurred:


     (1) If the proposed transaction is not completed, by reason of an inadequate shareholder response to the merger proxy or otherwise, EQK's liability shall be limited to the lesser of 50% of actual transaction costs or $100,000, and ART shall be responsible for all additional transaction costs.

     (2) If the proposed transaction is ultimately initiated and successfully achieves the desired merger in accordance with the definitive agreement, EQK's liability shall be limited to the lesser of 50% of actual transaction costs or $150,000, and ART shall be responsible for all additional transaction costs.

In addition to the foregoing sharing agreement, EQK and ART agree to reconcile the transaction costs incurred by each party on a regular and timely basis. ART agrees to provide prompt reimbursement to EQK (not more than 15 days after submission of a payment request) should EQK's share of expenses exceed the applicable maximum threshold amounts.

If the terms of this sharing arrangement are acceptable, please indicate your approval by signing in the space indicated below.

                              Very truly yours,
                              EQK REALTY INVESTORS I

                              By:  /s/ WILLIAM G. BROWN, JR.
                                 ------------------------------------
                                       William G. Brown, Jr.
                                       Vice President and Controller

ACCEPTED AND AGREED this 20th
day of July, 1998.

AMERICAN REALTY TRUST, INC.

By:  /s/ A. CAL ROSSI, JR.
   --------------------------
Name:    A. Cal Rossi, Jr.
     ------------------------
Title:  VP
      -----------------------
Date:  7/20/98
     ------------------------

                                   EXHIBIT F


                          Form of Standstill Agreement


                             [begins on next page]

                                                                       EXHIBIT F

                              STANDSTILL AGREEMENT


                                 BY AND BETWEEN

                           AMERICAN REALTY TRUST, INC.

                                       AND

                            [NAME OF EQK SHAREHOLDER]

                        DATED AS OF               , 1998
                                    ----------- --

                              STANDSTILL AGREEMENT


         THIS STANDSTILL AGREEMENT (this "AGREEMENT"), dated as of ___________ ___, 1998, is by and between American Realty Trust, Inc., a Georgia Corporation ("ART"), and [Name of EQK Shareholder] (the "EQK SHAREHOLDER"), a
___________________________.

                                    RECITALS:

         WHEREAS, EQK Shareholder owns ____________ shares of beneficial interest (the "EQK SHARES"), or _____% of the shares outstanding, in EQK Realty Investors I, a Massachusetts business trust ("EQK") (collectively the "EQK SHARES"); and

         WHEREAS, EQK Shareholder has received a copy of the Prospectus /Proxy Statement dated ___________, 1998 with respect to, among other things, the merger of ART Newco, LLC, a Massachusetts limited liability company ("ART NEWCO"), with and into EQK (the "MERGER") pursuant to an Amended and Restated Agreement and Plan of Merger, dated as of August __, 1998 (the "MERGER AGREEMENT") among ART, ART Newco and EQK; and

         WHEREAS, it is a condition to the consummation of the transactions contemplated by the Merger Agreement that ART and EQK Shareholder shall have entered into a Standstill Agreement in form and substance satisfactory to ART with respect to the EQK Shares, and accordingly ART and EQK Shareholder desire to enter into this Agreement.

         NOW, THEREFORE, in consideration of the foregoing and the mutual agreements herein set forth, the parties hereto, intending to be legally bound, hereby agree as follows:

         SECTION 1.   Restrictions on Disposition.

                  (a) In consideration of the payment to EQK Shareholder of $0.10 per each EQK Share (the "STANDSTILL PAYMENT"), EQK Shareholder hereby covenants and agrees, for a period of 42 months after [_______________ ___, 1998][THE DATE OF THE CONSUMMATION OF THE MERGER] (the "STANDSTILL PERIOD"), not to (i) offer to sell, contract to sell or otherwise sell, dispose of, loan, pledge or grant any rights with respect to (collectively, a "DISPOSITION") any EQK Shares, any options or warrants to purchase any EQK Shares or any securities convertible into or exchangeable for EQK Shares, now owned or hereafter acquired directly or indirectly by EQK Shareholder or with respect to which EQK Shareholder has or hereafter acquires the power of disposition, or (ii) acquire any additional EQK Shares.

                  (b) The foregoing restrictions are expressly agreed to preclude the holder of the EQK Shares from engaging in any hedging or other transaction which is designed to or reasonably expected to lead to or result in a Disposition of EQK Shares during the Standstill Period, even if such shares would be disposed of by a party other than EQK Shareholder. Such prohibited hedging or other transactions include, without limitation, any short sale (whether or not against the box) or any purchase, sale of grant of any right (including without limitation any put or call option) with respect to any EQK Shares or with respect to any security (other than a broad-based market basket or index) that includes, relates to or derives any significant part of its value from the EQK Shares. Notwithstanding the foregoing, this Standstill Agreement does not prohibit the sale of EQK Shares by EQK Shareholder to ART.

         SECTION 2. Stop Transfer Instructions. EQK Shareholder hereby agrees and consents to the entry of stop transfer instructions with EQK's transfer agent against the transfer of the EQK Shares except in compliance with this Standstill Agreement.

         SECTION 3. Termination. This Standstill Agreement shall terminate and be of no further force or effect if (i) the Merger is not consummated on or before May 31, 1998, or (ii) ART files a petition seeking or consenting to reorganization or relief under any applicable federal or state law relating to bankruptcy, or is otherwise adjudicated bankrupt or insolvent by a court of competent jurisdiction.

         SECTION 4. Dividends and Distributions; Nature of Standstill Payment. During the Standstill Period, all dividends and distributions in respect of EQK Shares shall accrue for the benefit of, and be paid to, EQK Shareholder, and all voting rights with respect to such EQK Shares shall remain with EQK Shareholder. The Standstill Payment is separate from and independent of the consideration to be paid with respect to the EQK Shares pursuant to the Merger Agreement.

         SECTION 5. Successors and Assigns. No party shall have the right to assign all or any part of its interest in this Agreement without the prior written consent of the other parties, and any attempted transfer without such consent shall be null and void.

         SECTION 6. No Third-Party Benefit. Nothing in this Agreement shall be deemed to create any right or obligation in any Person not a party hereto, and this Agreement shall not be construed in any respect to be a contract or agreement in whole or in part for the benefit of or binding upon any Person not a party hereto.

         SECTION 7. Entire Agreement; Amendment. This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior oral and written agreements, memoranda, understandings and undertakings between the parties hereto with respect to the subject matter hereof. This Agreement may not be modified, amended, altered or supplemented except by a written instrument executed and delivered by each of the parties hereto.

         SECTION 8. Notices. All notices, claims, certificates, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given when delivered as follows:

         If to ART:

         c/o Basic Capital Management, Inc.
         10670 N. Central Expressway
         Suite 600
         Dallas, Texas 75231
         Attention: Robert A. Waldman, Esq.

         If to EQK Shareholder:

         -----------------------------

         -----------------------------

         -----------------------------

         -----------------------------

         Attention:
                    ------------------


         or to such other address as the person to whom notice is to be given may have previously furnished to the other in writing in the manner set forth above.

         SECTION 10. Governing Law. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Texas, without regard to its conflict of law rules.

         SECTION 11. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by parties hereto on the date first above written.


                                  AMERICAN REALTY TRUST, INC.


                                  By:
                                     ---------------------------------
                                  Name:
                                       -------------------------------
                                  Title:
                                        ------------------------------

                                  [NAME OF EQK SHAREHOLDER]

                                  By:
                                     ---------------------------------
                                  Name:
                                       -------------------------------
                                  Title:
                                        ------------------------------

                                   EXHIBIT G

                      Form of Purchase and Sale Agreement



                             [begins on next page]

                                                                       EXHIBIT G


                                                                Oak Tree Village


                           PURCHASE AND SALE AGREEMENT

         THIS PURCHASE AND SALE AGREEMENT (this "Agreement") is made this _____ day of __________, 1998 (the "Effective Date"), between AMERICAN REALTY TRUST, INC., a Georgia corporation, having an address at c/o Basic Capital Management, Inc., 10670 North Central Expressway, Dallas, Texas 75231 ("Seller"), and EQK REALTY INVESTORS I, a Massachusetts trust, having an address at 5775 Peachtree Dunwoody Road, Suite 200D, Atlanta, Georgia 30342 ("Purchaser").

                              W I T N E S S E T H:
                                    ARTICLE 1

                 AGREEMENT FOR ACQUISITION AND SALE; THE ASSETS

         On the terms and provisions hereof and for the consideration herein set forth, Seller agrees to transfer and convey to Purchaser, and Purchaser agrees to accept, the following assets and properties (collectively referred to herein as the "Assets"):

         SECTION 1.1. Real Property. That certain parcel of land situated in Lubbock County, in the City of Lubbock, State of Texas, as more particularly described in Exhibit "A" attached hereto (the "Land"), together with all strips and gores, rights of way, privileges and appurtenances pertaining thereto, including any right, title and interest of Seller in and to any street adjoining any portion of the Land (collectively, the "Real Property").

         SECTION 1.2. Improvements. All those improvements and related amenities, including all parking areas and all buildings, structures, and other improvements, known as the "Oak Tree Village" (collectively, the "Improvements") in and on the Real Property, and having an address of 3701 19th Street and 3702 20th Street, Lubbock, Lubbock County, Texas 79407.

         SECTION 1.3. Tangible Personal Property. All those fixtures, appliances, machinery, equipment, furniture, carpet, drapes and other tangible personal property (excluding cash-on-hand), if any, owned by the Seller and located on or about the Land and the Improvements and used solely in connection with the ownership, operation or management of the Improvements (the "Tangible Personal Property").

         SECTION 1.4. Tenant Leases. All of the existing leases or occupancy and concession agreements (herein, the "Tenant Leases") for space in the Improvements, together with all rents, issues, profits and tenant security deposits held by the Seller on the Closing Date (as hereinafter defined).

         SECTION 1.5. Service Contracts. All (a) service contracts, management contracts, supply contracts, security contracts, landscaping contracts, cable or satellite television contracts, maintenance agreements, open purchase orders and other contracts for the provision of labor, services, materials or supplies, whether oral or written, to or for the benefit of the Land, Improvements or Tangible Personal Property, together with all amendments thereto, (b) contracts that affect the Land, Improvements or Tangible Personal Property or are otherwise related to the construction, ownership, operation, occupancy or maintenance of the Land, Improvements or Tangible Personal Property, and (c) all current design contracts, construction contracts, subcontracts and purchase orders, and other contracts of any nature relating to the Land, Improvements or Tangible Personal Property (herein, the "Service Contracts").

         SECTION 1.6. Intangible Property. All (a) licenses, permits, certificates of occupancy, approvals, dedications, subdivision maps and entitlements now or hereafter issued, approved or granted in connection with the Land and Improvements together with any renewals or modifications thereof; (b) names, trade names and logos used by the Seller exclusively in the operation and identification of the Improvements, including the name "Oak Tree Village" and any variations thereof; (c) warranties and guaranties relative to the Improvements or Tangible Personal Property and (d) all other intangible rights, titles, privileges, interests, including, without limitation, transferable utility contracts, transferable telephone exchange numbers, plans and specifications, engineering plans and studies, floor plans and landscape plans pertaining to the Land or Improvements (herein, the "Intangible Property").

         SECTION 1.7. Surveys. All of Seller's right, title and interest in and to any and all site plans, surveys, soil and substrata studies, architectural drawings, plans and specifications, engineering plans and studies, floor plans, landscape plans and any other plans or studies of any kind (the "Plans and Studies"), if any, in Seller's possession that relate to the Real Property.

         SECTION 1.8. Easements and Awards. All right, title and interest of Seller, if any, in and to any easements, rights-of-way, privileges, licenses or other interests in, on, or to, any land, highway, street, road, or avenue, open or proposed, in, on or across, in front of, abutting or adjoining, the Real Property; and all right, title and interest of Seller, if any, in and to any awards made, or to be made in lieu thereof, and in and to any unpaid awards for damage thereto by reason of a change of grade of any such highway, street, road or avenue (collectively, the "Easements and Awards").

                                    ARTICLE 2

                                  CONSIDERATION

         SECTION 2.1. Consideration. The consideration (the "Consideration") to be paid by the Purchaser to the Seller on the Closing Date (defined below) for the Assets, shall be TWO MILLION

SEVEN HUNDRED EIGHTY THOUSAND FORTY-SIX AND NO/100 DOLLARS ($2,780,046.00), to be payable as follows:

                  (a) Non-Recourse Note. The Purchaser shall deliver to Seller a promissory note in the aggregate principal amount of $1,250,000 (the "Non-Recourse Note") in favor of the Seller. The Non-Recourse note shall be a non-recourse obligation of the Purchaser and shall bear interest only at a rate of 12% per annum over a term of five years with the final payment of principal being due and payable to Seller on December 15, 2003. The Non-Recourse Note shall be in substantially the form attached hereto as Exhibit E. The Non-Recourse Note shall be secured by a second lien mortgage on the Assets in favor of the Seller.

                  (b) Assumption of Note. Purchaser shall assume the obligations of Seller under that certain promissory note in the aggregate principal amount of $1,530,046 (as of March 31, 1998) in favor of Midland Loan Services (the "Midland Note"). Such assumption shall be made on a non-recourse basis pursuant to the terms of an assumption agreement in substantially the form attached hereto as Exhibit F. The principal amount of the Midland Note will not exceed $1,530,046.

                                    ARTICLE 3

                         REPRESENTATIONS AND WARRANTIES

         SECTION 3.1. Seller's Representations and Warranties. Seller warrants and represents to Purchaser that as of the Effective Date and on the Closing
Date:

                  (a) Existence. Seller is a corporation duly formed, validly existing and in good standing in the State of Georgia, and is qualified to do business and is in good standing in the State of Texas.

                  (b) Authority. Seller is qualified and has the full right, power, and authority, without the joinder of any other person or entity, to enter into, execute and deliver this Agreement, and to perform all duties and obligations imposed on Seller under this Agreement, and neither the execution nor the delivery of this Agreement, nor the consummation of the transfer contemplated hereby, nor the fulfillment of or compliance with the terms and conditions of this Agreement conflict with or will result in the breach of any of the terms, conditions, or provisions of any agreement or instrument to which Seller is a party or by which Seller is bound.

                  (c) Title. Seller has good and indefeasible title to the Real Property, free and clear of all liens, deeds of trust, mortgages, pledges, restrictions, claims and encumbrances whatsoever except for all matters disclosed on the Title Commitment delivered to Purchaser by Seller in connection herewith (the "Title Commitment").

                  (d) Ownership of Property. Seller is the owner of the Tangible Personal Property and the Intangible Property and has good title to sell and convey the same to Purchaser, free and clear of all liens, claims and encumbrances whatsoever.

                  (e) Access. To the best of Seller's knowledge, the Real Property has access to and from public highways, streets, roads, and to utility service connections and there is no pending or threatened governmental proceeding that would impair or result in the termination of such access.

                  (f) Assessed Value of Assets. To the best of Seller's knowledge, the Assets, during the most recent tax fiscal year and the year prior thereto, have been valued and assessed for ad valorem tax purposes and taxed in accordance with all applicable statutes, laws, regulations, codes and ordinances.

                  (g) Third Party Rights. The Assets are not subject to any outstanding agreements of sale or any other rights of third parties to acquire any interest therein except as described in this Agreement. None of the Tangible Personal Property is held by Seller under a lease or installment sale contract.

                  (h) Operating Permits. To Seller's actual knowledge, (i) Seller possesses all licenses, certificates, and permits, if any, that are required to own, operate, use and maintain the Assets (collectively, the "Operating Permits").

                  (i) Litigation and Proceedings. Seller is not a party to any litigation, arbitration or administrative proceeding with any person or entity concerning any aspect of the Assets or having or claiming any interest in the Assets or which affects or questions Seller's title to the Assets or Seller's ability to perform its obligations under this Agreement. Seller knows of no presently pending or threatened litigation, arbitration or administrative proceeding concerning any aspect of the Assets or which affects or questions Seller's title to the Assets or Seller's ability to perform its obligations under this Agreement. There are no attachments, executions, assignments for the benefit of creditors, or voluntary or involuntary proceedings in bankruptcy pending or contemplated by Seller, and to the knowledge of Seller, no such actions have been threatened against it.

                  (j) Condemnation. There is no pending or, to Seller's actual knowledge, without inquiry, threatened condemnation or similar proceedings affecting the Real Property or any part thereof and, to Seller's knowledge, no such proceeding or assessment is being contemplated by any governmental authority.

                  (k) Conflicts with Laws. Neither the execution of this Agreement nor the consummation by Seller of the transactions contemplated hereby will (a) conflict with, or result in a breach of, the terms, conditions or provisions of, or constitute a default, or result in a termination of, any agreement or instrument to which Seller is a party, (b) to the best of Seller's knowledge, violate any restriction to which Seller is subject, (c) to the best of Seller's knowledge, constitute a violation of any applicable code, resolution, law, statute, regulation, ordinance, judgment, rule, decree or order of which Seller is aware, or (d) to the best of Seller's knowledge, result in the creation of any lien, charge or encumbrance upon the Assets or any part thereof.

                  (m) "Foreign Person". Seller is not a "foreign person" as defined in ss. 1445 of the Internal Revenue Code of 1986, as amended, and the Income Tax Regulations thereunder.

                  (n) Landfill, Hazardous Materials. To the best knowledge of Seller (without any independent investigation), and except as otherwise disclosed in any environmental reports delivered by the Purchaser, the Real Property has not previously been used as a landfill or as a dump for garbage or refuse, or as a site where hazardous waste, solid waste, Hazardous Materials (as hereinafter defined) have been disposed of or released, and there are no such Hazardous Materials present in, on, or under the Real Property. As used herein, the term "Hazardous Materials" shall mean any substance which is or contains (i) any "hazardous substance" as now or hereafter defined in Section 101(14) of the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amend (42 U.S.C. Section 9601 et seq.) ("CERCLA") or any regulations promulgated under CERCLA; (ii) any "hazardous waste" as now or hereafter defined in the Resource Conservation and Recovery Act (42 U.S.C. Section 6901 et seq.) ("RCRA") or regulations promulgated under RCRA; (iii) any substance regulated by the Toxic Substances Control Act (15 U.S.C. Section 2601 et seq.); (iv) gasoline, diesel fuel, or other petroleum hydrocarbons; (v) asbestos and asbestos containing materials, in any form, whether friable or non-friable; (vi) polychlorinated biphenyls; (vii) radon gas; and (viii) any additional substances or materials which are now or hereafter classified or considered to be hazardous or toxic under any other environmental laws or the common law, or any other applicable laws relating to the Real Property. Hazardous Materials shall include, without limitation, any substance, the presence of which on the Real Property, (A) requires reporting, investigation or remediation under environmental laws; (B) causes or threatens to cause a nuisance on the Real Property or adjacent property or poses or threatens to pose a hazard to the health or safety of persons on the Real Property or adjacent property; or (C) which, if it emanated or migrated from the Real Property, could constitute a trespass. Seller has provided Purchaser with copies of all environmental reports, if any, in its possession and will, upon Purchaser's request, permit Purchaser to perform a Phase I environmental inspection of the Real Property prior to the Closing Date.

                  (o) No Employees. There are no property level employees with respect to the Real Property or the Improvements.

                  (p) Rent Roll. Attached hereto as Schedule II is a rent roll with respect to the Real Property which identifies each Tenant Lease as of March 23, 1998.

                  (q) Tenant Leases. Each of the Tenant Leases identified on
Schedule II is in full force and effect and, to Seller's actual knowledge, there exists no default thereunder.

                  (r) Brokerage Commissions. To Seller's actual knowledge, there are no unpaid brokerage commissions with respect to the Tenant Leases.

                  (s) Tenant Improvements. To Seller's actual knowledge, there are no uncompleted tenant improvements or other unperformed or unpaid obligations which are of the nature of tenant inducements with respect to the Improvements.

                  (t) Midland Loan Documentation. A true and correct copy of the documentation for the loan evidenced by the Midland Note (the "Midland Loan Documentation") is attached hereto as Exhibit G. To Seller's actual knowledge, there exists no default under the Midland Loan Documentation.

         SECTION 3.2. Purchaser's Representations and Warranties. Purchaser warrants and represents to Seller that as of the Effective Date and on the Closing Date:

                  (a) Existence. Purchaser is a trust duly formed, validly existing and in good standing in the State of Massachusetts.

                  (b) Authority. Purchaser is qualified and has the full right, power, and authority, without the joinder of any other person or entity, to enter into, execute and deliver this Agreement, and to perform all duties and obligations imposed on Purchaser under this Agreement, and neither the execution nor the delivery of this Agreement, nor the consummation of the transfer contemplated hereby, nor the fulfillment of or compliance with the terms and conditions of this Agreement conflict with or will result in the breach of any of the terms, conditions, or provisions of any agreement or instrument to which Purchaser is a party or by which Seller is bound.

         SECTION 3.3. Survival. All representations and warranties by Seller and Purchaser stated in Section 3.1 and 3.2 of this Agreement shall survive the Closing for a period of six (6) months and shall not merge in any conveyance documents delivered at Closing.

         SECTION 3.4. Subsequent Disclosure. In the event that changes occur as to any information, documents or exhibits referred to in this Agreement delivered by either party to this Agreement of which such party has knowledge, such party will promptly disclose same to the other party when first available to such party.

                                    ARTICLE 4

                                     CLOSING

         SECTION 4.1. Closing. The Closing of the transactions contemplated hereby (the "Closing") shall, subject to the satisfaction or waiver of the Seller Obligations set forth in Section 6.3 or the Purchaser Obligations set forth in Section 6.4, take place within ten (10) Business Days after the later of (i) the 1998 annual meeting of the Purchaser's shareholders, or (ii) the consummation by the Purchaser of the sale of the Harrisburg East Mall (the "Mall"), at the offices of Andrews & Kurth L.L.P., 1717 Elm Street, Suite 3700, Dallas, Texas 75201 or at such other date, time and place as the Seller and Purchaser may mutually agree. The date on which the Closing actually occurs is referred to herein as the "Closing Date". As used herein, the term "Business Day" shall mean any day other than a Saturday, a Sunday or any day on which banks in the State of Texas are permitted or required by law to be closed.

         SECTION 4.2. Closing Costs. All closing costs, including all title examinations fees and all premiums for the Title Policy (including the cost to modify the survey exception to read "shortages in area" only), the cost of issuing tax certificates, all charges for UCC searches and abstract of judgment searches, all recording fees, all transfer taxes (whether state or local), any escrow fees and other customary charges of the issuer of the Title Policy (the "Title Company"), all placement fees, all reasonable attorneys' fees of both Seller and Purchaser, and all costs and expenses in connection with the preparation of the Plans and Studies (collectively, the "Closing Costs") shall be paid by Seller.

         SECTION 4.3. Seller Obligations. At the Closing, Seller shall deliver the following to Purchaser, at Seller's sole cost and expense (except as specifically agreed to by the parties herein):

                  (a) Deed. A duly executed and acknowledged Special Warranty Deed in recordable form, conveying to Purchaser good and indefeasible fee simple title to the Real Property, Improvements thereon, and the Easements and Awards to Purchaser, free and clear of all liens, claims, encumbrances, easements, reservations and restrictions, subject only to the encumbrances noted and not otherwise objected to by Purchaser in the Title Commitment (the "Permitted Encumbrances"), in form and substance as attached hereto as Exhibit "B".

                  (b) Bill of Sale. The duly executed Blanket Bill of Sale and Assignment ("Bill of Sale") assigning all of Seller's right, title and interest in and to the Tangible Personal Property subject to the Permitted Encumbrances, and Seller's rights in and to, among other things, the Operating Permits, in the form of Exhibit "C" attached hereto.

                  (c) Operating Permits. The originals of the Operating Permits.

                  (d) Title Policy. An Owner's Policy of Title Insurance ("Title Policy") covering the Real Property and Improvements, in accordance with the Title Commitment subject only to the Permitted Encumbrances.

                  (e)        Plans and Studies. The Plans and Studies.

                  (f) UCC Searches. A report of searches made of the county and state Uniform Commercial Code records of the Secretary of State of the state and of the County in which the Real Property is located and in which the Seller has its principal of business, dated within fifteen (15) days prior to Closing, showing no filings against, or with respect to, the Real Property, or any portion thereof.

                  (g) Keys. Keys to the Improvements, if any.

                  (h) Certificate of Authority. A duly executed certificate of resolutions and authority in form reasonably satisfactory to Purchaser, authorizing the execution and delivery of all documents required hereunder to be executed by Seller and the consummation of the transactions contemplated hereunder, and such other evidence of the authority of Seller to consummate the Closing as the Purchaser or the Title Company may reasonably require.

                  (i) Governmental Certificates. Evidence of the existence and good standing of the Seller in the State of Georgia certified by the Secretary of State of the State of Georgia, a certificate of authority of the Seller in the State of Texas certified by the Secretary of State of Texas, and a certification of account status issued by the Comptroller of Public Accounts of the State of Texas.

                  (j) Non-Foreign Person Affidavit. A non-foreign affidavit, properly executed and in recordable form as attached hereto as Exhibit "D".

                  (k) Possession. Seller shall deliver possession of the Assets to the Purchaser subject only to the Permitted Encumbrances.

                  (l) Closing Costs. The Closing Costs to be paid pursuant to
Section 6.2 above.

                  (m) Midland Estoppel Letter. Seller shall deliver to Purchaser an estoppel letter (the "Midland Estoppel Letter") from Midland Loan Services which identifies the Midland Loan Documentation and confirms (i) that the Midland Loan Documentation has not been amended, (ii) that there are no defaults under the Midland Loan Documentation, (iii) the amount of principal outstanding under the Midland Note, (iv) the date through which interest has been paid on the Midland Note, (v) that there are no other amounts outstanding under the Midland Note, and (vi) Midland's consent to the Assumption Agreement and the Non-Recourse Note.

                  (n) Other Documents. Such additional documents, instruments, assumptions, consents, waivers and releases as may be reasonably necessary to effectuate the transactions contemplated herein or to evidence the capacity and authority of Purchaser to consummate the transactions contemplated herein.

         SECTION 4.4. Purchaser's Obligations. At the Closing, Purchaser shall deliver the following to Seller at Purchaser's sole cost and expense:

                  (a) Assumption Agreement. The Assumption Agreement duly executed by the Purchaser.

                  (b) Non-Recourse Note. The Non-Recourse Note duly executed by the Purchaser.

                  (c) Certificate of Authority. A duly executed Certificate of Corporate Resolutions, authorizing the execution and delivery of all documents required hereunder to be executed by Purchaser and the consummation of the transactions contemplated hereunder, and such other evidence of Authority of Purchaser to consummate the Closing as Seller or the Title Company may reasonably require.

                  (d) Bill of Sale. A duly executed counterpart of the Bill of Sale.

                  (e) Governmental Certificates. Evidence of the existence and good standing of Purchaser in the State of Massachusetts certified by the Secretary of State of the State of Massachusetts.

                  (f) Management Agreement. A property management agreement with respect to the Improvements in substantially the form attached hereto as Exhibit "H" (the "Management Agreement") duly executed by the Purchaser.

                  (g) Other Documents. Such additional documents, instruments, assumptions, consents, waivers and releases as may be reasonably necessary to effectuate the transactions contemplated herein or to evidence the capacity and authority of Purchaser to consummate the transactions contemplated herein.

                                    ARTICLE 5

                            CASUALTY OR CONDEMNATION

         SECTION 5.1. If, prior to the Closing Date, all or any portion of the Real Property is taken by, or made subject to, condemnation, eminent domain or other governmental acquisition proceedings, then Purchaser, at its sole option, may elect either:

                  (a) to terminate this Agreement by written notice to Seller given at or prior to the Closing and, upon Seller's receipt thereof, neither party hereto shall have any further rights against or obligations to the other under this Agreement; or

                  (b) to agree to close and deduct from the total amount of consideration to be paid pursuant to Section 2.1 an amount equal to any sum paid to Seller for such governmental acquisition in which event Seller shall assign, transfer and set over to Purchaser all of Seller's right, title and interest in and to any awards which may in the future be made on account of such governmental acquisition.

         SECTION 5.2. If, prior to the Closing Date, all or any portion of the Improvements should be damaged or destroyed by fire or other casualty such that the cost to repair same exceeds $10,000.00, then Purchaser, at its sole option, may elect either:

                  (a) to terminate this Agreement by written notice to Seller given at or prior to the Closing and, upon Seller's receipt thereof, neither party hereto shall have any further rights against or obligations to the other under this Agreement; or

                  (b) to agree to close this Contract without reduction in the total consideration to be paid pursuant to Section 2.1 and require Seller to assign to Purchaser at Closing all insurance proceeds payable for such damage and pay to Purchaser the amount of any deductible under the insurance policies insuring the Improvements.

         If the cost to repair the damage does not exceed $10,000.00, Purchaser's option shall be limited to (b) above. Seller shall maintain in effect until the time of closing its existing policies of fire and extended coverage insurance.


                                    ARTICLE 6

                                    REMEDIES

         SECTION 6.1. Remedies.

                  (a) Breach by Purchaser. In the event that Purchaser shall default in any of its obligations hereunder to be performed prior to Closing, for any reason other than Seller's default or a termination of this Agreement by Purchaser or Seller pursuant to a right to do so under the provisions hereof, Seller shall have the right to (i) terminate this Agreement and (ii) receive liquidated damages in the amount of $100. Upon such termination and payment to Seller of such liquidated damages, this Agreement shall become null and void and the parties hereto shall have no further obligations hereunder. Except as provided in the second preceding sentence, Purchaser shall not be liable to Seller for any other damages, including any punitive, speculative or consequential damages, or to the remedy of specific performance.

                  (b) Breach by Seller. In the event that Seller shall default in any of its obligations hereunder to be performed prior to Closing, for any reason other than Purchaser's default or a termination of this Agreement by Purchaser or Seller pursuant to a right to do so under the provisions hereof, Purchaser shall, with respect to any default first discovered by Purchaser prior to Closing, either (i) terminate this Agreement and in such event this Agreement shall be null and void and the parties shall have no further obligation or liability hereunder, or (ii) seek specific performance of this Agreement, including, without limitation, to enforce Seller's (or its affiliates') obligations under Sections 8.1 and 8.2 of this Agreement. In no event shall Seller be liable to Purchaser for any punitive, speculative or consequential damages by reason of a default discovered by Purchaser prior to Closing or otherwise; provided that nothing in this Section 6.1(b) shall be construed to limit Purchaser's right to indemnification from Seller under
Section 10.2.


                                    ARTICLE 7

                           PRORATIONS AND ADJUSTMENTS

         SECTION 7.1. At the Closing, the following items of revenue and expense shall be adjusted and apportioned in cash as of 12:01 A.M. on the Closing Date (the "Adjustment Date"):

                  (a) Real estate and other ad valorem taxes, personal property, use taxes and sewer charges, on the basis of the fiscal year for which such taxes or charges are assessed. If, however, after the Closing Date, by reason of any change in assessment or change in rate or any other reason, the ad valorem or other taxes or charges for the fiscal year covered by such apportionment should be determined to vary from those apportioned on the Closing Date, the amount of any refund received by, or payment due from, the Purchaser shall be apportioned between the Seller and the Purchaser as of the Adjustment Date. If the actual ad valorem taxes are not available on the Closing Date for the tax year in which the Adjustment Date occurs, the proration of such taxes or other charges shall be estimated at the Closing based upon reasonable information available to the parties, including information disclosed by the local tax office or other public information, and an adjustment shall be made when actual figures are published or otherwise become available.

                  (b) Fees paid or payable by Seller for transferable Licenses and Permits shall be prorated at the Closing with Seller being responsible for all such fees through and including the date preceding the Closing Date.

                  (c) Accrued and unpaid interest on the Midland Note payable through the month in which Closing occurs shall be prorated at the Closing with Seller being responsible for all such interest through and including the date preceding the Closing Date.

                  (d) All other income (actually received on a cash basis) and public utility charges and amounts under contracts expressly being assumed by the Purchaser hereunder shall be prorated at the Closing effective as of the Closing Date. In this regard, all such expenses for the Closing Date shall be borne by Purchaser.

                  (d) Notwithstanding anything herein to the contrary, to the extent that the net prorations pursuant to the Section 7.1 (the "Net Prorations") are payable in favor of the Seller, the aggregate principal amount of the Non-Recourse Note shall be increased by the amount of such Net Prorations. Likewise, to the extent that the Net Prorations are payable in favor of the Purchaser, the aggregate principal amount of the Non-Recourse Note shall be decreased by the amount of such Net Prorations.

         SECTION 7.2. All items to be adjusted, in accordance with the foregoing
Section 7.1, for which figures are not available at Closing, will be adjusted and payment therefor will be made by Seller to Purchaser or by Purchaser to Seller, as appropriate, as soon as figures are available after Closing. Purchaser or Seller, as appropriate, will deliver simultaneously with such payment, any and all data, information or other backup it may have with respect to such payment and/or such proration so as to fully indicate to the other party the calculation of the amount of payment contained therewith.

         SECTION 7.3. The provisions of this Article 7 shall survive the Closing.


                                    ARTICLE 8

                 OPERATIONS PENDING CLOSING; DEVELOPMENT PERIOD

         SECTION 8.1. From the Effective Date through the Closing Date Seller agrees to operate the Real Property as follows:

                  (a) Seller will keep the Real Property in as good a condition as exists on the Effective Date.

                  (b) Seller will not enter into any employment, maintenance, service, supply or other agreement relating to the Real Property without the express written consent of Purchaser, unless such agreement may be terminated on thirty (30) days written notice.

                  (c) Seller shall not enter into any leases or occupancy agreements with respect to the Real Property without the express written consent of Purchaser.

                  (d) Purchaser or representatives of Purchaser shall have access to the Assets during normal business hours if Purchaser notifies Seller in advance of the time Purchaser desires access to the Assets. The Seller shall make all books and records relating to the ownership of the Assets available to the Purchaser and its accountants, at Purchaser's request, during normal business hours and without interfering with the operations of the Assets, and shall permit the Purchaser's accountants and attorneys to examine and audit the same, at the Purchaser's sole cost and expense.

                  (e) Seller shall not enter into or record any easement, covenant, license, permit, agreement or other instrument against the Real Property, or any portion thereof.

                  (f) Prior to the Closing, Seller shall take such actions as may be required to enable it to convey the Operating Permits to Purchaser on the Closing Date. Seller shall pay all fees and expenses in regard to such assignments or transfers, including any customary transfer charges necessary to obtain the consent of any party which may be required in connection with such assignments or transfers. Seller shall cooperate and promptly execute all applications and instruments required by governmental entities in connection with the transfer to Purchaser of any of the Operating Permits. Purchaser agrees to submit all applications, documentation and information reasonably required to assist Seller in obtaining such consents and transfers.

                  (g) Immediately upon receipt, Seller shall send Purchaser a copy of any notice with respect to the Assets which Seller may receive from any governmental authority or agency having jurisdiction over the Assets.

                  (h) Seller will advise Purchaser in writing promptly of any litigation, arbitration or administrative hearing concerning or affecting the Assets of which Seller has knowledge or notice.

                  (i) Seller will immediately notify Purchaser of any condemnation or threatened condemnation of the Real Property or any portion thereof.

                  (j) Seller will not, without the prior written consent of Purchaser, create, place or permit to be created or placed, or through any act or failure to act, acquiesce in the placing of, or allow to remain, any deed of trust, mortgage, voluntary or involuntary lien, whether statutory, constitutional or contractual, security interest, encumbrance or charge, or conditional sale or other title retention document, other than the Permitted Encumbrances, and should any of the foregoing become attached hereafter in any manner to any part of the Assets without the prior written consent of Purchaser, Seller will cause the same to be promptly discharged and released.

                  (k) Seller covenants and agrees to timely pay all accrued, outstanding, due or unpaid expenses or charges attributable to or incurred or accrued with respect to the Assets existing as of Closing.

         SECTION 8.2. Management. An affiliate of Seller approved by Purchaser (the "Manager") will provide property management services for the Real Property pursuant to the terms of the Management Agreement. As compensation for its services, the Manager shall be entitled to receive property management fees as specified in the Management Agreement. The Manager will provide services commensurate with those then being provided by property managers of other comparable retail shopping centers in the market in which the Real Property is located. In addition, the Manager will be subject to removal as set forth in the Management Agreement if the Manager's performance fails to satisfy standards set forth in the Management Agreement.

                                    ARTICLE 9

                            CONDITIONS TO OBLIGATIONS

         SECTION 9.1. Purchaser's obligation to consummate the acquisition of the Assets pursuant to the terms of this Agreement are subject to and conditioned upon the following:

                  (a) Each of the representations and warranties made by Seller herein shall be true and complete in all respects on the Closing Date as if made on and as of such date.

                  (b) Seller shall have performed and complied with all covenants and agreements which it is required to perform or comply with on or before the Closing Date pursuant to the provisions of this Agreement.

                  (c) No suit, action, or other proceeding shall be pending or threatened before any court or governmental agency by which any third party is seeking to restrain or prohibit or to obtain damages or other relief in connection with this Agreement or the consummation of the transactions contemplated hereby.

                  (d) Purchaser shall have obtained the approval of the Purchaser's Board of Directors of all of the terms and conditions of this Agreement ("Board Approval").

                  (e) Midland and Purchaser shall have duly executed the Assumption Agreement.

                  (f) Seller shall have delivered to Purchaser the Midland Estoppel Letter duly executed by Midland.

                  (g) Purchaser shall have been satisfied with the results of any Phase I environmental inspection performed in respect of the Real Property.

         SECTION 9.2. Seller's obligation to consummate the acquisition of the Assets pursuant to the terms of this Agreement are subject to and conditioned upon the following:

                  (a) Each of the representations and warranties made by Purchaser herein shall be true and complete in all respects on the Closing Date as if made on and as of such date.

                  (b) Purchaser shall have performed and complied with all covenants and agreements which it is required to perform or comply with on or before the Closing Date pursuant to the provisions of this Agreement.

                  (c) No suit, action, or other proceeding shall be pending or threatened before any court or governmental agency by which any third party is seeking to restrain or prohibit or to obtain damages or other relief in connection with this Agreement or the consummation of the transactions contemplated hereby.

                  (d) Purchaser shall have duly executed the Management
Agreement.

                  (e) Midland and Purchaser shall have duly executed the Assumption Agreement.

                                   ARTICLE 10

                                  MISCELLANEOUS

         SECTION 10.1. Notices. All notices, demands and requests which may be given or which are required to be given by either party to the other, and any exercise of a right of termination provided by this Agreement, shall be in writing and shall be deemed effective when either: (i) personally delivered to the intended recipient; (ii) sent, by certified or registered mail, return receipt requested, addressed to the intended recipient at the address specified below; (iii) delivered in person to the address set forth below for the party to whom the notice was given; or (iv) deposited into the custody of a nationally recognized overnight delivery service such as Federal Express Corporation, Emery, or Purolator, addressed to such party at the address specified below. For purposes of this Section 12.1, the addresses of the parties for all notices are as follows (unless changed by similar notice in writing given by the particular person whose address is to be changed):

If to Seller:                       American Realty Trust, Inc.
                                    c/o Basic Capital Management, Inc.
                                    10670 North Central Expressway
                                    Suite 600
                                    Dallas, Texas  75231
                                    Attention:  Cooper Stuart

With a copy to:                     Andrews & Kurth L.L.P.
                                    3701 Bank One Center
                                    1601 Elm Street
                                    Dallas, Texas  75201
                                    Attention:  Thomas R. Popplewell, Esq.

If to Purchaser:                    EQK Realty Investors I
                                    5775 Peachtree Dunwoody Road
                                    Suite 200-D
                                    Atlanta, GA  30342
                                    Attention: William G Brown, Jr.

with a copy to:                     Wolf, Block Schorr & Solis Cohen
                                    Twelfth Floor, Packard Building
                                    Philadelphia, PA  19102
                                    Attention:  Jason M. Shargel, Esq.

         SECTION 10.2. Indemnification by Seller. Seller agrees to indemnify and hold harmless the Purchaser and its officers, directors, trustees, employees and controlling persons from and against any and all claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments, and any other costs, fees and expenses that the Purchaser may sustain from (i) the breach of any of the covenants or obligations of the Seller hereunder, or (ii) any claims by the Seller or third parties (and liabilities of Purchaser in favor of Seller or third parties) related to this transaction, the Property, or Seller's or Purchaser's activities in connection with the Property, whether (A) accruing prior to or subsequent to Closing hereunder, (B) due to the negligence, gross negligence, or intentional misconduct of Purchaser, (C) sounding in tort, contract or otherwise, (D) arising from any contract executed or assumed by Purchaser, including the Assumption Agreement, (E) arising from the NonRecourse Note (or the documents securing the same) or the Midland Note (or the documents securing the same), (F) arising from any other documents executed by the Purchaser at Closing hereunder, (G) arising from any violation of applicable law or any other reason whatsoever which, in the aggregate, exceed the then current fair market value of the Assets. This Section 10.2 shall survive Closing without limitation.

         SECTION 10.3. Entire Agreement. This Agreement embodies the entire agreement between the parties relative to the subject matter hereof, and there are no oral or written agreements between the parties, nor any representations made by either party relative to the subject matter hereof, which are not expressly set forth herein.

         SECTION 10.4. Amendment. This Agreement may be amended only by a written instrument executed by the party or parties to be bound thereby.

         SECTION 10.5. Headings. The captions and headings used in this Agreement are for convenience only and do not in any way limit, amplify, or otherwise modify the provisions of this Agreement.

         SECTION 10.6. Time of Essence. Time is of the essence of this Agreement; however, if the final date of any period which is set out in any provision of this Agreement falls on a Saturday, Sunday or legal holiday under the laws of the United States or the State of Texas, then, in such event, the time of such period shall be extended to the next day which is not a Saturday, Sunday or legal holiday.

         SECTION 10.7. Applicable Law; Venue. This Agreement is made and entered into in the City of Dallas, State of Texas, and its interpretation, validity and performance shall be governed by the laws of the State of Texas. The parties hereto mutually consent to the jurisdiction of any local, state or federal court situated in Dallas, Texas, and waive any objection which they may have pertaining to improper venue or forum non conviens to the conduct of any proceeding in any such court. The parties hereto agree that venue for any action in connection herewith, shall be in Dallas, Texas.

         SECTION 10.8. Successors and Assigns; Assignment. This Agreement shall bind and inure to the benefit of Seller and Purchaser and their respective heirs, executors, administrators, personal and legal representatives, successors and assigns.

         SECTION 10.9. Invalid Provision. If any provision of this Agreement is held to be illegal, invalid or unenforceable under present or future laws, such provision shall be fully severable; this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part of this Agreement; and, the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by such illegal, invalid, or unenforceable provision or by its severance from this Agreement.

         SECTION 10.10. Attorneys' Fees. In the event it becomes necessary for either party hereto to file suit to enforce this Agreement or any provision contained herein, the party prevailing in such suit shall be entitled to recover, in addition to all other remedies or damages, as provided herein, reasonable attorneys' fees incurred in such suit.

         SECTION 10.11. Multiple Counterparts. This Agreement may be executed in a number of identical counterparts which, taken together, shall constitute collectively one (1) agreement; but in making proof of this Agreement, it shall not be necessary to produce or account for more than one such counterpart.

         SECTION 10.12. Schedules and Exhibits. The following schedules and exhibits are attached to this Agreement and are incorporated into this Agreement and made a part hereof:

                  (a)     Schedule I -  Rent Rolls;
                  (b)     Exhibit A -   the Real Property;
                  (c)     Exhibit B -   the Special Warranty Deed;
                  (d)     Exhibit C -   the Blanket Bill of Sale and Assignment;
                  (e)     Exhibit D -   the Non-Foreign Person Affidavit; and
                  (f)     Exhibit E -   form of Non-Recourse Note
                  (g)     Exhibit F -   form of Management Agreement
                  (h)     Exhibit G -   Copy of Midland Loan Documentation

         IN WITNESS WHEREOF the parties hereto have executed this Agreement effective as of the date set forth above.

                                        SELLER:
                                        ------

                                        AMERICAN REALTY TRUST, INC.



                                        By:
                                           -----------------------------------
                                        Name:
                                             ---------------------------------
                                        Title:
                                              --------------------------------

                                        PURCHASER:
                                        ---------

                                        EQK REALTY INVESTORS I



                                        By:
                                           -----------------------------------
                                        Name:
                                             ---------------------------------
                                        Title:
                                              --------------------------------


                 [SIGNATURE PAGE TO PURCHASE AND SALE AGREEMENT]

                                   SCHEDULE I

                                    Rent Roll
                                    ---------

                              [begins on next page]




SCHEDULE I - RENT ROLL

                                   EXHIBIT "A"
                                   ----------

                          DESCRIPTION OF REAL PROPERTY
                          ----------------------------


         Lots 1, 2, 3, 4, 7, 8, 9, 10, 11, 12, 13, 14, and a portion of Lot 5
(described by metes and bonds), Block 1, Murphy Place Addition to the City of Lubbock, Lubbock County, Texas. A copy of the metes and bounds description for the portion of Lot 5 is included in the Addendum hereto.




EXHIBIT A - DESCRIPTION OF REAL PROPERTY - Page 1

                                   EXHIBIT "B"
                                   ----------

                          FORM OF SPECIAL WARRANTY DEED
                          -----------------------------


STATE  OF TEXAS                     )
                                    )
COUNTY OF __________                )


         __________________________________, a __________________ ("Grantor"),
for and in consideration of the sum of Ten and No/100 Dollars ($10.00) and other valuable consideration, the receipt and sufficiency of which consideration are hereby acknowledged, has Granted, Sold, and Conveyed, and by these presents does Grant, Sell, and Convey, unto______________________, a ___________________
("Grantee"), having an address of 5775 Peachtree Dunwoody Road, Suite 200-D, Atlanta, GA 30342, that certain real property described in Exhibit A attached hereto and made a part hereof (the "Property"), together with (i) any and all appurtenances, privileges and hereditaments belonging or appertaining to the Property; (ii) any and all improvements or fixtures located on the Property;
(iii) any and all appurtenant easements or rights-of-way benefiting the Property and any and all of the rights to Grantor to use the easements and rights-of-way;
(iv) any and all rights of ingress and egress; (v) any and all mineral rights and interests of Grantor in, on or under the Property (present or reversionary); and (vi) all right, title and interest of Grantor (if any) in, to and under adjoining streets, rights of way and easements (all of the above being hereinafter referred to collectively as the "Real Estate"), SUBJECT TO the matters identified on Exhibit B attached hereto and incorporated herein by this reference (the "Permitted Exceptions").

         TO HAVE AND TO HOLD the Real Estate, together with all and singular the rights and appurtenances belonging in any way to the Real Estate, unto the said Grantee, its successors and assigns forever, and Grantor binds itself and its successors and assigns to warrant and forever defend all and singular the Real Estate to Grantee, its successors and assigns against every person lawfully claiming or to claim all or any part of the Real Estate, by, through, or under Grantor, but not otherwise.




EXHIBIT B - FORM OF SPECIAL WARRANTY DEED - PAGE 1

         IN WITNESS WHEREOF, Grantor has executed this Deed effective as of the _____ day of _________________________, 1998.


GRANTOR:                     _____________________________________,
                             a_____________________



                             By:
                                ----------------------------------------
                             Name:
                                  --------------------------------------
                             Title:
                                   -------------------------------------

STATE  OF  TEXAS                    )
                                    )
COUNTY OF ________                  )

         This instrument was acknowledged before me this _____ day of ____________, 1998, by ________________, the _________________ of
________________________________, a ______________________, on behalf of said
________________________.

(SEAL)
                             -------------------------------------------
                             Notary Public in and for the State of TEXAS

                             -------------------------------------------
                             Print name of notary

                             -------------------------------------------
                             My Commission Expires:


EXHIBIT B - FORM OF SPECIAL WARRANTY DEED - PAGE 2

                                    EXHIBIT A

                          DESCRIPTION OF REAL PROPERTY
                          ----------------------------


         Lots 1, 2, 3, 4, 7, 8, 9, 10, 11, 12, 13, 14, and a portion of Lot 5
(described by metes and bonds), Block 1, Murphy Place Addition to the City of Lubbock, Lubbock County, Texas. A copy of the metes and bounds description for the portion of Lot 5 is included in the Addendum hereto.



EXHIBIT B - FORM OF SPECIAL WARRANTY DEED - PAGE 3

                                    EXHIBIT B

                             PERMITTED ENCUMBRANCES
                             ----------------------



                                [to be attached]

EXHIBIT B - FORM OF SPECIAL WARRANTY DEED - PAGE 4

                                   EXHIBIT "C"

                   FORM OF BLANKET BILL OF SALE AND ASSIGNMENT
                   -------------------------------------------


         The undersigned, ___________________________, a ______________________
("Assignor"), for and in consideration of Ten and No/100 Dollars ($10.00) and other good and valuable consideration in hand paid by ___________________________________________, a __________________ ("Assignee"),
pursuant to and in accordance with the terms and provisions of that certain Purchase and Sale Agreement (the "Agreement") dated effective as of ________________________, 1998, between Assignor and Assignee, the receipt and sufficiency of which are hereby acknowledged by Assignor, ASSIGNS, TRANSFERS, SETS OVER AND DELIVERS to Assignee, its successors and assigns, all of the following (collectively, the "Property"):

         (i) All of Assignor's right, title and interest in and to any personal property located on any portion of the Real Property (as defined in the Agreement), including, without limitation, the personal property more particularly described on Exhibit "A" attached hereto (collectively, the "Personal Property");

         (ii) All site plans, surveys, soil and substrata studies, architectural drawings, plans and specifications, engineering plans and studies, landscape plans and any other plans or studies of any kind, if any, in Assignor's possession that relate to the Real Property and the Improvements located thereon;

         (iii) All licenses, permits, trademarks, trade names and logos (including, without limitation, the name "Oak Tree Village") owned by Assignor or to which Assignor claims any right or interest or to which Assignor has rights pursuant to any license, as used by Assignor in connection with the Real Property; and

         (iv) To the extent assignable without the consent of third parties, all intangible property, if any, owned by Seller and pertaining to the Real Property, the Improvements, or the Personal Property, including without limitation, transferable utility contracts.

         TO HAVE AND TO HOLD the Property, together with all and singular any other rights and appurtenances thereto in anywise belonging unto Assignee, its successors and assigns forever.

         The assignment hereunder is made and accepted expressly subject to the Permitted Exceptions contained in the Special Warranty Deed of even date herewith, executed by Assignor, conveying the Real Property and all Improvements thereon to Assignee, but only to the extent such Permitted Exceptions affect the Property.



EXHIBIT C - FORM OF BILL OF SALE AND ASSIGNMENT- Page 1

         Except as aforesaid, this Agreement shall bind and inure to the benefit of the parties and their respective successors, legal representatives and assigns.

         Neither this Agreement nor any term, provision, or condition hereof may be changed, amended or modified, and no obligation, duty or liability or any party hereby may be released, discharged or waived, except in a writing signed by all parties hereto.


                            [Signature Pages Follow]


EXHIBIT C - FORM OF BILL OF SALE AND ASSIGNMENT- Page 2

         IN WITNESS WHEREOF, Assignor has caused this Blanket Bill of Sale and Assignment to be executed the _________ day of _______________, 1998.


                             ASSIGNOR:
                             ---------

                             __________________________________________,

                             a _____________________________



                             By:
                                ----------------------------------------
                                Name:
                                     -----------------------------------
                                Title:
                                      ----------------------------------



                             ASSIGNEE:
                             ---------

                             -------------------------------------------



                             By:
                                ----------------------------------------
                                Name:
                                     -----------------------------------
                                Title:
                                     -----------------------------------




Exhibit "A" - Personal Property


EXHIBIT C - FORM OF BILL OF SALE AND ASSIGNMENT- Page 3

                                    EXHIBIT A

                        DESCRIPTION OF PERSONAL PROPERTY
                        --------------------------------



                                [to be provided]



EXHIBIT C - FORM OF BILL OF SALE AND ASSIGNMENT- Page 4

                                   EXHIBIT "D"

                           NONFOREIGN PERSON AFFIDAVIT

         Section 1445 of the Internal Revenue Code of 1986, as amended, provides that a transferee of a U.S. real property interest must withhold tax if the transferor is a foreign person. To inform EQK Realty Investors I, a Massachusetts trust ("Purchaser") that withholding of a tax is not required upon the disposition of that certain real property located in Lubbock, Lubbock County, in the State of Texas, as described on EXHIBIT "A" attached hereto, from American Realty Trust, Inc., a Georgia corporation ("Seller"), the undersigned, being first duly sworn, hereby certifies the following on behalf of the Seller:

         1. The Seller is not a foreign corporation, foreign partnership or foreign estate (as those terms are defined in the Internal Revenue Code and Income Tax Regulations);

         2. The Seller's U.S. employer identification number is _______________.

         3. The Seller's office address is:

              American Realty Trust, Inc.
              c/o Basic Capital Management, Inc.
              10670 North Central Expressway
              Suite 600
              Dallas, Texas  75231

         The undersigned understands that this certification may be disclosed to the Internal Revenue Service by Purchaser and that any false statement contained herein could be punishable by fine, imprisonment or both.

         Under penalties of perjury, I declare that I have examined this certification and, to the best of my knowledge and belief, it is true, correct and complete, and I further declare that I have authority to sign this document on behalf of the Seller.

         DATED:  _______________, 1998

                             AMERICAN REALTY TRUST, INC.

                             By:
                                ----------------------------------------
                             Name:
                                  --------------------------------------
                             Title:
                                   -------------------------------------


EXHIBIT D - NONFOREIGN PERSON AFFIDAVIT - Page 1

EXHIBIT D - NONFOREIGN PERSON AFFIDAVIT - Page 2

                                   EXHIBIT "A"

                                LEGAL DESCRIPTION


         Lots 1, 2, 3, 4, 7, 8, 9, 10, 11, 12, 13, 14, and a portion of Lot 5
(described by metes and bonds), Block 1, Murphy Place Addition to the City of Lubbock, Lubbock County, Texas. A copy of the metes and bounds description for the portion of Lot 5 is included in the Addendum hereto.






EXHIBIT D - NONFOREIGN PERSON AFFIDAVIT - Page 3

                                   EXHIBIT "E"

                                     FORM OF
                          NON-RECOURSE PROMISSORY NOTE



$1,250,000.00                                                   ________, 1998


         FOR VALUE RECEIVED, the undersigned, EQK REALTY INVESTORS I, a Massachusetts trust, ("Maker"), promises to pay to the order of AMERICAN REALTY TRUST, INC., a Georgia corporation, or its assigns ("Payee"), at its address at 10670 North Central Expressway, Dallas, Texas 75231, the principal sum of ONE MILLION TWO HUNDRED FIFTY THOUSAND AND NO/100 DOLLARS ($1,250,000.00), together with interest on said principal equal to twelve percent (12%) per annum.

         This Note shall be due and payable as follows:

              Interest only shall be due and payable monthly as it accrues, on the first day of each and every calendar month, beginning ______, 1998 and continuing regularly thereafter until the expiration of sixty (60) months from the date hereof, when the entire principal balance and all accrued and unpaid interest shall be due and payable in full.

         Interest charges will be calculated on amounts advanced hereunder on the actual number of days said amounts are outstanding on the basis of a 360 day year. It is the intention of Maker and Payee to conform strictly to all applicable usury laws. It is therefore agreed that (i) in the event that the maturity hereof is accelerated by reason of an election by Payee, all unearned interest shall be canceled automatically or, if theretofore paid, shall either be refunded to Maker or credited on the unpaid principal amount of this Note, whichever remedy is chosen by Payee, (ii) the aggregate of all interest and other charges constituting interest under applicable law and contracted for, chargeable or receivable under this Note or otherwise in connection with the transaction for which this Note is given shall never exceed the maximum amount of interest, nor produce a rate in excess of the maximum rate of interest that Payee may charge Maker under applicable law and in regard to which Maker may not successfully assert the claim or defense of usury, and (iii) if any excess interest is provided for, it shall be deemed a mistake and the same shall either be refunded to Maker or credited on the unpaid principal amount hereof and this Note shall be automatically deemed reformed so as to permit only the collection of the maximum legal non-usurious rate and amount of interest. All sums paid or agreed to be paid to the holder of this Note for the use, forbearance or detention of the


EXHIBIT E - FORM OF NON-RECOURSE PROMISSORY NOTE - Page 1 indebtedness evidenced hereby to the full extent allowed by applicable law, shall be amortized, prorated, allocated and spread through the full term of this Note.

         In the event of default in the payment of any installment of principal or interest when due hereunder, or upon the occurrence of any event of default under any document or instrument executed in connection with or as security for this Note, or upon failure in performance of any covenant, agreement, or obligation to be performed under any documents executed in connection with or as security for this Note, in each event after notice has been delivered to the Maker and Maker has failed to cure such default within ten (10) business days from the date such notice was so delivered to Maker, Payee may declare the entirety of this Note, principal and interest, immediately due and payable without any further notice, and failure to exercise said option shall not constitute a waiver on the part of Payee of the right to exercise the same at any other time.

         Maker consents to the release or discharge of any party liable hereon and to the release or impairment of any collateral for this Note by Payee.

         All past due principal and interest on this Note shall bear interest from maturity of such principal or interest (in whatever manner same may be brought about) until paid at the highest non-usurious rate allowed by applicable law. In the event default is made in the payment of this Note in whatever manner its maturity may be brought about, and it is placed in the hands of an attorney for collection, or is collected through probate, bankruptcy or other proceedings, Maker promises to pay all costs and reasonable attorneys' fees incurred by Payee as a result thereof.

         Maker and every surety, endorser and guarantor of this Note waive grace, notice, demand, presentment for payment, notice of non-payment, protest, notice of protest, notice of intention to accelerate, notice of acceleration of the indebtedness due hereunder and all other notice, filing of suit and diligence in collecting this Note, and the enforcing of any of the security rights of Payee, and consent and agree that the time of payment hereof may be extended without notice at any time and from time to time, and for periods of time whether or not for a term or terms in excess of the original term hereof, without notice or consideration to, or consent from, any of them.

         This Note may be prepaid at any time, in whole or in part, without any penalty.

         All regular installments and any prepayment sums as received by Payee or other holder hereof shall be applied to any indebtedness of Maker to Payee in such order as Payee shall elect in its sole discretion.

         This Note is secured by that certain Deed of Trust instrument of even date herewith executed by Maker to Payee covering, among other things, that certain tract of land located in Lubbock County, Texas as more particularly described on Exhibit A attached thereto and made a part thereof for all purposes.



EXHIBIT E - FORM OF NON-RECOURSE PROMISSORY NOTE - Page 2

         The terms and provisions hereof shall be binding upon and inure to the benefit of Maker and Payee and their respective successors and assigns.

         Subject to the remaining terms and provisions hereof, without impairing the rights, powers, privileges, liens and security interests hereunder or under any other agreements executed in connection with or as security for the payment of this Note, Payee, by its acceptance hereof, hereby agrees that payment of this Note and performance of Maker's obligations under the deed of trust described above or any other instrument securing this Note shall be enforced solely from the above-described property and/or any and all other property (whether real, personal, tangible or intangible) covered by the deed of trust described above or any other instrument securing this Note. Subject to the remaining terms and provisions hereof, the provisions set forth in this paragraph are not intended as any release or discharge of the indebtedness evidenced hereby but are intended only as a covenant not to sue for a deficiency, it being expressly understood that nothing contained herein shall obligate Maker, or Maker's administrators, successors or assigns, further than to bind their right, title and interest in and to any and all property securing this Note, and in the event of a default hereunder or under any deed of trust, or under any other security instrument executed and delivered in connection herewith or therewith, the legal holder hereof shall not be entitled to a personal or deficiency judgment, and none shall be sought or entered.

         THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS, EXCEPT TO THE EXTENT THAT THE APPLICABILITY OF ANY OF SUCH LAWS MAY NOW OR HEREAFTER BE PREEMPTED BY FEDERAL LAW, IN WHICH CASE SUCH FEDERAL LAW SHALL SO GOVERN AND BE CONTROLLING.

          The terms and provisions hereof shall be binding upon and inure to the benefit of Maker and Payee and their respective successors and assigns.

         EXECUTED by the undersigned under seal with the intent that this instrument be an instrument under seal as of the day, month and year first above written.


                             MAKER:

                             EQK REALTY INVESTORS I

                             By:
                                ----------------------------------------
                             Name:
                                  --------------------------------------
                             Title:
                                   -------------------------------------

EXHIBIT E - FORM OF NON-RECOURSE PROMISSORY NOTE - Page 3

                                    EXHIBIT F

                          FORM OF ASSUMPTION AGREEMENT
                                 (Midland Loan)

              THIS ASSUMPTION AGREEMENT ("Agreement") is made as of ___________ 1998 ("Effective Date") by and among American Realty Trust, Inc., a Georgia corporation ("Seller") and EQK Realty Investors I, a Massachusetts trust ("Purchaser"), pursuant to the Purchase and Sale Agreement dated as of ____________, 1998, among Seller and Purchaser (as may be amended, the "Purchase Agreement").

         A. Pursuant to the Purchase Agreement, concurrently herewith, Seller has conveyed to Purchaser all of its right, title and interest in and to the real property and improvements located at 3701 19th Street and 3702 20th Street, Lubbock, Lubbock County, Texas (the "Property").

         B. Seller is the current obligor under that certain Promissory Note (the "Note") in the original principal amount of $_________ dated ____________, and payable to Midland Loan Services (the "Holder") which note is secured by a certain Deed of Trust on the Property dated ___________, and recorded on _____________, at [Reception No. ___________] in the records of the Clerk and Recorder of the City and County of Lubbock, State of Texas (the "Deed of Trust").

         C. Holder has agreed to approve the transfer of the Property and release Seller from all liability under the above Note upon provision to Holder of this Agreement and the certification as contained herein from Purchaser, as transferees of the Property, that Purchaser is an entity affiliated with Seller.

              NOW, THEREFORE, in consideration of the Property and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged:

              1. Purchaser hereby assumes and agrees to pay, perform, fulfill and discharge when due, all obligations and liabilities of Seller under the Note and the Deed of Trust, subject to any limitation on personal liability set forth in the Note and/or Deed of Trust.

              2. Purchaser hereby certifies that it is an entity affiliated with Seller and all parties hereto agree that, for purposes of this Section 2, the Holder is an intended third party beneficiary to this Assumption Agreement.

              3. Purchaser will defend, indemnify and hold Seller harmless from and against any and all claims, losses, costs and expenses, including reasonable attorneys' fees, arising out of or relating to the Deed of Trust or the Note after the date hereof.




EXHIBIT F - FORM OF ASSUMPTION AGREEMENT - PAGE 1

              4. Notwithstanding anything herein to the contrary, Purchaser's liability under this Assumption Agreement shall be limited to its interest in the Property.

              5. This Agreement shall be governed and construed in accordance with the laws of the State of Texas.

              6. This Agreement may be executed in counterparts, which together shall constitute but one and the same document. Such counterparts may be transmitted by telecopy, the telecopy to have full force and effect as if it were an original.



EXHIBIT F - FORM OF ASSUMPTION AGREEMENT - PAGE 2

              IN WITNESS WHEREOF, the parties have executed this agreement as of the date first above written.

                             SELLER:

                             AMERICAN REALTY TRUST, a Georgia corporation


                             By:
                                ----------------------------------------
                             Name:
                                  --------------------------------------
                             Title:
                                   -------------------------------------
                             PURCHASER:

                             EQK REALTY INVESTORS I, a Massachusetts trust



                             By:
                                ----------------------------------------
                             Name:
                                  --------------------------------------
                             Title:
                                   -------------------------------------


CONSENTED AND AGREED TO
EFFECTIVE AS OF THE _____
DAY OF _________, 1998:


MIDLAND LOAN SERVICES


By:
   ------------------------------
Name:
     ----------------------------
Title:
      ---------------------------



EXHIBIT F - FORM OF ASSUMPTION AGREEMENT - PAGE 3

                                    EXHIBIT G

                       Copy of Midland Loan Documentation

                              [Previously Provided]